UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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JACK IN THE BOX INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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JACK IN THE BOX INC.

January 28, 2019

Dear Fellow Stockholder:

We invite you to attend the Jack in the Box Inc. 2019 Annual Meeting of Stockholders. The meeting will be held on Friday, March 1, 2019, at 8:30 a.m. Pacific Standard Time at the offices of Jack in the Box Inc., 9330 Balboa Avenue, San Diego, CA 92123. In the following pages, you will find the Notice of Annual Meeting of Stockholders as well as a Proxy Statement describing the business to be conducted at the meeting. We have also enclosed a copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2018, for your information.

To assure that your shares are represented at the meeting, please mark your choices on the enclosed proxy card, sign and date the card, and return it promptly in the postage-paid envelope provided. We also offer stockholders the opportunity to vote their shares over the Internet or by telephone. Please see the Proxy Statement and the enclosed proxy card for details about voting. If you hold your shares through an account with a broker, bank, or other financial institution, please follow the instructions you receive from them to vote your shares. If you are able to attend the meeting and wish to vote your shares in person, you may do so at any time before the proxy is voted at the meeting.

Sincerely,

Leonard A. Comma

Chairman of the Board and Chief Executive Officer

Important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on March 1, 2019

The Jack in the Box Inc. Proxy Statement and Annual Report on Form 10-K for the

fiscal year ended September 30, 2018, are available electronically at

http://investors.jackinthebox.com

INFORMATION REGARDING ADMISSION TO THE ANNUAL MEETING

Everyone attending the 2019 Annual Meeting of Stockholders will be required to present both proof of ownership of Jack in the Box Inc. Common Stock and a valid picture identification, such as a driver’s license or passport. If your shares are held in the name of a bank, broker or other financial institution, you will need a recent brokerage statement or letter from such entity reflecting your stock ownership as of the record date. If you do not have both proof of ownership of Jack in the Box Inc. stock and a valid picture identification, you may be denied admission to the Annual Meeting.

Cameras, sound or video recording devices, and large bags or packages will not be allowed in the meeting room.

JACK IN THE BOX INC.

9330 Balboa Avenue

San Diego, California 92123

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held March 1, 2019

The 2019 Annual Meeting of Stockholders of Jack in the Box Inc. will be held on Friday, March 1, 2019, at 8:30 a.m. Pacific Standard Time, at the offices of Jack in the Box Inc., 9330 Balboa Avenue, San Diego, CA 92123 for the following purposes:

1.	To elect the nine Directors specified in this Proxy Statement to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified;

2.	To ratify the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending September 29, 2019;

3.	To provide an advisory vote regarding the compensation of our named executive officers (“Say on Pay”) for the fiscal year ended September 30, 2018, as set forth in the Proxy Statement; and

4.	To consider such other business as may properly come before the meeting and any adjournments or postponements thereof.

These matters are more fully described in the attached Proxy Statement, which is made a part of this notice.

Our Board of Directors recommends a vote “FOR” proposals 1 through 3. You are entitled to vote at the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) only if you were a Jack in the Box Inc. stockholder as of the close of business on January 25, 2019, the record date for the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose relating to the Annual Meeting, at the Annual Meeting, and for a period of ten days prior to the Annual Meeting, during regular business hours at our principal offices located at 9330 Balboa Avenue, San Diego, CA 92123.

Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares via the toll-free telephone number, over the Internet, or by signing, dating, and returning the enclosed proxy card as promptly as possible in the envelope provided.

San Diego, California

January 28, 2019

By order of the Board of Directors,

Phillip H. Rudolph

Executive Vice President, Chief Legal & Risk Officer and Corporate Secretary

INFORMATION REGARDING ADMISSION TO THE ANNUAL MEETING

Everyone attending the 2019 Annual Meeting of Stockholders will be required to present both proof of ownership of Jack in the Box Inc. Common Stock and a valid picture identification, such as a driver’s license or passport. If your shares are held in the name of a bank, broker or other financial institution, you will need a recent brokerage statement or letter from such entity reflecting your stock ownership as of the record date. If you do not have both proof of ownership of Jack in the Box Inc. stock and a valid picture identification, you may be denied admission to the Annual Meeting.

Cameras, sound or video recording devices, and large bags or packages will not be allowed in the meeting room.

PROXY SUMMARY

PROXY SUMMARY

This is a summary only, and does not contain all of the information that you should consider in connection with this Proxy Statement. Please read the entire Proxy Statement carefully before voting.

Annual Meeting of Stockholders

• Time and Date	8:30 a.m. P.S.T., March 1, 2019

• Place	9330 Balboa Avenue, San Diego, California 92123

• Record date	January 25, 2019

• Voting	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals.

• Admission	Proof of ownership and picture identification is required to enter Jack in the Box Inc.’s annual meeting.

Voting Matters

Stockholders are being asked to vote on the following matters:

Items of Business	Our Board’s Recommendation
1. Election of Directors (page 14)	FOR all Nominees
2. Ratification of KPMG LLP as Independent Registered Public Accountants for FY 2019 (page 31)	FOR
3. Advisory Vote to Approve Executive Compensation (page 32)	FOR

Stockholders also will transact any other business that may properly come before the meeting.

How to Vote

You are entitled to vote at the 2019 Annual Meeting of Stockholders if you were a stockholder of record at the close of business on January 25, 2019, the record date for the meeting. On the record date, there were approximately 25,806,804 shares of the Company’s common stock outstanding and entitled to vote at the annual meeting. For more details on voting and the annual meeting logistics, refer to the “Questions and Answers” section of this Proxy Statement.

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PROXY SUMMARY

Corporate Governance Highlights

We are committed to good corporate governance, which we believe promotes the long-term interests of stockholders and strengthens Board and Management accountability. We believe good governance also fosters trust in the Company by all our stakeholders, including our guests, employees, franchisees, suppliers and the communities we serve. The “Corporate Governance” section of this Proxy Statement describes our governance framework, which includes the following features:

• Annual election of directors, with majority voting	• Annual assessment of Board leadership structure
• 8 of 9 independent directors	• Annual Board, committee and individual director evaluations
• Regular executive sessions of independent directors

•     Policy requiring long-tenured directors (more than 12 years on the Board) to submit voluntary offer to resign and be reviewed by Nominating & Governance Committee with respect to continued effectiveness

• Annual evaluation of CEO/Chairman by independent directors	• Lead independent director with restaurant and franchise experience and oversight of independent directors’ executive sessions and information flow to the Board
• Policy restricting directors to service on no more than three other public company boards	• Risk oversight by full Board and designated committees
• No supermajority standards — stockholders may amend bylaws or charter by majority vote	• No poison pill in place
• Stockholder right to act by written consent	• Prohibition of hedging, pledging and short sales by Section 16 officers and directors
• CEO/Chairman and other members of Management regularly meet with the investment community, and Board is informed of feedback through Investor Relations update at each Board meeting	• Formal ethics Code of Conduct, ethics hotline and ethics training and communications to all employees to reinforce a culture of integrity

JACK IN THE BOX INC.   ï  2019 PROXY STATEMENT    3

PROXY SUMMARY

Fiscal 2018 Review

Fiscal 2018 was marked by substantial accomplishments on key strategic initiatives, as the Company largely completed its transformation to an asset-light, single-brand organization while operating in a highly competitive restaurant industry. However, the Company did not meet our annual financial targets which directly impacted annual incentive payouts.

Returns to Stockholders

2018 was our fifth consecutive year of returning more than $300 million to shareholders through stock buybacks and dividends, which have totaled nearly $1.8 billion over those five years. For fiscal 2018 our cumulative total shareholder return (TSR) declined 16%. However, our TSR over the past five years increased at a compound annual rate of 17.5%.

Financial and Operational Results

•	Systemwide same-store sales increased 0.1% over prior year, marking the eighth consecutive year of positive growth.

•	Restaurant-Level EBITDA(1) increased by 220 basis points to 26.4% of company restaurant sales.

•	Restaurant Operating Margin(1) (“ROM”) increased 260 basis points to 22.7% of company restaurant sales.

•	Operating Earnings Per Share(2) (“Operating EPS”) of $3.79 per share increased over 9% from the prior year.

Strategic Initiatives

The Company made progress on key strategic initiatives, including:

•

Completing our refranchising initiative which increased our franchise mix to our desired end-state of 94% at FYE 2018 (from 88% at 2017 fiscal year-end), resulting in higher and more predictable levels of franchise revenues in the form of royalties and rental income while lowering our future capital spending requirements.

•	Completing the sale of our Qdoba brand effective March 21, 2018 for approximately $305 million in cash.

•	Reducing our corporate general and administrative expenses (“G&A”) by 20 basis points to 2.2% of system sales.

•	Achieving key milestones toward ultimately increasing the Company’s leverage to five times EBITDA.

Incentive Compensation Outcomes

•

The Jack in the Box Operating Earnings Before Interest and Taxes (“Operating EBIT”)(3) result was 39% of target goal, and Jack in the Box ROM performance was 82% of target goal. Together, these metrics accounted for 80% of target incentive opportunity.

•

Management made substantial progress on the four strategic initiatives, as described above, which will better position the Company over the long-term. These four strategic initiatives together accounted for 20% of target incentive.

For fiscal 2018, the CEO and other NEOs received annual incentive payouts of 69.1% of target incentive (except for Ms. Allen who separated in February 2018 and did not receive an incentive). Mr. Rebel’s annual incentive was pro-rated based on his time employed with the Company during fiscal 2018.

Other

•	The Company hired a new Chief Financial Officer to replace our former long-term CFO who retired during 2018. The Company also hired a new Chief Operating Officer in 2018.

(1)

Restaurant-Level EBITDA (earnings from operations on a GAAP basis adjusted to exclude depreciation and amortization allocated to company restaurant operations and other operating expenses, such as general and administrative expenses, which include the costs of functions such as accounting, finance and human resources, and other costs such as pension expense, share-based compensation, impairment and other charges, net, and gains or losses on the sale of company-operated restaurants); and Restaurant Operating Margin (defined by the Company as company restaurant sales less expenses incurred directly by our restaurants in generating those sales (food and packaging costs, payroll and employee benefits costs, and occupancy and other costs)) are non-GAAP measures. For a reconciliation of these measures to earnings from operations, the most comparable GAAP measure, please see “Appendix A — Reconciliation of Non-GAAP Measurements to GAAP Results.”

(2)

Operating EPS is a non-GAAP measure, and is defined by the Company as diluted EPS from continuing operations on a GAAP basis excluding gains or losses on the sale of company-operated restaurants, restructuring charges, the non-cash impact of the Tax Cuts and Jobs Act, and the excess tax benefits from share-based compensation arrangements which are now recorded as a component of income tax expense versus equity previously. For a reconciliation of this measure to diluted earnings per share from continuing operations, the most comparable GAAP measure, please see “Appendix A — Reconciliation of Non-GAAP Measurements to GAAP Results.”

(3)	Operating EBIT is defined and explained in Section VI.b of the Compensation Discussion & Analysis of this Proxy Statement.

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PROXY SUMMARY

Board Nominees (Proposal 1)

We understand the importance of having a Board comprised of talented people with the highest integrity and the necessary skills and qualifications to oversee our business. The following table provides summary information about our director nominees (all current Directors), who have a diverse and balanced skill set including extensive financial, marketing, consumer brand, franchise, restaurant and retail experience. We encourage you to review the qualifications, skills and experience of each of our Directors on pages 15-19.

Name	Age	Director Since	Principal Occupation	Independent	Committee Memberships					Other Public Company Boards
					AC	CC	NG	FC	EC

Leonard A. Comma (Chairman of the Board)	49	2014	CEO, Jack in the Box Inc.	No						-

David L. Goebel (Lead Director)	68	2008	Partner & Faculty Member, Merryck & Co. Ltd.	Yes		x	x		x	Wingstop Inc.

Sharon P. John	54	2014	President & CEO, Build-A-Bear Workshop, Inc.	Yes		x	x			Build-a-Bear Workshop, Inc.

Madeleine A. Kleiner	67	2011	Director (Retired hotel & banking executive attorney)	Yes		x				Northrop Grumman Corp.

Michael W. Murphy	61	2002	President & CEO, Sharp HealthCare	Yes			x		x	-

James M. Myers	61	2010	Director (Retired retail CEO and Board Chair)	Yes	x			x		-

David M. Tehle	62	2004	Director (Retired retail CFO)	Yes	x					Genesco Inc., US Foods Holding Corp., National Vision, Inc.

John T. Wyatt	63	2010	CEO, Knowledge Universe, United States	Yes				x		-

Vivien M. Yeung	46	2017	General Manager, Venture, Lululemon Athletica Inc.	Yes	x		x

Chair	AC Audit Committee	FC Finance Committee
x Member	CC Compensation Committee	EC Executive Committee
NG Nominating and Governance Committee

Director Attendance — During the time each director nominee served on the Board in fiscal 2018, each attended more than 75% of the meetings of the Board and committees on which he or she sits.

Board Composition — Our Board has a mix of relatively newer and longer-tenured directors. The charts below show Board makeup by various characteristics. For more information on our philosophy regarding the recruitment and diversity of Board members and our Board refreshment policies, please see pages 23-24.

Director Tenure Average Tenure: 8.5 years Average Age 59 years Director Tenure Average Tenure: 8.5 years Average Age 59 years

JACK IN THE BOX INC.   ï  2019 PROXY STATEMENT    5

PROXY SUMMARY

Auditors (Proposal 2)

We are asking our stockholders to ratify the selection of KPMG LLP as our independent registered public accountants for fiscal 2019. Although stockholder ratification of the appointment is not required, the Audit Committee believes it is appropriate to seek such ratification. Additional information is provided on pages 29-31.

2018 Auditor Fees
Audit Fees	$1,185,987
Qdoba Audit Fees (1)	305,000
Tax or Other Fees	12,314
KPMG Total Fees	$1,503,301

(1)	Qdoba Audit Fees are described in the “Independent Registered Public Accountants Fees and Services” section.

Executive Compensation (Proposal 3)

The Company seeks a non-binding advisory vote from its stockholders to approve the compensation of our NEOs for fiscal 2018 (“Say on Pay”). The Board values stockholders’ opinions, and the Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.

•

Our CD&A describes the compensation decision-making process, details our programs and policies, and includes an illustration of our compensation framework and key fiscal 2018 performance measures and pay actions on page 34.

•	Our executive compensation programs are built on the following principles and objectives:

•

Competitive target pay structure, including base salary, annual incentive, and long-term incentives that enable us to attract and retain talented, experienced executives who can deliver successful business performance and drive long-term stockholder value.

•

Pay for performance alignment, with the largest proportion of executive pay in the form of annual and long-term incentives that directly tie payouts, if any, to the achievement of corporate goals and strategies.

•	Comprehensive goal setting, with financial, operating, and strategic performance metrics that drive long-term stockholder value.

•	Executive alignment with stockholders, through stock ownership and holding requirements that build and maintain an executive’s equity investment in the company.
•	Incentivizing balanced short- and long-term executive decision-making, through variable compensation components using varying timeframes.

•	Sound governance practices and principles in plan design and pay decisions, with the Compensation Committee considering both what and how performance is achieved.

•

Management of compensation risk, by establishing incentive goals that avoid placing too much emphasis on any one metric or performance time horizon, thereby discouraging excessive or unwise risk-taking.

•	Our stockholders approved each of the prior five years’ Say on Pay proposals by over 96% of votes cast.

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PROXY SUMMARY

Compensation Governance Practices

The company has several governance practices that we believe support the soundness and efficacy of our compensation programs. In short:

What We Do	☒What We Don’t Do
✓ Compensation Committee composed entirely of independent directors, who meet regularly in executive session without Management present. Pages 23, 43.	☒Section 16 officers and directors are prohibited from hedging, pledging or holding Company stock in margin accounts. Page 50.
✓ Independent compensation consultant who works exclusively for the Compensation Committee (no other work for the Company). Page 43.	☒No dividends or dividend equivalents are paid on unvested restricted stock units (RSUs) or performance shares. Page 41.
✓ Robust stock ownership and holding requirements. Page 49.	☒No re-pricing of equity without stockholder approval. Page 33.
✓ Compensation Risk Committee that analyzes compensation plans, programs, policies and practices. Page 56.	☒The Company does not provide tax gross-ups except related to qualified relocation expenses (which require Compensation Committee approval in the case of executive officers). Page 41.
✓ Compensation Committee discretion to reduce payouts under incentive plans. Page 56.

  ☒No guaranteed single trigger change in control accelerated vesting of RSUs and options. Since 2014, all RSUs and options awards that provide for vesting upon a change in control require a “double trigger” (termination and consummation of the change in control) unless the award is not assumed or substituted for by the acquirer. Page 63-64.

   ✓ Clawback policy providing ability to recover incentive cash compensation and performance-based equity awards based on financial results that were subsequently restated due to fraud or intentional misconduct. Page 56.

Additional Information

Please see the “Questions and Answers” section that immediately follows for important information about the proxy materials, voting, the annual meeting, Company documents, communications and the deadlines to submit stockholder proposals for the 2020 Annual Meeting of Stockholders.

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QUESTIONS AND ANSWERS

JACK IN THE BOX INC.

9330 Balboa Avenue

San Diego, California 92123

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

March  1, 2019

QUESTIONS AND ANSWERS

Proxy Materials and Voting Information

1.	Why am I receiving these materials?

We sent you these proxy materials because the Board of Directors (sometimes referred to as the “Board”) of Jack in the Box Inc. (sometimes referred to as the “Company,” “Jack in the Box,” “we,” “us,” or “our”) is soliciting your proxy to vote at the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) and at any postponements or adjournments of the Annual Meeting. The Annual Meeting will be held on March 1, 2019, at 8:30 a.m. Pacific Standard Time at our corporate headquarters located at 9330 Balboa Avenue, San Diego, CA 92123. If you held shares of our common stock on January 25, 2019 (the “Record Date”), you are invited to attend the Annual Meeting and vote on the proposals described below under the heading “What are my voting choices for each of the items to be voted on at the 2019 Annual Meeting?” However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may complete, sign, date, and return the enclosed proxy card. You may also vote over the Internet or by telephone.

The Notice of Annual Meeting of Stockholders (the “Notice”), Proxy Statement, the enclosed proxy card, and our Annual Report on Form 10-K for the fiscal year ended September 30, 2018, will be mailed to stockholders on or about January 28, 2019.

2.	Who can vote at the Annual Meeting?

If you were a holder of Jack in the Box common stock (the “Common Stock”) either as a stockholder of record or as the beneficial owner of shares held in Street name as of the close of business on January 25, 2019, the Record Date for the Annual Meeting, you may vote your shares at the Annual Meeting. As of the Record Date, there were approximately

25,806,804 shares of Common Stock outstanding, excluding treasury shares. Company treasury shares will not be voted. Each stockholder has one vote for each share of Common Stock held as of the Record Date. As summarized below, there are some distinctions between shares held of record and those owned beneficially in Street name.

3.	What does it mean to be a “stockholder of record”?

If, on the Record Date, your shares were registered directly in your name with the Company’s transfer agent, Computershare, then you are a “stockholder of record.” As a stockholder of record, you may vote in person at the Annual

Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card, or vote by telephone or Internet, to ensure your vote is counted.

4.	What does it mean to beneficially own shares in “Street name”?

If, on the Record Date, your shares were held in an account at a broker, bank, or other financial institution (we will refer to those organizations collectively as “broker”), then you are the beneficial owner of shares held in “Street name” and these proxy materials are being forwarded to you by that broker. The broker holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker on

8    JACK IN THE BOX INC.  ï   2019 PROXY STATEMENT

QUESTIONS AND ANSWERS

how to vote the shares in your account. As a beneficial owner, you are invited to attend the Annual Meeting. However, since you are not a stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid legal proxy from your broker giving you the legal right to vote the shares at the Annual Meeting, as well as satisfy the Annual Meeting admission criteria set out in the Notice. Under the rules that govern brokers, your broker is not permitted to vote on your behalf on any matter to be considered at the Annual Meeting (other than the ratification of the appointment of KPMG LLP as our independent registered public accountants for fiscal 2019) unless you provide specific instructions to the broker as to how to vote. As a result, we encourage you to communicate your voting decisions to your broker before the date of the Annual Meeting to ensure that your vote will be counted.

5.	What are my voting choices for each of the items to be voted on at the 2019 Annual Meeting?

Item 1: Election of Directors

•  Vote in favor of all nominees;

•  Vote in favor of specific nominees;

•  Vote against all nominees;

•  Vote against specific nominees;

•  Abstain from voting with respect to nominees; or

•  Abstain from voting with respect to specific nominees.

The Board recommends a vote FOR all Director nominees.

Item 2: Ratification of the Appointment of KPMG LLP as Independent Registered Public Accountants	• Vote in favor of ratification; • Vote against the ratification; or • Abstain from voting on the ratification. The Board recommends a vote FOR the ratification.

Item 3: Advisory Vote to Approve Executive Compensation (“Say on Pay”)

•  Vote in favor of the advisory proposal;

•  Vote against the advisory proposal; or

•  Abstain from voting on the advisory proposal.

The Board recommends a vote FOR the advisory approval of executive compensation.

6.	What if I return the proxy card to the Company but do not make specific choices?

If you return a signed, dated, proxy card to the Company without making any voting selections, the Company will vote your shares as follows:

•	“FOR” the election of all director nominees;

•	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending September 29, 2019; and
•	“FOR,” on an advisory basis, approval of the compensation awarded to our named executive officers for the fiscal year ended September 30, 2018, as set forth in this Proxy Statement.

7.	Could any additional matters be raised at the 2019 Annual Meeting?

We are not aware of any other matters to come before the Annual Meeting. If any matter not mentioned herein is properly brought before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect thereto and in accordance with their best judgment.

JACK IN THE BOX INC.   ï  2019 PROXY STATEMENT    9

QUESTIONS AND ANSWERS

8.	What does it mean if I received more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

9.	How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “FOR,” “AGAINST,” abstentions and broker non-votes. A “broker non-vote” occurs when your broker submits a proxy for your shares of Common Stock held in Street name, but does not vote on a particular proposal because the broker has not received voting instructions from you and does not have the authority to vote on that matter without instructions. Under the rules that govern brokers who are voting shares held in Street name, brokers have the discretion to vote those shares on routine matters but not on non-routine matters.

For purposes of these rules, the only routine matter in this Proxy Statement is the ratification of the appointment of our independent registered public accountants. Therefore, if you hold your shares in Street name and do not provide voting instructions to your broker, your broker does not have discretion to vote your shares on any of the proposals at the Annual Meeting except the ratification of the appointment of independent registered public accountants. However, your shares will be considered present at the Annual Meeting for purposes of determining the existence of a quorum, as provided below.

Proposal Number	Item	Votes Required for Approval	Abstentions	Uninstructed Shares

1	Election of 9 Directors	Majority of votes cast.	No effect.	No effect.

2	Ratification of the Appointment of KPMG LLP as Independent Registered Public Accountants	Majority of the voting power of the shares present in person or by proxy and entitled to vote on the proposal.	Count as votes against.	Discretionary voting by broker permitted.

3	Advisory Vote to Approve Executive Compensation	Majority of the voting power of the shares present in person or by proxy and entitled to vote on the proposal.	Count as votes against.	No effect.

10.	How many shares must be present or represented to conduct business at the Annual Meeting?

A quorum of stockholders is necessary to hold a valid annual meeting. A quorum will be present if the holders of at least a majority of the total number of shares of Common Stock entitled to vote are present, in person or by proxy, at the Annual Meeting. Abstentions and shares represented by broker non-votes are counted for the purpose of determining whether a quorum is present. If there are insufficient votes to constitute a quorum at the time of the Annual Meeting, we may adjourn the Annual Meeting to solicit additional proxies.

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QUESTIONS AND ANSWERS

11.	How do I vote my shares of Jack in the Box Common Stock?

If you are a stockholder of record, you can vote in the following ways:

•	By Internet: by following the Internet voting instructions included in the proxy card at any time up until 11:59 p.m., Eastern Time, on February 28, 2019.

•	By Telephone: by following the telephone voting instructions included in the proxy card at any time up until 11:59 p.m., Eastern Time, on February 28, 2019.

•

By Mail: if you have received a printed copy of the proxy materials from us by mail, you may vote by mail by marking, dating, and signing your proxy card in accordance with the instructions on it and returning it by mail in the pre-addressed reply envelope provided with the proxy materials. The proxy card must be received prior to the Annual Meeting.

•	In Person: if you satisfy the admission requirements to the Annual Meeting, as described in the Notice, you may vote your shares in person at the meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted in the event you later decide not to attend the Annual Meeting.

If you are a beneficial owner, you can vote in the following way:

If your shares are held in Street name or through a benefit or compensation plan, your broker or your plan trustee should give you instructions for voting your shares. In these cases, you may vote by Internet, telephone or mail, as instructed by your broker, trustee, or other agent. Shares beneficially held through a benefit or compensation plan cannot be voted in person at the Annual Meeting. You may vote your shares beneficially held through your broker in person if you satisfy the admission requirements to the Annual Meeting, as described in the Notice, and you obtain a valid legal proxy from your broker giving you the legal right to vote the shares at the Annual Meeting.

12.	May I change my vote or revoke my proxy?

Yes.

If you are a stockholder of record, you may change your vote or revoke your proxy by:

•	filing a written statement to that effect with our Corporate Secretary before the taking of the vote at the Annual Meeting;

•	voting again via the Internet or telephone but before the closing of those voting facilities at 11:59 p.m. Eastern Time on February 28, 2019;

•	attending the Annual Meeting, revoking your proxy and voting in person (attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy); or

•	timely submitting a properly signed proxy card with a later date that is received at or prior to the Annual Meeting.

The written statement or subsequent proxy should be delivered to Jack in the Box Inc., 9330 Balboa Avenue, San Diego, CA 92123, Attention: Corporate Secretary, or hand delivered to the Corporate Secretary before the taking of the vote at the Annual Meeting.

If you are a beneficial owner and hold shares through a broker, bank, or other financial institution, you may submit new voting instructions by contacting your broker, bank, or other nominee. You may also change your vote or revoke your voting instructions in person at the Annual Meeting if you obtain a signed legal proxy from the broker, bank, or other nominee giving you the right to vote the shares.

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QUESTIONS AND ANSWERS

13.	Who will pay for the cost of soliciting proxies?

The Company will pay the cost of preparing, printing, and mailing the Notice and the proxy materials. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding shares of Common Stock beneficially owned by others, to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to the beneficial owners. If you choose to access proxy materials or vote over the Internet or by telephone, you are responsible for Internet or telephone charges. We have engaged Innisfree M&A Incorporated (“Innisfree”), a proxy-solicitation firm, to provide advice to the Company with respect to the 2019 Annual Meeting of Stockholders and to assist us in the solicitation of proxies, for which the Company will pay a fee of $15,000 plus reimbursement of certain out-of-pocket expenses. In addition to solicitation by mail, proxies may be solicited personally, by telephone, or by Innisfree. They may also be solicited by directors, officers, or employees of the Company, who will receive no additional compensation for such activities.

14.	How can I find out the results of the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. We will publish final results in a Current Report on Form 8-K that we expect to file with the Securities and Exchange Commission (“SEC”) within four business days of the Annual Meeting. After the Form 8-K is filed, you may obtain a copy by visiting the SEC’s website at www.sec.gov, visiting our website or contacting our Investor Relations Department by writing to Investor Relations Department, Jack in the Box Inc., 9330 Balboa Avenue, San Diego, CA 92123, or by sending an email to investor.relations@jackinthebox.com.

15.	How can I obtain copies of the proxy statement or 10-K?

A copy of this Proxy Statement and the Company’s Annual Report on Form 10-K (“Form 10-K”) for the fiscal year ended September 30, 2018, are available free of charge on our website. These filings and all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K may be found at http://investors.jackinthebox.com. Form 10-K, excluding exhibits, may also be obtained by stockholders without charge by written request sent to Investor Relations Department, Jack in the Box Inc., 9330 Balboa Avenue, San Diego, CA 92123.

As permitted by SEC rules, if your stock is held by a brokerage firm or bank, a single copy of this Proxy Statement may be delivered to an address shared by two or more stockholders. If you prefer to receive separate copies of a Proxy Statement and/or Annual Report either now or in the future, please contact your brokerage or bank. The voting instruction sent to a Street-name stockholder should provide information on how to request (i) householding of future Company materials or (ii) separate materials if only one set of documents is being sent to a household.

Annual Meeting Information

16.	How do I attend the 2019 Annual Meeting of Stockholders in person?

IMPORTANT NOTE: If you plan to attend the Annual Meeting, you must follow these instructions to gain admission.

All attendees will need to present proof of ownership of Jack in the Box Inc. Common Stock and a valid picture identification, such as a driver’s license or passport. If you do not have both proof of ownership of Jack in the Box Inc. stock and a valid picture identification, you may be denied admission to the Annual Meeting.

Beneficial owners: If you are a beneficial owner, you will need to bring the notice or voting instruction form you received from your bank, broker or other nominee to be admitted to the meeting. You also may bring your bank or brokerage account statement reflecting your ownership of Common Stock as of January 25, 2019.

Attendance at the meeting is limited to stockholders as of the Record Date (January 25, 2019) or their authorized named representatives. Cameras, sound or video recording devices, and large bags or packages will not be allowed in the meeting room.

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QUESTIONS AND ANSWERS

Communications and Stockholder Proposals

17.	How can I communicate with the Company’s Directors?

The Board is committed to continuing to engage with stockholders and encourages an open dialogue about compensation, governance and other matters. We value your input, your investment and your support. The Board has established a process to facilitate communication by stockholders with Directors.

Stockholders or others who wish to communicate any concern of any nature to the Board of Directors, any Committee of the Board, or any individual director or group of directors, may write to a director or directors in care of the Office of the Corporate Secretary, Jack in the Box Inc., 9330 Balboa Avenue, San Diego, CA 92123, or telephone 888-613-5225. Your letter should indicate whether or not you are a stockholder of the Company.

Comments or questions regarding our accounting, internal controls or auditing matters will be referred to members of our

Audit Committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to members of the Nominating and Governance Committee. For all other matters, our Corporate Secretary will, depending on the subject matter:

•	forward the communication to the director or directors to whom it is addressed;

•	forward the communication to the appropriate management personnel;

•	attempt to handle the inquiry directly, for example where it is a request for information about our Company, or it is a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

18.	How do I submit a proposal for action at the 2020 Annual Meeting?

A proposal for action to be presented by any stockholder at the 2020 Annual Meeting of Stockholders will be acted upon only:

•

If a proposal is to be included in the proxy statement, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, the proposal is received by the Corporate Secretary no later than 120 calendar days prior to the anniversary of this year’s mailing date, so no later than 5:00 p.m. Pacific Time, on September 30, 2019.

•

If the proposal is not to be included in the proxy statement, the proposal is delivered to the Corporate Secretary not less than 120 days and not more than 150 days prior to the first anniversary of the date of the previous year’s Annual Meeting, or not later than November 2, 2019, and not earlier than October 3, 2019; in addition such proposal is, under Delaware General Corporation Law, an appropriate subject for stockholder action; and must also comply with the procedures and requirements set forth in as well as the applicable requirements of our Bylaws.

In addition, the stockholder proponent, or a representative who is qualified under state law, must appear in person at the 2020 Annual Meeting of Stockholders to present such proposal.

All proposals must be in writing and should be sent to Jack in the Box Inc., to the attention of Phillip H. Rudolph, Corporate Secretary, at 9330 Balboa Avenue, San Diego, CA 92123.

A copy of the Bylaws may be obtained by written request to the Corporate Secretary at the same address. The Bylaws are also available at http://investors.jackinthebox.com.

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PROPOSAL ONE — ELECTION OF DIRECTORS

PROPOSAL ONE — ELECTION OF DIRECTORS

All of the directors of the Company are elected annually and serve until the next Annual Meeting and until their respective successors are elected and qualified. The current nominees for election as directors (each of whom is currently serving as a Director of the Company) are set forth below. All of the nominees have indicated their willingness to serve, and have consented to be named in the Proxy Statement. If any should be unable or unwilling to stand for election, the shares represented by proxies may be voted for a substitute designated by the Board, unless a contrary instruction is indicated in the proxy.

Nominees for Director

The following table provides certain information about each nominee for director as of January 1, 2019.

Name	Age	Position(s) with the Company	Director Since
Leonard A. Comma	49	Chairman of the Board & Chief Executive Officer	2014
David L. Goebel	68	Independent Director	2008
Sharon P. John	54	Independent Director	2014
Madeleine A. Kleiner	67	Independent Director	2011
Michael W. Murphy	61	Independent Director	2002
James M. Myers	61	Independent Director	2010
David M. Tehle	62	Independent Director	2004
John T. Wyatt	63	Independent Director	2010
Vivien M. Yeung	46	Independent Director	2017

Vote Required for Approval

In the election of directors, you may vote FOR, AGAINST, or ABSTAIN. The Company’s Bylaws require that, in an election such as this, where the number of director nominees does not exceed the number of directors to be elected, each director will be elected by the vote of the majority of the votes cast (in person or by proxy) with respect to the director. A “majority of votes cast” means that the number of shares cast “FOR” a director’s election exceeds the number of votes cast “AGAINST” that director. For purposes of determining the votes cast, only those votes cast “FOR” or “AGAINST” are included. Neither a vote to ABSTAIN nor a broker non-vote will count as a vote cast FOR or AGAINST a director nominee and, as a result, will have no direct effect on the outcome of the election of directors. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

In an uncontested election, a nominee who does not receive a majority of the votes cast will not be elected. An incumbent director who is not elected because he or she does not receive a majority of the votes cast will continue to serve, but shall tender his or her resignation to the Board. The Nominating and Governance Committee will take action to determine whether to accept or reject the director’s resignation, or whether other action is appropriate, and will make a recommendation to the Board. Within ninety (90) days following the date of the certification of the election results, the Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale for such decision.

ON PROPOSAL ONE, ELECTION OF DIRECTORS, THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES.

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PROPOSAL ONE — ELECTION OF DIRECTORS

Director Qualifications and Biographical Information

Our Board includes individuals with expertise in executive leadership and management, accounting and finance, marketing and branding, and across restaurant, franchise, hospitality, retail, manufacturing, and healthcare industries. Our Directors have a diversity of backgrounds and experiences. We believe that, as a group, they work effectively together in overseeing our business, hold themselves to the highest standards of integrity, and are committed to representing the long-term best interests of our stockholders.

Biographical information for each of the Director nominees, including the key qualifications, experience, attributes, and skills that led our Board to the conclusion that each of the Director nominees should serve as a director, is set forth on the pages below. In addition to the business and professional experiences described below, our Director nominees also serve on the boards of various civic and charitable organizations.

Director Nominees

Leonard A. Comma

Director Since January 2014

Mr. Comma was appointed a Director, Chairman of the Board and Chief Executive Officer, effective January 1, 2014, and since that date has served as a member of the Executive Committee. From May 2012 until October 2014, Mr. Comma served as President, and from November 2010 to January 1, 2014, as Chief Operating Officer of Jack in the Box Inc. Mr. Comma joined the Company in 2001 as Director of Convenience Store & Fuel Operations for the Company’s proprietary chain of Quick Stuff convenience stores, which included more than 60 locations at the time it was sold in 2009. In 2004, he was promoted to Division Vice President of Quick Stuff Operations, and in 2006 he was promoted to Regional Vice President of Quick Stuff and the Company’s Southern California region, which included more than 150 Jack in the Box restaurants. In 2007, Mr. Comma was promoted to Vice President of Operations, Division II, and had oversight of nearly 1,200 company and franchised Jack in the Box restaurants in the Western U.S. Prior to joining Jack in the Box Inc., Mr. Comma worked for ExxonMobil Corporation since 1989, with his last position as a Regional Manager with responsibility for supporting more than 300 franchisees.

Qualifications:

•

Mr. Comma has more than 25 years of experience at two major public companies with extensive retail and franchise operations, including for the past five years as Chairman and CEO of Jack in the Box Inc. In his prior executive-level role as President and Chief Operating Officer for Jack in the Box Inc., Mr. Comma was responsible for the operations of all Company and franchised Jack in the Box restaurants — more than 2,200 locations — as well as: Menu Innovation, including Menu Strategy, Operations Support, and Research & Development; Marketing Communications, including Merchandising; Consumer Intelligence & Analytics; and Internal Brand Communications. Mr. Comma also gained extensive experience in restaurant and retail operations and franchising in his previous roles with the Company as well as with ExxonMobil. His professional expertise and knowledge of our business, our competition and our competitive positioning, along with his deep understanding of our values and culture, bring an important Company perspective to the Board.

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PROPOSAL ONE — ELECTION OF DIRECTORS

David L. Goebel

Lead Director;

Director Since December 2008

Mr. Goebel has been a director of the Company since December 2008, and currently serves as Lead Director. He is a partner and Faculty Member for Merryck & Co. Ltd., a worldwide firm that provides peer to peer mentoring services for CEOs and senior business executives. He has held that position since May 2008. In 2008, Mr. Goebel became the founding principal and President of Santoku, Inc., a private company that operates a fast-casual pizza concept under the name Pie Five® Pizza Company. Mr. Goebel also served as acting President and CEO of Mr. Goodcents Franchise Systems, Inc. from 2010 until December 2014. From 2001 until 2007, he served in various executive positions at Applebee’s International, Inc., including as President and Chief Executive Officer in 2006-2007, during which time the company operated nearly 2,000 restaurants in the United States and internationally. Previous to that, Mr. Goebel was President of Summit Management, Inc., a consulting group specializing in executive development and strategic planning. Prior to that, he was the Chief Operating Officer of Finest Foodservice, LLC, a Boston Chicken/Boston Market franchise that he founded and co-owned, which was responsible for developing 80 restaurants within a seven-state area from 1994 until 1998. Since 2017, Mr. Goebel has served on the board of directors of Wingstop Inc. which operates and franchises more than 1,000 fast-casual restaurant locations across the United States and internationally. He served on Wingstop’s Audit Committee until August 2018.

Qualifications:

•

Mr. Goebel has more than 40 years of experience in the retail, food service, and hospitality industries. Mr. Goebel’s qualifications to serve on our Board include: his business, operational, management, and leadership development experience in the retail, food service, and hospitality industries; his work as an executive consultant; his relevant industry experience, including his experience in restaurant operations, restaurant and concept development, supply chain management, franchising, executive development, risk assessment, risk management, succession planning, executive compensation and strategic planning; and his service on other private and public boards.

Sharon P. John

Director Since September 2014

Ms. John has been a director of the Company since September 2014. Ms. John has been the Chief Executive Officer, President and a member of the Board of Directors of Build-A-Bear Workshop, Inc. since June 2013. From January 2010 through May 2013, Ms. John served as President of Stride Rite Children’s Group LLC, a division of Wolverine Worldwide, Inc., a global designer, manufacturer and marketer of footwear and apparel. From 2002 through 2009, she held positions of broadened portfolio and increased responsibility at Hasbro, Inc., a multinational toy and board game company, including as General Manager & Senior Vice President of its U.S. Toy Division from 2006 to 2008 and General Manager & Senior Vice President of its Global Preschool unit from June 2008 through 2009. Ms. John also founded and served as Chief Executive Officer of Checkerboard Toys; served as Vice President, U.S. Toy Division with VTech Industries, Inc.; and served in a range of roles at Mattel, Inc. She started her career in the advertising industry.

Qualifications:

•

Ms. John’s qualifications to serve on our Board include her current role as CEO and director of a publicly traded global retail company and her broad merchandising, marketing, branding, sales and executive management experience, including key roles at well-known consumer brands.

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PROPOSAL ONE — ELECTION OF DIRECTORS

Madeleine A. Kleiner

Director Since September 2011

Ms. Kleiner has been a director of the Company since September 2011 and is currently Chair of the Nominating and Governance Committee. From 2001 to 2008, Ms. Kleiner was Executive Vice President, General Counsel and Corporate Secretary for Hilton Hotels Corporation, a hotel and resort company. At Hilton, Ms. Kleiner oversaw the company’s legal affairs and the ethics, privacy and government affairs functions. She was also a member of the executive committee with significant responsibility for board of directors matters. From 1999 through 2001, Ms. Kleiner served as a director of a number of Merrill Lynch mutual funds operating under the Hotchkiss and Wiley name. From 1995 to 1998, Ms. Kleiner served as Senior Executive Vice President, Chief Administrative Officer and General Counsel of H. F. Ahmanson & Company and its subsidiary, Home Savings of America, where she was responsible for oversight of legal, human resources, legislative and government affairs and corporate communications. Previous to that, from 1977 to 1995, Ms. Kleiner was with the law firm of Gibson, Dunn & Crutcher, including as partner from 1983 to 1995, where she advised corporations and their boards primarily in the areas of mergers and acquisitions, corporate governance, securities transactions and compliance. Ms. Kleiner has served on the board of directors of Northrop Grumman Corporation since 2008, where she is a member of the audit committee.

Qualifications:

•

Ms. Kleiner’s qualifications to serve on our Board include her experience as general counsel for two public companies, as outside counsel to numerous public companies and her past and current experience on public company boards. She brings to our Board experience as an executive for a major franchisor in the hospitality industry, as well as expertise in corporate governance, risk management, securities laws disclosure, securities transactions, mergers and acquisitions, Sarbanes-Oxley compliance, human resources and executive compensation, government relations and crisis management.

Michael W. Murphy

Director Since September 2002

Mr. Murphy has been a director of the Company since September 2002, and is currently Chair of the Audit Committee. Mr. Murphy has been President and Chief Executive Officer of Sharp HealthCare since April 1996, and a member of the Sharp Board since 2007. Sharp is a comprehensive healthcare delivery system which has been recognized with the Malcolm Baldrige National Quality Award, the nation’s highest Presidential honor for quality and organizational performance excellence. Mr. Murphy has announced his plans to retire from Sharp HealthCare effective February 28, 2019. Prior to his appointment to President and Chief Executive Officer, Mr. Murphy served as Senior Vice President of Business Development and Legal Affairs for Sharp HealthCare. He began his career at Sharp in 1991 as Chief Financial Officer of Grossmont Hospital before moving to a system-wide role as Vice President of Financial Accounting and Reporting. Prior to this, Mr. Murphy provided certified public accounting services, including as a partner at Deloitte.

Qualifications:

•

Mr. Murphy’s qualifications to serve on our Board include his business and management experience leading Sharp HealthCare, an integrated healthcare delivery system with multiple facilities and more than 18,000 employees, his experience as a senior financial officer of Sharp HealthCare, and his experience as a Certified Public Accountant, and former partner at Deloitte. He also serves on the Board of Directors and executive committee of the California Chamber of Commerce. The Board benefits from Mr. Murphy’s extensive experience in accounting, finance, financial reporting, auditing, governance, labor relations, human resources and compensation, marketing, risk assessment and risk management, strategic planning and quality initiatives.

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PROPOSAL ONE — ELECTION OF DIRECTORS

James M. Myers

Director Since December 2010

Mr. Myers has been a director of the Company since December 2010. Mr. Myers served as Chairman of the Board of Petco, the national pet supplies retailer from July 2015 until September 2018, and was also Petco’s Chief Executive Officer from 2004 until February 2017. Previously, Mr. Myers held the following positions at Petco: President from 2011 until 2015; Chief Financial Officer from 1998 to 2004; and Vice President and Controller from 1990. Prior to that, Mr. Myers was a Certified Public Accountant with KPMG LLP. Mr. Myers served on the board of Provide Commerce, an e-commerce retailer and public company, from 2004 to 2006, when Provide Commerce was acquired. Mr. Myers served on the audit committee at Provide Commerce.

Qualifications:

•

Mr. Myers’ qualifications to serve on our Board include more than 35 years of financial and retail operations experience, including 10 years as a CPA and public company auditor with KPMG LLP and 25 years with Petco, a national specialty retail chain with more than 1,500 stores in all 50 states, Puerto Rico and Mexico. Mr. Myers brings to the Board his experience with marketing and consumer brands, human resources and compensation, mergers and acquisitions, capital markets, financial reporting, financial oversight, and the financial and strategic issues facing public and private companies, as well as prior experience of serving on a public company board and audit committee.

David M. Tehle

Director Since December 2004

Mr. Tehle has been a director of the Company since December 2004, and is currently Chair of the Finance Committee. He served as Executive Vice President and Chief Financial Officer of Dollar General Corporation, a publicly traded company, from 2004 until his retirement in 2015. Prior to that, Mr. Tehle served from 1997 to 2004 as Executive Vice President and Chief Financial Officer of Haggar Corporation, a manufacturing, marketing, and retail corporation. From 1996 to 1997, he was Vice President of Finance for a division of The Stanley Works, one of the world’s largest manufacturer of tools, and from 1993 to 1996, he was Vice President and Chief Financial Officer of Hat Brands, Inc. Since February 2016, Mr. Tehle has served on the board of directors of Genesco Inc., a specialty retailer, selling footwear, headwear, sports apparel and accessories, where he serves on the audit committee. Since July 2016, he has served on the board of US Foods Holding Corp., where he chairs the audit committee; and since July 2017, on the Board of National Vision, Inc. where he also chairs the audit committee.

Qualifications:

•

Mr. Tehle’s qualifications to serve on our Board include his lengthy experience in senior financial management at public companies in the retail and manufacturing industries, and his service on three other boards of public companies in the retail and food service sectors. As an active CFO through June 2015, he was responsible for the overall financial management of a large retail organization. Mr. Tehle has experience in the oversight of strategic planning, human resources and compensation, finance, accounting, information systems, investor relations, treasury and internal audit functions. He brings valuable financial expertise and retail and management experience to the Board.

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PROPOSAL ONE — ELECTION OF DIRECTORS

John T. Wyatt

Director Since May 2010

Mr. Wyatt has been a director of the Company since May 2010, and is currently Chair of the Compensation Committee. Mr. Wyatt has served as the Chief Executive Officer of KinderCare Education, an early childhood education company, since February 2012, and on the company’s board since 2012. From 2008 through February 2012, Mr. Wyatt was president of the Old Navy division of Gap Inc. He joined Gap Inc. in 2006, and previously served as President of the company’s GapBody division, and President of the company’s Outlet division. From 2004 to 2006, Mr. Wyatt was President and Chief Executive Officer at Cutter & Buck Inc., a designer and marketer of upscale apparel, including serving on the publicly held company’s board of directors. From 2002 to 2004, he served as President of Warnaco Intimate Apparel, a global designer and manufacturer, and from 1999 to 2002, he was Executive Vice President for Strategic Planning and eBusiness Strategies in the Saks family of companies. Additionally, Mr. Wyatt spent more than 20 years with VF Corporation, serving ultimately as President of Vanity Fair Intimates and Vanity Fair Intimates Coalition.

Qualifications:

•

Mr. Wyatt’s qualifications to serve on our Board include his experience in senior management for major consumer brands in large global retail companies, including strategy and business development, marketing and brand building, product development, supply chain, finance and capital markets, labor relations, human resources and compensation, organizational development and succession planning, and his prior public company board experience. He brings extensive experience in growing consumer brands to the Board.

Vivien M. Yeung

Director Since April 2017

Ms. Yeung has been a director of the Company since April 2017. Ms. Yeung has served as General Manager, Venture at Lululemon Athletica Inc, a healthy lifestyle inspired athletic apparel company, since January 2018. She previously served as that company’s Chief Strategy Officer since May 2015, and as Vice President, Strategy from November 2011 to May 2015. From 2008 until 2011, Ms. Yeung was an independent consultant working with philanthropies, non-profit organizations and small to medium enterprises on strategy development. From 2002 to 2008, she held positions with increasing responsibilities at Starbucks Coffee Company, a global premium food and beverage retailer, leading strategy development and process improvement for its North America, International, and Global Product organizations. Ms. Yeung started her career with Bain & Company, a global strategy consulting firm, advising clients on growth, operational and investment strategies across Greater China, Southeast Asia and Australia.

Qualifications:

•

Ms. Yeung’s qualifications to serve on our Board include her current and recent strategic roles at a publicly traded global retail company, as well as her broad background in strategy development across channel development, marketing, product management, international growth, pricing and new business development, including at Starbucks and as a consultant at Bain.

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CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

We operate within a comprehensive corporate governance structure driving and expecting the highest standards of professional and personal conduct. Our Corporate Governance Principles and Practices, our ethics Code of Conduct: “The Integrity Playbook,” the charters for our Audit, Compensation, Finance, and Nominating and Governance Committees, and other corporate governance information, are available at http://investors.jackinthebox.com. These materials are also available in print to any stockholder upon written request to the Company’s Corporate Secretary, Jack in the Box Inc., 9330 Balboa Avenue, San Diego, CA 92123. The information on our website is not a part of this Proxy Statement and is not incorporated into any of our filings made with the Securities and Exchange Commission.

Directors’ Independence

The Jack in the Box Inc. Director Independence Guidelines provide that a director is not independent if he or she is: (a) a director, executive officer, partner or owner of 5% or greater interest in a company that either purchases from or makes sales to our Company that total more than one percent of the consolidated gross revenues of such company for that fiscal year; (b) a director, executive officer, partner or owner of 5% or greater interest in a company from which our Company borrows an amount equal to or greater than one percent of the consolidated assets of either our Company or such other company; or (c) a trustee, director or executive officer of a charitable organization that has received in that fiscal year discretionary donations from our Company that total more than 1% of the organization’s latest publicly available national annual charitable receipts.

The Board has analyzed the independence of each Director. It has determined that all but Mr. Comma are independent directors under the NASDAQ Listing Rules, as well as the additional Director Independence Guidelines adopted by the Board. As part of its analysis, the Board determined that none of these Directors have a material relationship with the Company. Mr. Comma is our current Chief Executive Officer and an employee, and therefore he is not considered “independent” as that term is defined by the relevant listing rules and governance guidelines.

Board Meetings, Annual Meeting of Stockholders, and Attendance

In fiscal 2018, each director attended more than 75% of the meetings of the Board and of the committees on which he or she served. The Board held eight meetings in fiscal 2018.

All of the directors standing for election in 2019 attended the 2018 Annual Meeting, and we currently expect all of our directors standing for election to be present at the 2019 Annual Meeting.

Determination of Current Board Leadership Structure

The Nominating and Governance Committee’s Charter provides that the Committee will annually assess the leadership structure of the Board and recommend a structure to the Board for approval. In November 2018, the Board of Directors, with input from the Nominating and Governance Committee, conducted this assessment, including assessing whether (i) the roles of Chief Executive Officer (“CEO”) and Chairman of the Board should continue to be combined, and (ii) the Board should continue to have an independent Lead Director. Based on the recommendation of the Nominating and Governance Committee, the Board believes that continuing with a combined Chairman/CEO is in the best interests of the Company and its stockholders.

The Board determined that having one individual serve in both roles provides for clear leadership, accountability, and alignment on corporate strategy. The Board believes that combining the roles of Chairman and CEO puts Mr. Comma in the best position to use his in-depth knowledge of our industry, our business and its challenges, and our stakeholders, including our stockholders, employees, franchisees and guests, to provide the Board with the information and leadership needed to set agendas and direction for the Company. The Board does not believe that having an independent Chairman would make the Board’s risk oversight processes more effective. The Board noted that, during Mr. Comma’s tenure as Chairman and CEO, and Mr. Goebel’s service as Lead Director, the Board has received timely and relevant information regarding the Company’s business.

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CORPORATE GOVERNANCE

In reaching its conclusion, the Board also considered the longstanding policies and practices at Jack in the Box Inc. for strong, independent oversight, including:

•	a Board with a high degree of independence, including only one non-independent member;

•	Board Committees (other than the Executive Committee) that are composed entirely of independent directors;

•	Board Committee Chairs who review and approve agendas before Committee meetings;

•

an annual evaluation of the performance of the Chairman and Chief Executive Officer by the Compensation Committee, which evaluation is then discussed with the independent directors of the Board in executive session;

•	regular executive sessions held by the Board and key Board Committees, attended only by independent directors;

•	the ability of the independent directors to call meetings of the Board and recommend agenda topics to be considered by the Board; and

•	a strong, independent Lead Director who has oversight responsibility for executive sessions and information flow to the Board.

Based on these factors, the Board has concluded that retaining the current Board leadership structure provides valuable stability and effective leadership.

Lead Director

The independent directors have appointed Mr. Goebel to serve as Lead Director. Our Corporate Governance Principles and Practices provide for the Lead Director to fulfill the following functions:

•	set agendas for the executive sessions of the Board;

•	serve on the Executive Committee;

•	preside at the executive sessions of the independent directors held following each scheduled board meeting;

•	act as a key communication channel between the Board and the CEO;
•	lead the Board in determining the format and adequacy of information the directors receive;

•	provide the Chairman with input on agendas for Board meetings and the schedule of meetings in order to assure sufficient time for discussion of all agenda items;

•	call meetings of independent directors; and

•	if requested by major stockholders, ensure that he or she is available for consultation and direct communication.

The Lead Director may perform other functions as the Board may direct.

The Board’s Role in Risk Oversight

Management is responsible for the Company’s day-to-day risk management. The Board’s role is to provide oversight of the processes designed to identify, assess and monitor key risks and risk mitigation activities. The Board fulfills its risk oversight responsibilities through (i) quarterly reports from the Head of Internal Audit (Internal Audit Head) to the Audit Committee relating to risk management and oversight; (ii) annual enterprise risk management discussions by the full Board with the Internal Audit Head and Company leadership; (iii) receiving reports directly from managers responsible for the management of particular business risks; and (iv) reports by each Committee Chair regarding the respective Committee’s oversight of specific risk topics.

The Board reviews cybersecurity risk with the Chief Information Officer regularly and has delegated oversight of other specific risk areas to Committees of the Board. For example, the Audit Committee discusses with Management the Company’s major financial risk exposures and the steps Management has taken to monitor and mitigate those risks. As another example, the Compensation Committee discusses with its independent consultant, Management and the Compensation Risk Committee the risks arising in connection with the design of the Company’s compensation programs and succession planning. The risk oversight responsibility of each Board Committee is described in its committee charter available at http://investors.jackinthebox.com.

A more detailed discussion of the Compensation Committee’s oversight of compensation risk is found in the Section “Compensation Risk Analysis” contained later in this proxy.

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CORPORATE GOVERNANCE

The Board’s Role in Succession Planning

The Board expects Management to have an ongoing program for effective senior leadership development and succession. As reflected in our Corporate Governance Principles and Practices, the Board’s practice is to have the CEO review annually with the full Board the abilities of the key senior managers and their likely successors. The Board also considers management succession issues when meeting in executive session at each Board meeting. Additionally, the

Board oversees ongoing plans for management development and retention, as well as executive succession, including CEO succession. At times, the Board will delegate to the Compensation Committee responsibility to review and advise on succession planning, in which case the Board expects the Committee to review such plans with Management and the Board and to make recommendations to the Board with respect thereto.

Committees of the Board

The Board of Directors has five standing committees: Audit, Compensation, Nominating and Governance, Finance, and Executive. The Board considers new committee and chair assignments, and the designation of a Lead Director, effective each February. Effective February 2018, the Board of Directors approved the Board Committee assignments for the year and re-designated David Goebel as the Lead Director. The current committee makeup is provided in the “Board Nominees” table in the Proxy Summary. In November 2018, the Board approved updates to the Committee assignments which will take effect following the 2019 annual meeting.

The authority and responsibility of each Committee is summarized below. A more detailed description of the functions of the Audit, Compensation, Nominating and Governance, and Finance Committees is included in each Committee charter available at http://investors.jackinthebox.com.

Executive Committee. The Executive Committee is authorized to exercise all powers of the Board in the management of the business and affairs of the Company while the Board is not in session. The Executive Committee did not meet in fiscal 2018.

Audit Committee. As more fully described in its charter, the Audit Committee assists the Board of Directors with overseeing:

•	the integrity of the Company’s financial reports;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent registered public accountant’s performance, qualifications and independence;

•	the performance of the Company’s internal auditors; and

•	the Company’s processes for identifying, evaluating, and addressing major financial, legal, regulatory compliance, and enterprise risks.

The Audit Committee has sole authority to select, evaluate, and, when appropriate, replace the Company’s independent registered public accountants. The Audit Committee has appointed KPMG LLP (“KPMG”) as its independent registered public accountants for fiscal 2019 and is asking the stockholders to ratify this appointment in Proposal 2. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider the selection to determine, in its discretion, whether to retain KPMG or to select a different registered public accountant. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year.

The Audit Committee meets at least each quarter with KPMG, Management and the Company’s Internal Audit Head, to review the Company’s annual and interim consolidated financial results before the publication of quarterly earnings press releases and the filing of quarterly and annual reports with the Securities and Exchange Commission. The Audit Committee also meets at least each quarter in private sessions with KPMG, Management, and the Internal Audit Head. The Audit Committee also oversees the Company’s Business Ethics Program, which includes receiving a quarterly report from the Ethics Officer. The Board of Directors has determined that each member of the Audit Committee qualifies as an “audit committee financial expert” as defined by SEC rules.

The Audit Committee held six meetings in fiscal 2018. Additional information regarding the Audit Committee is set forth in the “Report of the Audit Committee” section of this proxy.

Compensation Committee. As more fully described in its charter, the Compensation Committee assists the Board in discharging the Board’s responsibilities relating to Director and executive officer compensation, and it oversees the performance evaluation of Management. The Compensation Committee reviews and approves the Company’s compensation philosophy, and the compensation of executive officers, including short- and long-term goals, and metric and compensation components (e.g., cash, equity and other forms of compensation). The Compensation Committee discusses with Management and reports to the Board any significant risks associated with the design and administration

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of the Company’s compensation programs and succession planning, and actions taken by Management to mitigate such risks. The Committee has approved the disclosures in the Company’s “Compensation Discussion and Analysis” section of this Proxy Statement. The Compensation Committee held six meetings in fiscal 2018.

Finance Committee. As more fully described in its charter, the Finance Committee assists the Board in advising and consulting with Management concerning financial matters of importance to the Company. Topics considered by the Committee include the Company’s capital structure, financing arrangements, stock repurchase programs, capital investment policies, investment performance oversight for the Company’s retirement plans, the budget process, and the financial implications of major acquisitions and divestitures. The Finance Committee discusses with Management and reports to the Board major risk exposures and the monitoring and mitigation activities undertaken by Management in connection with the matters overseen by the Committee, including proposed major transactions, capital structure, investment portfolio including employee benefit plan investments, financing arrangements, and share repurchase programs. The Finance Committee held seven meetings in fiscal 2018.

Nominating and Governance Committee. As more fully described in its charter, the Nominating and Governance Committee duties include assessing the makeup and diversity of the Board, identifying and recommending qualified candidates to be nominated for election as directors at the Annual Meeting or to be appointed by the Board to fill an existing or newly created vacancy on the Board; recommending members of the Board to serve on each Board committee; and annually reviewing and recommending the leadership structure of the Board. The Nominating and Governance Committee discusses with Management and reports to the Board major risk exposures in connection with matters overseen by the Committee. Its activities include:

•	evaluating director candidates for nomination;

•	evaluating the appropriate Board size;

•	reviewing and recommending corporate governance guidelines to the Board;

•	providing oversight with respect to the annual evaluation of Board, Committee and individual director performance;

•	overseeing the Company’s political and charitable contributions;

•	assisting the Board in its oversight of the Company’s insider trading compliance program; and

•	recommending director education.

All nominees for election as directors currently serve on the Board of Directors and are known to the Nominating and Governance Committee in that capacity. The Nominating and Governance Committee held four meetings in fiscal 2018.

Committee Member Independence

The Board has determined that each member of the Audit, Compensation, Nominating and Governance, and Finance Committees is an independent director for purposes of the NASDAQ Listing Rules as well as under the additional Director Independence Guidelines adopted by the Board. In addition, the members of the Audit Committee are all independent as required under Rule 10A-3(b)(1)(ii) under the Securities Exchange Act of 1934, and the members of the

Compensation Committee meet the definitions of (i) a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, (ii) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (“IRC”), and (iii) the requirements of Rule 10C-1 under the Securities Exchange Act of 1934.

Executive Sessions

Our independent, non-employee Directors meet in executive session without Management present at each regularly scheduled meeting of the Board. Mr. Goebel is currently designated by the Board to act as the Lead Director for such executive sessions.

The Audit Committee also holds executive sessions at each regularly scheduled meeting, and the other Committees of the Board meet in executive session as they deem appropriate.

Board Composition and Refreshment

Policy Regarding Consideration of Director Candidates and Makeup and Diversity of the Board. The Nominating and Governance Committee has the responsibility to identify,

screen, and recommend qualified candidates to the Board for nomination as directors. In evaluating director candidates, the Nominating and Governance Committee considers the

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CORPORATE GOVERNANCE

qualifications listed in the Jack in the Box Inc. Corporate Governance Principles and Practices, which are available at http://investors.jackinthebox.com.

The following are some of the factors generally considered by the Nominating and Governance Committee in evaluating director candidates:

•	the appropriate size of the Board;

•	the perceived needs of the Company for particular skills, background, and business experience;

•

the skills, background, reputation and experience of the nominees, including whether those qualities add to a diversity of experiences, backgrounds, individuals, viewpoints and perspectives on the Board;

•	leadership, character and integrity;

•	independence from Management and from potential conflicts of interest with the Company;

•	experience with accounting rules and practices;

•	experience with executive compensation;

•	applicable regulatory and listing requirements, including independence requirements and legal considerations;

•	interpersonal and communications skills and the benefits of a constructive working relationship among directors; and
•	the desire to balance the considerable benefits of continuity with the periodic injection of the fresh perspective provided by new members.

The Nominating and Governance Committee may also consider such other factors as it may deem are in the best interests of the Company and its stockholders.

Retirement Policy. The Board has adopted a retirement policy under which directors may not stand for election or be appointed after age 73. The Board does not believe it should establish term limits which could disadvantage the Company by forcing out directors whose tenure and experience continue to add value to the workings of the Board.

Board Tenure Review Policy. The Company has a tenure review policy pursuant to which any director who has served more than 12 years on the Board shall submit to the Committee his or her voluntary offer to resign from the Board. The Committee undertakes a thorough review of any such director’s continued effectiveness and appropriateness for service, and recommends to the full Board that it either accept or reject the offer of resignation; in the latter event, the long-tenured director may continue to serve on the Board and must re-submit his or her resignation offer every three years for subsequent review.

Stockholder Recommendations and Board Nominations

In order to be evaluated pursuant to the Nominating and Governance Committee’s established procedures, stockholder recommendations for candidates for the Board must be sent in writing to the following address at least 120 days prior to the first anniversary of the date of the previous year’s Annual Meeting of Stockholders:

Nominating and Governance Committee of the Board of

Directors c/o Office of the Corporate Secretary

Jack in the Box Inc.

9330 Balboa Avenue

San Diego, CA 92123

Any recommendation submitted by a stockholder to the Nominating and Governance Committee must include the same information concerning the potential candidate and the recommending stockholder as would be required under Article III, Section 3.16 of the Jack in the Box Inc. Bylaws if the stockholder wished to nominate the candidate directly.

The Committee considers all candidates regardless of the source of the recommendation. In addition to stockholder recommendations, the Committee considers recommendations from current directors, Company personnel and others. The Company generally retains a search firm to assist it in identifying and screening candidates, and in conducting reference checks. The Committee applies the same standards in evaluating candidates submitted by stockholders as it does in evaluating candidates submitted by other sources.

A candidate nominated by a stockholder for election at an Annual Meeting of Stockholders will not be eligible for election unless the stockholder proposing the nominee has provided timely notice of the nomination in accordance with the deadlines (at least 120 days and no more than 150 days prior to the first anniversary of the date of the previous year’s Annual Meeting of Stockholders) and other requirements set forth in the Company’s Bylaws. Article III, Section 3.16 of the Company’s Bylaws provides that, in order to be eligible for election as a director, a candidate must deliver to the Corporate Secretary statements indicating whether the candidate:

•	is a party to any voting commitment that has not been disclosed to the Company;

•	is a party to any voting commitment that could limit the nominee’s ability to carry out a director’s fiduciary duties;

•	is a party to any arrangements for compensation, reimbursement, or indemnification in connection with service as a director and has committed not to become a party to any such arrangement; and

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•	will comply with the Company’s publicly disclosed policies and guidelines.

The foregoing is a summary of provisions of the Company’s Bylaws, and is qualified by reference to the actual provisions of Article III, Section 3.16.

Code of Conduct

Jack in the Box Inc. is committed to establishing and maintaining an effective ethics and compliance program that is intended to increase the likelihood of preventing, detecting, and correcting ethical lapses and violations of law or Company policy. In 1998, the Company adopted a Code of Conduct (the “Code”) which applies to all officers, and employees, as well as to our Board of Directors. The Company also provides our franchisees and significant vendors with our Code and with procedures for communicating any ethics or compliance concerns to the Company. The Code is revised from time to time, most recently in May 2018, following the sale of Qdoba Restaurant Corporation.

The Code (also called “The Integrity Playbook”) is available on the Company’s website at http://investors.jackinthebox.com. We will disclose amendments to, or waivers of our Code that are required to be disclosed under the securities rules, by posting such information on the Company’s website, www.jackintheboxinc.com. Any waiver of our Code for directors or executive officers must be approved by the Board of Directors. The Company did not grant any such waivers in fiscal 2018 and does not anticipate granting any such waiver in fiscal 2019.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is an officer, former officer, or employee of the Company. During fiscal 2018, no member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. During fiscal 2018, no interlocking relationship existed between any of our executive officers or Compensation Committee members, on the one hand, and the executive officers or Compensation Committee members of any other entity, on the other hand.

Additional Corporate Governance Principles and Practices

The Company has adopted Corporate Governance Principles and Practices which contain general principles and practices regarding the functioning of the Board of Directors and the Board Committees. The Nominating and Governance Committee regularly reviews the Principles and Practices and recommends revisions if and as appropriate. The full text of the Principles and Practices may be found at http://investors.jackinthebox.com. The Principles and Practices address many of the items discussed above, and also include the following items:

Limitation on Other Board Service. Non-employee directors may not serve on the boards of more than three other public companies. Our Corporate Officers are generally limited to serving on no more than one outside public company board, taking into consideration the time commitment and potential business conflicts inherent in such service.

Review of Director Skill Matrix. The Nominating and Governance Committee annually utilizes a skill matrix to assess the capabilities of the current directors and any needs for the Board as a whole. The matrix itself is updated if and as necessary to assure that it remains relevant to the evolving needs of the Company and the Board.

Board, Committee, and Individual Director Evaluations. The directors annually participate in a robust evaluation process focusing on an assessment of Board operations as a whole and the service of each director. Additionally, each of the Audit, Compensation, Finance, and Nominating and Governance Committees conducts a separate evaluation of its own performance and the adequacy of its charter. The Nominating and Governance Committee coordinates the evaluation of individual directors and of the Board operations, and reviews and reports to the Board on the outcome of these self-evaluations. As part of the evaluation process most years, the Lead Director will meet individually with each director to generate and discuss any ideas for improving the effectiveness of the director and/or the Board.

New Director Orientation and Continuing Education. The Board works with Management to schedule new-director orientation programs and continuing education programs for directors. Orientation is designed to familiarize new directors with the Company and the franchise restaurant industry as well as Company personnel, facilities, strategies and challenges, and corporate governance practices, including board ethics. Continuing education programs may include in-house and third-party presentations and programs.

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DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

The Compensation Committee of the Board of Directors (the “Committee”) is responsible for reviewing and recommending to the Board the form and amount of compensation for our non-employee directors. The following discussion of compensation and stock ownership guidelines applies only to our non-employee directors and does not apply to Mr. Comma. Mr. Comma is an employee of the Company, compensated as an executive officer, and does not receive additional compensation for service as a director.

The Board believes that total compensation for directors should reflect the work required in both (i) their ongoing oversight and governance role and (ii) their continuous focus on driving long-term performance and stockholder value. The compensation program is designed to provide pay that is competitive with directors in the Company’s Peer Group. (The methodology used in determining the companies in the Peer Group, and the companies in the Fiscal 2018 Peer Group are described in Section III.b of the Compensation Discussion & Analysis (“CD&A”) in this Proxy Statement). The program consists of a combination of cash retainers and equity awards in the form of time-vested restricted stock units (“RSUs”). “Competitive” is defined as approximating the 50th percentile of pay of Peer Group directors.

Director Compensation Program Review and Changes

Director compensation is reviewed periodically with an independent compensation consultant. Any changes to director cash retainers and/or annual stock award values generally occur only after such review.

During 2018, the Committee engaged the services of an independent consulting firm (other than its regular independent executive compensation consultant) to evaluate director compensation for future fiscal years. No changes to director compensation are planned for fiscal 2019.

Annual Compensation Program

a. Cash Retainers

Each director receives an annual cash retainer for his or her service on the Board, service on Board committees, service as chair of a Board committee, and service as Lead Director, as applicable. There are no meeting fees. Retainers are paid in a single installment on the first business day of the month following the Annual Stockholder Meeting each year. Each new director receives a prorated retainer that is paid on the first business day of the month following his or her appointment to the Board.

2018 RETAINERS

Annual Board Service:	$65,000
Lead Director:	$17,500

Committee	Committee Chair (1)	Committee Membership
Audit	$25,000	$10,000
Compensation	$25,000	$ 7,500
Finance	$12,500	$ 5,000
Nominating & Governance	$12,500	$ 5,000
(1)	Includes Committee membership retainer

Directors may elect to defer receipt of some or all of their cash retainers in the form of Common Stock equivalents under the

Jack in the Box Inc. Deferred Compensation Plan for Non-Management Directors (the “Director Deferred Compensation Plan”). The number of Common Stock equivalents credited to a director’s account is based on a per share price equal to the average of the closing price of Common Stock on the NASDAQ Stock Market for the 10 trading days immediately preceding the date the deferred compensation is credited to the director’s account. Under the Director Deferred Compensation Plan, to the extent dividends are paid, dividend equivalents and fractions thereof are converted to additional Common Stock equivalents and are credited to a director’s deferred compensation account as of the dividend payment dates. Each director’s account is settled in an equal number of shares of Common Stock upon the director’s termination of service from the Board. The Director Deferred Compensation Plan is a non-qualified plan under the IRC.

b. Expenses

The Company reimburses directors for customary and usual travel and out-of-pocket expenses incurred in connection with attendance at Board and committee meetings.

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DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

c. Annual Equity Grant — Restricted Stock Units

Each director receives an annual grant of RSUs under the Jack in the Box Inc. 2004 Stock Incentive Plan (“2004 Stock Incentive Plan”). We grant RSUs for the following reasons:

•	RSUs cause the value of directors’ share ownership to rise and fall with that of other stockholders, serving the objective of alignment with stockholder interests.

•	RSUs are a prevalent form of director compensation among the Company’s Peer Group.

The Company determines the number of RSUs to be granted by dividing the annual equity award value of $90,000 by the closing price of Common Stock on the date of the annual grant, which is shortly after the annual meeting of stockholders, provided the director is providing services to the Company on the date of grant. RSUs vest on the earlier of the first business day 12 months from the date of grant (unless deferred) or upon the director’s termination of service with the Board. Directors may elect to defer receipt of shares issuable under RSU awards to termination of their Board service; and beginning with the February 2015 RSU awards, shares that have vested and been deferred earn a dividend (in the form of Common Stock equivalents) to the same extent the Company pays a dividend on outstanding shares.

Director Ownership and Stock Holding Requirements

The Board believes that all directors should maintain a meaningful personal financial stake in the Company to align their long-term interests with those of our stockholders. Pursuant to our Corporate Governance Principles and Practices, the Board desires that, within a reasonable period after joining the Board, each non-employee director hold Common Stock with a value of at least three times the annual cash Board service retainer. Direct holdings, unvested and deferred RSUs, and Common Stock equivalents count toward ownership value. In addition, each director is required to hold at least 50% of the shares resulting from RSU grants until termination of his or her Board service. The table below shows each non-employee director’s ownership value as of fiscal year-end 2018, based on a closing stock price of $83.83 on the last trading day of fiscal 2018, September 28, 2018. Each of our directors meets the stock holding requirement, except Ms. Yeung who joined the board in April 2017 and is still within the transition period for compliance.

Name	Board Service Effective Date	Direct Holdings/ Unvested RSUs	Deferred Units & Common Stock Equivalents	Total Value
Mr. Goebel	Dec. 2008	$966,057	$ 576,080	$1,542,137
Ms. John	Sept. 2014	$287,788	$ 81,315	$369,103
Ms. Kleiner	Sept. 2011	$633,419	$ 558,224	$1,191,643
Mr. Murphy	Sept. 2002	$139,912	$5,235,519	$5,375,431
Mr. Myers	Dec. 2010	$573,649	$ 944,513	$1,518,162
Mr. Tehle	Dec. 2004	$375,307	$3,938,669	$4,313,976
Mr. Wyatt	May 2010	$590,499	$ 808,960	$1,399,459
Ms. Yeung	April 2017	$ 83,830	$ 76,704	$160,534

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DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

Fiscal 2018 Compensation

The table below shows the compensation amounts for each of the Company’s non-employee directors who served in fiscal 2018. Each director received an annual equity award of 1,000 RSUs, valued at $90,000 on the date of grant (February 28, 2018). The RSUs vest 100% on the earlier of the first business day 12 months from the date of grant or upon the director’s termination of service with the Board.

For fiscal 2018, the average annual compensation of directors was $176,875, comprised of (i) $86,875 in cash and (ii) $90,000 in RSUs. This average excludes dividend payments on deferred accounts.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	All Other Compensation (3)	Total
Mr. Goebel	$95,000	$90,000	$10,064	$195,064
Ms. John	$77,500	$90,000	$ 1,154	$168,654
Ms. Kleiner	$85,000	$90,000	$ 2,687	$177,687
Mr. Murphy	$95,000	$90,000	$83,540	$268,540
Mr. Myers	$80,000	$90,000	$14,630	$184,630
Mr. Tehle	$87,500	$90,000	$54,859	$232,359
Mr. Wyatt	$95,000	$90,000	$ 4,978	$189,978
Ms. Yeung	$80,000	$90,000	$ 1,089	$171,089

(1)

“Fees Earned or Paid in Cash” reflects Board and Committee retainers paid to each director in 2018 either (a) in cash or (b) deferred at the director’s election (in the case of Ms. Yeung, and Messrs. Goebel, Murphy, and Myers).

(2)	“Stock Awards” reflects the grant date fair value of RSUs granted under the 2004 Stock Incentive Plan, computed in accordance with ASC 718.
(3)

The amount reported in the “All Other Compensation” column reflects four dividend payments made during fiscal 2018 that were credited to the applicable directors’ common stock equivalent accounts, in connection with (1) the respective director’s prior deferral of cash retainers, under the Director Deferred Compensation Plan described in the above section “a. Cash Retainers” and/or (2) beginning with the February 2015 RSU award, vested deferred RSUs as described in section c. “Annual Equity Grant – Restricted Stock Units.” Dividends are paid only to the same extent the Company pays a dividend on outstanding shares.

Outstanding Equity at Fiscal Year-End

The table below sets forth the aggregate number of unvested and deferred RSUs held by our non-employee directors at the end of fiscal 2018.

Name	Unvested RSUs	Deferred RSUs
Mr. Goebel	1,000	3,290
Ms. John	1,000	957
Ms. Kleiner	1,000	6,604
Mr. Murphy	1,000	12,428
Mr. Myers	1,000	3,914
Mr. Tehle	1,000	14,640
Mr. Wyatt	1,000	9,553
Ms. Yeung	1,000	0

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REPORT OF THE AUDIT COMMITTEE

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to Jack in the Box Inc.’s audited consolidated financial statements for the fiscal year ended September 30, 2018.

The Audit Committee has reviewed and discussed the annual consolidated financial statements with Management and KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm (the “independent auditor”). Management is responsible for the financial reporting process, the system of internal controls, including internal control over financial reporting, risk management and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The independent auditor is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the effectiveness of internal control over financial reporting. The Audit Committee is responsible for the appointment, compensation and oversight of the independent auditor. The Audit Committee met on six occasions in the fiscal year ended September 30, 2018. The Audit Committee met with the independent auditor, with and without Management present, to discuss the results of its audit and quarterly reviews of the Company’s financial statements. The Audit Committee also discussed with the independent auditor the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Statement on Auditing Standards No. 16 Communications with Audit Committees. The Audit Committee also received from the Company’s independent auditor the written disclosures and the letter required by applicable requirements of the PCAOB regarding their communications with the Audit Committee concerning independence, and has discussed with the independent auditor its independence from the Company. The Audit

Committee also has considered whether the provision of non-audit services to the Company is compatible with the independence of the independent auditor.

In connection with the Company’s sale of Qdoba that closed in March 2018, the Audit Committee approved the scope and fees for the engagement of KPMG to perform audit services in connection with the Qdoba business on a separate, carved-out basis.

In performing its functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s Management and internal audit group as well as the Company’s independent auditor whose reports express opinions on the conformity of the Company’s annual financial statements with U.S. generally accepted accounting principles and on the effectiveness of internal control over financial reporting.

Based on the reviews and discussions referred to above, and the reports of KPMG, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018, for filing with the SEC.

THE AUDIT COMMITTEE

Michael W. Murphy, Chair

James M. Myers

David M. Tehle

Vivien M. Yeung

This report is not deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference.

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INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FEES AND SERVICES

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FEES AND SERVICES

The following table presents fees billed for professional services rendered by KPMG, the Company’s independent registered public accountants, for the fiscal years ended September 30, 2018 and October 1, 2017.

	2018	2017
Audit Fees (1)	$1,185,987	$1,098,414
Qdoba Audit Fees (2)	305,000	880,000
Tax Fees (3)	12,314	612
All Other Fees	—	—
KPMG Total Fees	$1,503,301	$1,979,026
(1)

Audit Fees include fees for the audit of the Company’s consolidated annual financial statements and the audit of the effectiveness of internal controls over financial reporting. Audit Fees also include fees for review of the interim financial statements included in our Form 10-Q quarterly reports and the issuance of consents and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)

Qdoba Audit Fees include fees for the audit of the Qdoba Restaurant Corporation’s (“QRC’s”) carved-out financial statements for fiscal year 2017 and fees for review of the QRC’s carved-out interim financial statements for the first quarter ended January 21, 2018.

(3)	Tax fees include fees for services rendered in connection with amendment to the Company’s credit facility in fiscal 2018, and additionally in fiscal 2017, for sales tax audit defense.

Registered Public Accountants’ Independence. The Audit Committee has considered whether the provision of the above-noted services, other than audit services, is compatible with maintaining KPMG’s independence, and has determined that the provision of such services has not adversely affected KPMG’s independence.

Policy on Audit Committee Pre-Approval of Services. The Company and its Audit Committee are committed to ensuring the independence of the independent registered public accountants, both in fact and in appearance. In this regard, the Audit Committee has established a pre-approval policy in accordance with applicable securities rules. The Audit Committee’s pre-approval policy is set forth in the Audit Committee Pre-Approval Policy, which is available on our website at http://investors.jackinthebox.com.

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PROPOSAL TWO — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

PROPOSAL TWO — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has appointed the firm of KPMG LLP as the Company’s independent registered public accountants for fiscal year 2019. Although action by stockholders in this matter is not required, the Audit Committee believes it is appropriate to seek stockholder ratification of this appointment.

KPMG LLP has served as the Company’s independent auditor since 1986. One or more representatives of KPMG LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions from stockholders present at the meeting. The following proposal will be presented at the Annual Meeting:

Action by the Audit Committee appointing KPMG LLP as the Company’s independent registered public accountants to conduct the annual audit of the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending September 29, 2019, is hereby ratified, confirmed and approved.

Vote Required for Ratification

Ratification requires the affirmative vote of a majority of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions will be included in the number of shares present and entitled to vote, and will have the same effect as a vote “AGAINST” this proposal. Brokers have discretionary authority to vote uninstructed shares on this matter.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

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PROPOSAL THREE — ADVISORY VOTE ON EXECUTIVE COMPENSATION

PROPOSAL THREE — ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), stockholders have the opportunity to cast an advisory vote on the compensation of our named executive officers (“NEOs”) as disclosed in the CD&A, the compensation tables, narrative disclosures, and related footnotes included in this Proxy Statement. This “Say on Pay” vote is advisory, and therefore nonbinding on the Company; however, the Compensation Committee of the Board of Directors, which is comprised entirely of independent directors, values the opinions of our stockholders and will take into account the outcome of the vote when considering future executive compensation decisions. We received a 98.2% favorable vote on Say on Pay at our February 2018 Annual Meeting of Stockholders.

The Compensation Committee engages the services of an independent compensation consultant to advise on executive compensation matters, including competitive compensation targets within the marketplace, and Company performance goals and analysis.

As discussed in more detail in the CD&A, our executive compensation program is designed to attract and retain a talented team of executives who can deliver on our commitment to build long-term stockholder value. The Compensation Committee believes our program is competitive in the marketplace, links pay to performance by rewarding our NEOs for achievement of short-term and long-term financial and operational goals (and, in some years, strategic goals), and aligns our NEOs’ interests with the long-term interests of our stockholders by providing a mix of performance and service-based equity awards. Specifically, a significant portion of compensation paid to our NEOs is based on the Company’s business performance.

Our fiscal 2018 NEOs include our Chief Executive Officer (CEO); current and former Chief Financial Officers (CFO); Chief of Staff and Strategy; Chief Legal and Risk Officer; Senior Vice President of Finance, Controller and Treasurer; and former Jack in the Box Brand President.

The Compensation Committee believes stockholders should consider the following key components of our compensation programs and governance practices when voting on this proposal:

Pay for Performance Orientation

•

Competitive, Targeted Pay. We target executive base salary, total cash compensation, and total direct compensation to deliver competitive pay for performance that meets expectations, and the opportunity for higher pay only if performance exceeds expectations.

•

Pay Mix. Our executive compensation program includes a mix of fixed and variable compensation, with a significant portion of target compensation in the form of annual and long-term incentives that directly tie to achievement of key Company goals and drive long-term stockholder value.

•

Long-Term Incentives (“LTI”). Annual equity awards for our NEOs included a mix of stock options, and performance shares (“PSUs”) and time-vested restricted stock units (“RSUs”) with holding requirements. The PSUs vest three years after the grant, depending on the Company’s achievement of goals over a three-fiscal year period. The grant guidelines, goals, and performance metrics for the PSU awards granted in December 2017 for the performance period fiscal 2018-2020 are further described in the CD&A.

•

2018 Annual Incentives. In 2018, our NEOs’ annual incentive opportunity was based on (1) Jack in the Box Operating Earnings Before Interest and Taxes (“Operating EBIT”), (2) Jack in the Box Restaurant Operating Margin (“ROM”), and (3) Strategic goals (subject to meeting minimum threshold Operating EBIT performance) that were tied to business model transformation, including (a) refranchising, (b) completing the sale of Qdoba and implementing its separation, (c) organizational restructuring on path to reducing G&A, and (d) capital structure and borrowing capacity optimization. The incentive payout was based on the Company performing between threshold and target performance on the two financial targets (Jack in the Box Operating EBIT and ROM), and above target performance on the strategic goals, as determined by the Compensation Committee.

Messrs. Tucker and Rebel, who were employed for less than the full fiscal year received a prorated annual incentive payout based on Company performance and time employed. Ms. Allen, who separated from the Company in February 2018, did not receive an annual incentive payment.

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PROPOSAL THREE — ADVISORY VOTE ON EXECUTIVE COMPENSATION

Alignment with Long-Term Stockholder Interests

•

Equity Awards. The largest portion of our NEOs’ total pay is delivered in equity awards (including options, PSUs and RSUs), with such equity awards accounting for 69% of the CEO’s targeted total direct compensation in fiscal 2018.

Option awards and time-vested RSUs have multi-year vesting; performance awards are typically based on achievement of financial goals over a three-fiscal year period. All RSUs, and earned PSUs beginning with the fiscal 2016 PSU award are subject to a holding requirement under which our NEOs and other executive officers must hold at least 50% of after-tax net shares until termination or retirement.

•	Stock Ownership Requirement. Our NEOs and other executive officers are required to own a significant amount of the Company’s stock, based on a multiple of salary.

•	No Evergreen – No Repricing. We do not have an evergreen plan, and we prohibit repricing equity awards without stockholder approval.

•

No Pledging or Hedging. We prohibit Section 16 officers (including our NEOs and other executive officers) from pledging Company stock as collateral for any obligation or engaging in hedging transactions involving our stock.

Recommendation

With the assistance of its independent compensation consultant, the Compensation Committee has thoughtfully developed our executive compensation programs, setting NEO compensation that links pay to performance and provides an appropriate balance of short-term and long-term incentives that are aligned with long-term stockholder interests. Accordingly, the Board of Directors recommends that you vote in favor of the following resolution:

“RESOLVED, that Jack in the Box Inc. stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as described in the Company’s Compensation Discussion and Analysis, tabular disclosures, and other narrative disclosures in this Proxy Statement for the 2019 Annual Meeting of Stockholders.”

Approval of the Say on Pay proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions will be included in the number of shares present and entitled to vote, and will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will not count as votes cast “FOR” or “AGAINST” the proposal, and will not be included in calculating the number of votes necessary for approval for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

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CD&A — I. EXECUTIVE SUMMARY

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) explains the key elements of our executive compensation program and compensation decisions for our named executive officers (“NEOs”) in fiscal 2018. The Compensation Committee of our Board of Directors (the “Committee”), with input from its independent compensation consultant, oversees these programs and determines compensation for our NEOs.

Our fiscal year 2018 NEOs are:

•	Leonard A. Comma	Chairman and Chief Executive Officer (“CEO”), our principal executive officer

•	Lance F. Tucker (1)	Executive Vice President, Chief Financial Officer (“CFO”), our principal financial officer

•	Jerry P. Rebel (1)	(Former) Executive Vice President, Chief Financial Officer, our former principal financial officer

•	Mark H. Blankenship	Executive Vice President, Chief of Staff and Strategy (“CSS”)

•	Phillip H. Rudolph	Executive Vice President, Chief Legal and Risk Officer (“CLO”) and Corporate Secretary

•	Paul D. Melancon	Senior Vice President of Finance, Controller and Treasurer (“SVP”)

•	Frances P. Allen (2)	(Former) Jack in the Box Brand President (“JIB President”)
(1)	Mr. Rebel retired as Chief Financial Officer effective May 1, 2018. His successor, Mr. Tucker, was hired effective March 26, 2018.
(2)	Ms. Allen’s employment with the Company ended effective February 9, 2018.

Quick Reference Guide

Executive Summary	Section I
Compensation Principles and Objectives	Section II
Compensation Competitive Analysis	Section III
Elements of Compensation	Section IV
Compensation Decision-Making Process	Section V
Fiscal 2018 Compensation	Section VI
Additional Compensation Information	Section VII
CEO Pay Ratio Disclosure	Section VIII

I. EXECUTIVE SUMMARY

Jack in the Box is committed to responsibly building long-term stockholder value. Our executive compensation program is designed to deliver on this commitment by using a balanced performance measurement framework that is aligned with the key drivers of Company performance and stockholder value creation. This executive summary provides an overview of our fiscal 2018 performance, compensation framework and pay actions, targeted total direct compensation, and CEO pay for performance alignment.

a. Fiscal 2018 Review

Fiscal 2018 was marked by substantial accomplishments on key strategic initiatives, as the Company largely completed its transformation to an asset-light, single-brand organization while operating in a highly competitive restaurant industry. However, the Company did not meet our annual financial targets which directly impacted annual incentive payouts.

Returns to Stockholders

2018 was our fifth consecutive year of returning more than $300 million to shareholders through stock buybacks and dividends, which have totaled nearly $1.8 billion over those five years. For fiscal 2018 our cumulative total shareholder return (TSR) declined 16%. However, our TSR over the past five years increased at a compound annual rate of 17.5%.

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CD&A — I. EXECUTIVE SUMMARY

Financial and Operational Results

•	Systemwide same-store sales increased 0.1% over prior year, marking the eighth consecutive year of positive growth.

•	Restaurant-Level EBITDA(1) increased by 220 basis points to 26.4% of company restaurant sales.

•	Restaurant Operating Margin(1) (“ROM”) increased 260 basis points to 22.7% of company restaurant sales.

•	Operating Earnings Per Share(1) (“Operating EPS”) of $3.79 per share increased over 9% from the prior year.

Strategic Initiatives

The Company made progress on key strategic initiatives, including:

•

Completing our refranchising initiative which increased our franchise mix to our desired end-state of 94% at FYE 2018 (from 88% at 2017 fiscal year-end), resulting in higher and more predictable levels of franchise revenues in the form of royalties and rental income while lowering our future capital spending requirements.

•	Completing the sale of our Qdoba brand effective March 21, 2018 for approximately $305 million in cash.

•	Reducing our corporate general and administrative expenses (“G&A”) by 20 basis points to 2.2% of system sales.

•	Achieving key milestones toward ultimately increasing the Company’s leverage to five times EBITDA.

Incentive Compensation Outcomes

•	The Jack in the Box Operating EBIT(2) result was 39% of target, and Jack in the Box ROM performance was 82% of target goal. Together, these metrics accounted for 80% of target incentive opportunity.

•

Management made substantial progress on the four strategic initiatives, as described above, which will better position the Company over the long-term. These four strategic initiatives together accounted for 20% of target incentive.

For fiscal 2018, the CEO and other NEOs received annual incentive payouts of 69.1% of target incentive (except for Ms. Allen who separated in February 2018 and did not receive an incentive). Mr. Rebel’s annual incentive was pro-rated based on his time of employed with the Company during fiscal 2018.

Other

•	The Company hired a new CFO to replace our former long-term CFO who retired during 2018. The Company also hired a new Chief Operating Officer in 2018.

b. Fiscal 2018 Compensation Framework and Key Pay Actions

Our executive compensation program is designed to motivate, engage, and retain a talented executive leadership team and to appropriately reward them for their contributions to our business. Our performance measurement framework consists of a combination of financial and operational performance metrics, varying time horizons, and multiple equity vehicles. The largest portion of our executives’ compensation is variable and is directly tied to the achievement of annual and longer-term financial and operating goals. In combination, these metrics and variables provide a balanced and comprehensive view of performance, and drive the Committee’s executive compensation decisions.

(1)

As set forth in Notes 1 and 2 in the Proxy Summary, Restaurant-Level EBITDA, ROM and Operating EPS are non-GAAP measures. For a reconciliation of these measures to the most comparable GAAP measures, please refer to Appendix A.

(2)	Operating EBIT is defined and explained in Section VI.b of this CD&A.

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CD&A — I. EXECUTIVE SUMMARY

Consistent with the fundamental principle that compensation programs should align pay with performance, the Company’s fiscal 2018 performance directly impacted compensation decisions and pay outcomes, as shown in the chart below that summarizes the compensation framework, key fiscal 2018 performance measures and 2018 pay actions.

Performance Measurement Framework with 2018 Pay Actions Base Salary Our NEOs received salary increases in December 2017, ranging from 2.4% to 2.8% (average of 2.5%, which was aligned with increases for the broader staff and restaurant management population)_ These increases were given to maintain market competitiveness, and to recognize individual performance, skills, experience, and criticality of the position_ Mr. Rebel and Ms. Allen, who left the Company during fiscal 2018 , did not receive pay increases. Annual Incentive Financial Goals JIB Operating EBIT from Continuing Operations (50%) JIB Restaurant Operating Margin (ROM) (30%) Strategic Goals Business Model Transformation (20%), subject to meeting minimum threshold Operating EBIT performance: Refranchising Qdoba sale and separation Organization restructure/G&A targets Capital structure and borrowing capacity Fiscal 2018 Results Annual incentives were paid at 69.1% of target payout, based on the weighted results below: JIB Operating EBIT performance was above threshold and below target, resulting in 39.0% of target payout for this goal JIB ROM performance was just under target, resulting in 82.0% of target payout for this goal Strategic goals: the Compensation Committee determined 125% of target payout based on the Company's performance against the goals and the achievement of the minimum threshold JIB Operating EBIT goal Long-Term Incentive 34% Stock Options 33% vesting per year over three years, 7 year term 33% Performance Shares (PSUs) Vesting based on PSU goal achievement over three-fiscal year performance period, with 50% holding requirement 33% Restricted Stock Units (RSUs) 25% vesting per year over four years, with 50% holding requirement ROIC Goal (33%) Return on Invested Capital From Operations (ROIC") Sales Goal (67%) Systemwide Sales 2018 Actions For the FY 2018-2020 PSU grant, the Committee set only a Systemwide Sales Growth goal, with the intention to set a second goal, adjusted ROIC from Operations, in November 2018, based on the third fiscal year of the performance period (FY 2020). The two PSU goals are typically weighted equally; however, the Committee applied a different practice in 2018 for the reasons described in CD&A section Vl.c. "Fiscal 2018 Compensation - Long Term Incentive Compensation." For the FY 2016-2018 PSU grant, the Committee certified goal achievement and approved a payout of 72.5% of target PSUs granted based on performance during the three-fiscal year performance period, as described in CD&A section VI.c.

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CD&A — I. EXECUTIVE SUMMARY

c. Fiscal 2018 Targeted Total Direct Compensation Mix

The chart below shows the percentage breakdown of targeted total direct compensation (“TDC”) (consisting of base salary, target annual incentive, and target long-term incentive) for each NEO employed at fiscal year-end. Target TDC is set within a competitive range of the median of “Market” compensation based on market data and advice provided by the Committee’s independent consultant (as described in CD&A Section III.a “Compensation Competitive Analysis”). Consistent with our objective of pay for performance alignment (described in Section II “Compensation Principles and Objectives”), the largest portion of compensation is variable, at-risk pay in the form of annual and long-term incentives, including annual incentive, stock options and PSUs. In fiscal 2018, 61.0% of our CEO’s pay was at risk, and 45%-54% of pay for our other NEOs (excluding new CFO Tucker who joined the Company mid-fiscal year).

61.0% at-risk Comma CEO Tucker (1) Blankenship Rudolph Melancon Bace Salary Annual Incentive Stock Options PSUs Time-Vested RSUs

(1)	For Mr. Tucker, who was hired in March 2018, the breakdown reflects his prorated base salary and incentive, and a new hire RSU grant in April 2018.
(2)

The targeted TDC does not include (1) the conditional bonus for Mr. Melancon or (2) special RSU awards to Dr. Blankenship and Mr. Rudolph made during 2018 outside our regular compensation program for the circumstances described in Sections VI.b “Performance-Based Annual Incentive Compensation (Cash)” and VI.c “Long-Term Incentive Compensation”, respectively.

CEO - 2018 Total Direct Compensation

For fiscal 2018, the Committee determined that the target TDC for our CEO would be $5.85 million (consisting of base salary of $925,000, target annual incentive of $925,000, and target long-term incentive of $4.0 million), which was approximately 5% below the TDC Market median.

	Target	SCT
Salary	$925,000	$919,711
Annual Incentive	$925,000	$639,175
Long-Term Incentive (LTI)	$4,000,000	$3,358,592
Fiscal 2018 Annual TDC	$5,850,000	$4,917,478

The SCT column at left shows the CEO’s actual TDC-- as reflected in the “Summary Compensation” (“SCT”) and “Grants of Plan-Based Awards” tables. The difference between Target and SCT compensation is attributable to: (a) on the Annual Incentive, Mr. Comma’s fiscal 2018 payout amounting to only 69.1% of target (due to the Company under-performing overall target performance on its goals); and (b) on the LTI: (i) the difference in stock price of the long-term incentive awards between the price on the actual grant date and the earlier 60-day average price used by the Committee to establish the number of options, RSUs and PSUs to be granted; and (ii) the SCT use of the grant date fair value for RSU and PSU awards, as described in the footnotes to those tables.

The LTI components are described in detail in proxy Section VI.d “Fiscal 2018 Compensation — Long-Term Incentive Compensation.”

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CD&A — I. EXECUTIVE SUMMARY

d. CEO Compensation and Pay for Performance Alignment

Each year, the Committee assesses our CEO’s actual compensation relative to the Company’s performance. The following graph shows the relationship of our CEO’s actual TDC (as reflected in the SCT) compared to our cumulative total shareholder return (TSR) performance in each of the last five fiscal years. Actual TDC in this chart includes base salary, actual annual incentive earned for the year, and the long-term incentive value based on the stock price at the time of grant, as detailed in the section immediately above.

As illustrated, pay and performance are generally aligned— with higher pay in the earlier years given strong financial and TSR performance, and lower pay when financial performance did not meet goals (in fiscal 2017 and 2018) and TSR declined (in fiscal 2018).

CEO Pay and 5-Year Cumulative Total Return (1) CEO Compensation (000s) Total Shareholder Return 2016 Special Retention Award (Equity) (2) Long-Term Incentive (Equity) Annual Incentive (cash) Base Salary Jack in the Box TSR

(1)

The graph above shows the cumulative return to holders of the Company’s Common Stock at September 30th of each year assuming $100 was invested on September 30, 2013, and assumes reinvestment of dividends. The Company began paying dividends in fiscal 2014.

(2)

2016 Special Retention Award: In fiscal 2016, the CEO was awarded a special stock award (reflected in the top portion of the FY 2016 bar) to recognize the criticality of his role and the Company’s strong performance under his leadership, and to incentivize him to remain with the Company while providing measured increases to ongoing, target TDC. This one-time RSU grant (detailed in our 2017 Proxy Statement) cliff vests 50% four years from the grant date and the remaining 50% five years from grant.

e. Say-on-Pay Feedback from Stockholders

In 2018, we sought an advisory vote from our stockholders regarding our executive compensation program and received a 98.2% favorable vote supporting the program. Each year, the Committee considers the results of the advisory vote as it completes its annual review of each pay element and the compensation provided to our NEOs and other executives. Given the significant level of stockholder support and our stockholder outreach throughout the year, the Committee concluded that our executive compensation program continues to align executive pay with stockholder interests and provides competitive pay that encourages retention and effectively incentivizes performance of talented NEOs and executives. Accordingly, the Committee determined not to make any significant changes to our programs as a result of the vote. The Committee will continue to consider the outcome of our say-on-pay votes and our stockholders’ views when making future compensation decisions for the NEOs and executives.

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CD&A — II. COMPENSATION PRINCIPLES AND OBJECTIVES

II. COMPENSATION PRINCIPLES AND OBJECTIVES

The Committee focuses on the following principles and objectives in determining and measuring the various components of our executive compensation programs:

•

Competitive target pay structure, including base salary, annual incentive, and long-term incentives that enable us to attract and retain talented, experienced executives who can deliver successful business performance and drive long-term stockholder value.

•

Pay for performance alignment, with the largest proportion of executive pay in the form of annual and long-term incentives that directly tie payouts, if any, to the achievement of corporate goals and strategies.

•	Comprehensive goal setting, with financial, operational, and/or strategic performance metrics that drive long-term stockholder value.

•	Incentivizing balanced short-term and long-term executive decision making, through variable compensation components (cash and stock) using varying timeframes.

•	Executive alignment with stockholder interests, through stock ownership and holding requirements that build and maintain an executive’s equity investment in the company.

•	Sound governance practices and principles in plan design and pay decisions, with the Committee considering both what and how performance is achieved.

•

Management of compensation risk, by establishing incentive goals that avoid placing too much emphasis on any one metric or performance time horizon, thereby discouraging excessive or unwise risk-taking.

Internal Pay Equity

Our compensation programs are designed so that potential compensation opportunities are appropriate relative to each executive’s level of responsibility and impact. While program design is similar for executives at the same level, actual pay may vary based on job scope and individual performance over time. In fiscal 2018, our CEO’s targeted TDC was approximately 3.35 times higher than the next highest paid executive.

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CD&A — III. COMPENSATION COMPETITIVE ANALYSIS

III. COMPENSATION COMPETITIVE ANALYSIS

a. Competitive Analysis

Each year the Committee relies on multiple data points to assess the competitiveness of our executive compensation program and the individual compensation of our executives. Information the Committee uses to perform this analysis includes:

•	The Company’s performance against its financial and operational goals;

•	The mix of short-term and long-term compensation in the form of cash and equity-based compensation;

•

A review of “Market” compensation by the Committee’s independent consultant, which includes data from (a) proxy statement disclosures of our Peer Group (described below) and (b) general industry data from national compensation surveys; and

•	The Company’s financial performance relative to our Peer Group.

b. Fiscal 2018 Peer Group

We use a Peer Group to assess the competitive pay levels of our NEOs and other executives, and to evaluate program design elements. The Committee believes the Peer Group should consist of a combination of restaurant and retail companies because these are the primary companies with which we compete for executive talent.

Our practice in selecting Peer Group companies is to look for companies in the restaurant industry that are comparable in size (GAAP revenue, market capitalization and systemwide sales) generally between 0.5x and 2.0x Jack in the Box Inc. The Committee also considers number of locations, business models and consumer focus. In reviewing systemwide sales comparisons, the Committee focuses on the eleven restaurant companies in the Peer Group (for which comparative data is applicable). Given the small number of public restaurant companies that met the above criteria, our Peer Group also included retail companies, using the same criteria described above.

For 2018, the Committee’s independent consultant recommended that no changes be made to the Peer Group. At the time the Committee re-affirmed using the same Peer Group for fiscal 2018, the Peer Group members’ median trailing four-quarter revenue was $2.4 billion and the median market capitalization (as most recently reported) was $2.0 billion, compared with projected Jack in the Box Inc. trailing four-quarter revenue of $1.6 billion and market cap of $2.9 billion. For the Peer Group restaurant companies, median systemwide sales (as of their most recently completed fiscal year) was $3.8 billion, compared to $4.4 billion projected for Jack in the Box Inc. (Jack in the Box and Qdoba brands.)

2018 Peer Group

Restaurant	Retail
Brinker International, Inc.	Chico’s FAS Inc.
Buffalo Wild Wings, Inc. (1)	The Children’s Place, Inc.
The Cheesecake Factory Incorporated	DSW Inc.
Chipotle Mexican Grill, Inc.	Express, Inc.
Cracker Barrel Old Country Store, Inc.	The Finish Line, Inc.(1)
Dine Brands Global, Inc.	Genesco Inc.
Domino’s Pizza, Inc.	Urban Outfitters, Inc.
Panera Bread Company (1)
Papa John’s International Inc.
Sonic Corp.(1)
The Wendy’s Company

(1)

Subsequent to constructing the Fiscal 2018 Peer Group, Panera Bread Company was acquired by an investment group led by JAB Holding Company; Buffalo Wild Wings was acquired by Arby’s Restaurant Group; The Finish Line was acquired by JD Sports Fashion Plc; and Sonic Corp. was acquired by Inspire Brands, Inc.

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CD&A — IV. ELEMENTS OF COMPENSATION

IV. ELEMENTS OF COMPENSATION

Our executive compensation programs consist of the elements summarized below, and are designed to (a) achieve our compensation objectives, (b) enable the Company to attract, retain, motivate, engage, and reward our NEOs and other executives, and (c) encourage an appropriate level of risk taking, as discussed later in this CD&A.

Element / Type of Plan	Link to Compensation Objectives	Key Features

Current Year Performance
Base Salary (Cash)	Fixed amount of compensation for performing day-to-day responsibilities. Provides financial stability and security.	Competitive pay that is targeted to approximate a reasonable range of the median of the Market, taking into account job scope and complexity, criticality of position, knowledge, skills and experience. Generally, executives are eligible for an annual salary increase, depending on individual performance, market pay changes, and internal equity.

Annual Incentive (Cash)	Variable compensation component. Motivates and rewards for achievement of annual financial and operational goals, and in some years, other annual strategic goals.	Incentives are targeted to approximate a reasonable range of the Market median. Total potential payouts range from 0% - 200% of target payout. Goals and weighting are set annually to align with specific financial, operational, and/or strategic performance objectives and the Company’s operational plan and budget. Fiscal 2018 goals are described in Section VI.b.

Multi-Year Performance
Long-Term Incentive (LTI) (Equity)

Variable compensation component. Motivates and rewards for sustained long-term financial and operational performance designed to increase long-term stockholder value.

Encourages continued employment through required vesting periods in order to obtain shares.

Stock ownership and holding requirements align the financial interests of our executives with the financial interests of our stockholders.

LTI guidelines are reviewed annually and set to result in total pay that is within a reasonable range of the Market median. Actual grants may vary from the LTI guideline based on individual performance. No dividends are paid on unvested RSUs or PSUs.

Stock Options: In fiscal 2018, option awards represented 34% of each executive’s LTI guideline; they vest 33% per year over three years and expire seven years from the grant date. The exercise price is equal to the closing price of Jack in the Box Common Stock on the date of grant.

Performance Shares (PSUs): In fiscal 2018, PSUs represented 33% of the LTI guideline; they vest at the end of three years, and are payable in stock, with the amount vesting based upon achievement of pre-established performance goals (ranging from zero to 150% of the target number of shares granted). PSUs are subject to a holding requirement (executives must hold 50% of after-tax net shares resulting from the vesting of PSUs until termination of service). The goals for the FY 2018-2020 grant are described in Section VI.c.

Restricted Stock Units (RSUs): In fiscal 2018, RSUs represented 33% of the LTI guideline, vest 25% per year over four years, and are payable in stock. RSUs are subject to a holding requirement (executives must hold 50% of after-tax net shares resulting from the vesting of RSUs until termination of service).

Attraction & Retention
Perquisites (Cash)	Provides a limited cash value for certain other benefits that are typically offered to executives.	A taxable benefit provided to executives and paid bi-weekly. This benefit is intended to assist with each executive’s expenses for financial planning and use of their personal automobile and cell phone for business purposes.
Other (2018)	New Hire Award and Relocation Assistance (CFO)	Upon joining the Company, the new CFO, Mr. Tucker received a new hire RSU grant in April 2018 in recognition of his forfeiture of equity grants and bonus from his prior employment and to provide him an equity stake in the Company prior to the next annual grant in fiscal 2019. The Company also paid relocation expenses associated with Mr. Tucker’s hiring and relocation to San Diego as described in the SCT. A tax gross-up was provided on certain limited expenses consistent with the Company’s relocation policy and approved by the Compensation Committee. This is the only permitted gross-up the Company provides to NEOs or executive officers.
	Special Awards Related to Qdoba Sale, Transition & Restructuring (2 NEOs)	Mr. Rudolph received a special one-time RSU award in recognition of his critical role in driving activities that culminated in the sale of Qdoba. Mr. Melancon was provided a conditional cash bonus in 2018 related to his significant role in the evaluation and sale of Qdoba and to assure retention through transition and restructuring, as described in CD&A Section VI.b.
Interim COO Compensation

Dr. Blankenship received a special one-time RSU award in recognition of serving as interim Chief Operating Officer (“COO”) while a search for a COO was underway.

Note: The equity awards for Dr. Blankenship and Mr. Rudolph are described in CD&A Section VI.c. “Long-Term Incentive Compensation.”

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CD&A — IV. ELEMENTS OF COMPENSATION

Element / Type of Plan	Link to Compensation Objectives	Key Features

Retirement Benefits (Pension, SERP, 401(k), Deferred Compensation)	Provides for retirement income to reward service and commitment to the Company and to encourage retention.

Pension — The Company’s employee pension plan, that provides benefits based on years of service and earnings up to IRC limitations, was closed to employees hired on or after January 1, 2011, and was “sunset” on December 31, 2015 (after which time participants no longer accrue added benefits based on additional pay or service). Four NEOs are participants in the plan, excluding Mr. Rebel who retired in May, 2018.

Supplemental Executive Retirement Plan (“SERP”) — The SERP was closed to new participants in 2007. Two NEOs (excluding Mr. Rebel who retired in May 2018) who were hired or promoted into an officer position prior to 2007 are participants in the plan. The plan provides retirement income on a non-qualified basis, without regard to IRC limitations.

401(k) Plan — The 401(k) Plan is a qualified deferred compensation plan that is available to all employees who are at least age 21. The 401(k) Plan includes a Company matching contribution of up to 4% of compensation deferred by employees, subject to annual IRC limits.

Executive Deferred Compensation Plan (“EDCP”) — The EDCP is a non-qualified deferred compensation plan that is offered to highly-compensated employees. Since January 1, 2016, participants may receive an annual restoration matching contribution if their deferrals to the 401(k) Plan (and related Company matching contributions) are limited due to tax code limits applicable to the 401(k) Plan. A participant must be employed on the last day of the calendar year to receive the restoration matching contribution. Executives hired or promoted to an Officer position after 2007 through May 7, 2015, and not eligible for the SERP (one NEO in 2018), also receive a limited-time Company contribution to the EDCP, described in CD&A Section VII.c “Additional Compensation Information – Retirement Plans.”

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CD&A — V. COMPENSATION DECISION-MAKING PROCESS

V. COMPENSATION DECISION-MAKING PROCESS

a. Role of the Compensation Committee

The Committee works closely with its independent consultant and meets regularly, including in executive session without members of Management present, to make decisions on our executive compensation program and on the compensation of our CEO and other executives. The Committee reviews a variety of market data and information, including Company, Peer Group, restaurant/retail industry, and general industry compensation information, and considers the recommendations of its independent consultant when making compensation decisions. The Committee Chair reports the actions of the Committee to the Board at each regular meeting. The Committee’s responsibilities include reviewing and approving:

•	The Peer Group;

•	Our compensation principles and objectives;

•	The amount and form of executive compensation (pay increases, equity grants);

•	CEO performance and compensation, and executive officer compensation;

•	Annual and long-term incentive plans and benefit plans;

•	Performance metrics and goals, and the achievement of annual and long-term incentive plan goals;

•	Board compensation; and

•	Annual proxy statement/CD&A disclosure.

b. Role of the Independent Compensation Consultant

The Committee has retained Semler Brossy Consulting Group, LLC (“Semler Brossy” or the “Consultant”) as its independent compensation consultant since January 2010. The Consultant reports directly to the Committee and performs no other work for the Company. The Committee has analyzed whether the work of Semler Brossy as a compensation consultant raises any conflict of interest, taking into consideration the following factors: (i) whether Semler Brossy provides any other services to the Company; (ii) the amount of fees paid by the Company to Semler Brossy as a percentage of Semler Brossy’s total revenue; (iii) Semler Brossy’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Semler Brossy or the individual compensation advisors employed by the firm with any executive officers of the Company; (v) any business or personal relationship of the individual compensation advisors with any member of the Committee; and (vi) any stock of the Company owned by Semler Brossy or the individual compensation advisors whom it employs. The Committee has determined, based on its analysis of the above factors, that the work of Semler Brossy and the individual compensation advisors employed by Semler Brossy as compensation consultants to the Committee has not created any conflict of interest.

The Consultant does the following for the Committee:

•	Attends Committee meetings;

•

Provides independent advice to the Committee on current trends and best practices in compensation design and program alternatives, and advises on plans or practices that may improve effectiveness of our compensation program;

•	Provides and discusses peer group and survey data for competitive comparisons and, based on this information, offers independent recommendations on CEO and NEO compensation;

•	Reviews the CD&A and other compensation-related disclosures in our proxy statements;

•	Offers recommendations, insights and perspectives on compensation related matters;

•	Evaluates and advises the Committee regarding enterprise and related risks associated with executive compensation components, plans and structures; and

•	Assists the Committee in designing executive compensation programs that are competitive and align the interests of our executives with those of our stockholders.

In fiscal 2018, Semler Brossy attended all Committee meetings in person or by telephone, including executive sessions as requested, and consulted frequently with the Committee Chair between meetings.

c. Role of the CEO in Compensation Decisions

When making decisions on executive compensation, the Committee considers input from the Company’s CEO, who reviews the performance of the other NEOs and executives and provides his recommendations to the Committee on NEOs’ and other executives’ compensation. The Company’s Chief of Staff and Strategy, compensation and benefits department, and the CFO and finance department also provide information and answer the Committee’s questions regarding Company financial targets and projections. The CEO meets privately with the Committee and its Consultant to discuss his executive pay recommendations, and provides his insight and perspectives to the Committee on the reports and recommendations of the Committee’s Consultant relating to plan design and strategies, goal setting, payout structure, stock grants and holding requirements, and related topics.

The Committee reviews and discusses pay decisions related to the CEO in executive session without the CEO or any other members of Management present.

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CD&A — VI. FISCAL 2018 COMPENSATION

VI. FISCAL 2018 COMPENSATION

a. Base Salary

In fiscal 2018, the Committee approved the following NEO salary increases (effective December 2017) to maintain market competitiveness, and to recognize individual performance, skills, and criticality of position, utilizing the analysis and methodology described in Section III “Compensation Competitive Analysis.”

2018 Base Salary Increases

Name	Fiscal 2017 Salary	Fiscal 2018 Salary	% Increase
Mr. Comma (CEO)	$900,000	$925,000	2.8%
Mr. Tucker (CFO)	N/A	$575,000	N/A
Dr. Blankenship (CSS)	$369,000	$378,000	2.4%
Mr. Rudolph (CLO)	$512,000	$525,000	2.5%
Mr. Melancon (SVP)	$330,000	$338,000	2.4%
(1)	Mr. Rebel and Ms. Allen, who separated from the Company in 2018, did not receive a pay increase.

b. Performance-Based Annual Incentive Compensation (Cash)

In December 2017, the Committee approved the annual incentive goals for fiscal 2018 consistent with the Company’s fiscal 2018 operational plan and budget approved by the Board. The annual goals were based on: (1) Jack in the Box Operating EBIT(1); (2) Restaurant Operating Margin (ROM)(2), and (3) strategic goals related to the Company’s business model transformation (detailed in the chart at bottom), weighted as follows:

Jack in the Box Operating EBIT	50%
Jack in the Box ROM	30%
Strategic Goals	20%

When setting fiscal 2018 annual incentive goals, the Committee used a rigorous process to set challenging, yet reasonably attainable goals aimed at ensuring appropriate and competitive levels of payout relative to performance achievement. The process included consideration of: (1) the Company’s fiscal 2018 operational plan and budget that included then-current economic conditions; (2) current and projected performance of the restaurant industry in general and companies within our peer group, and other potential internal and external events that could impact future sales and earnings levels; (3) a sensitivity analysis of Company and brand performance results relative to the incentive targets; and (4) the advice of the Committee’s Consultant. Based on this review, the Committee set goals based on key financial and other metrics that it believed would increase stockholder value if achieved, with target and higher goals set at challenging, yet reasonable levels.

2018 Performance Metrics	Why Goal Is Used
Jack in the Box Operating Earnings Before Interest and Taxes (“Operating EBIT”) (1)	This is a key performance metric for measuring operational performance. In fiscal 2018, the metric excluded gains/losses from refranchising, restructuring costs, and shared services and unallocated costs due to the ongoing process of separating Qdoba and supporting transition services agreements.
Jack in the Box Restaurant Operating Margin (ROM) (2)	ROM measures how effectively the Company manages its business operations and costs, and is a key performance metric for alignment with our franchise operators, our franchising strategy, and our stockholders and potential investors.

Strategic Goals:

1. Jack in the Box Refranchising

2. Sale of Qdoba and transition services agreements

3. Organization restructure and G&A targets

4. Capital Structure and Borrowing Capacity optimization

The strategic goals were critical to the Company achieving its business model transformation to a highly franchised, single brand, asset-light entity, and aligned with the Company’s five-year plan and progress toward such transformation. Each of the goals is intended to improve the financial and operational effectiveness of the Company over the long-term. The Committee determined the level of performance based on a holistic assessment of achievement against each of the goals.

(1)

Operating EBIT is a non-GAAP measure, defined by the Company as earnings before interest and taxes, excluding gains/losses from refranchising, restructuring costs, and shared services and unallocated costs. For a reconciliation of this measure to net earnings, the most comparable GAAP measure, see Appendix A.

(2)	As set forth in Note 1 in the Proxy Summary, ROM is a non-GAAP measure. For a reconciliation of this measure to the most comparable GAAP measure, please refer to Appendix A.

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CD&A — VI. FISCAL 2018 COMPENSATION

Fiscal 2018 Performance Results

The Company performed above threshold but below target for each fiscal 2018 financial goal: Jack in the Box Operating EBIT ($270.2 million) at a payout of 39% of target, and Jack in the Box ROM (22.7%) at a payout of 82% of target as shown on the chart below.

Annual incentive Financial Goals JIB Operating EBIT JIB ROM Jack in the Box Operating EBIT Jack in the Box ROM

On the strategic goals, the Committee evaluated the Company’s achievements and determined a payout of 125% of target. Considerations included the following for each goal:

1.	Refranchising: progressing from 88% to 94% franchise-operated during 2018;

2.	Qdoba separation: successfully closing the sale of Qdoba and executing transition services agreements to facilitate the complete separation of Qdoba from Jack in the Box;

3.

Organization structure and G&A targets: identifying and beginning implementation of G&A restructuring that delivers on the company’s long-term plan to reduce G&A to 1.9% of systemwide sales by 2021 (G&A was reduced from 2.4% of systemwide sales in fiscal 2017 to 2.2% in fiscal 2018); and

4.	Capital structure and borrowing capacity: hitting key milestones toward ultimately increasing the Company’s leverage to 5.0 times EBITDA.

Fiscal 2018 Payouts

The 2018 target and maximum annual incentive payout percentages for NEOs that received a 2018 incentive payout, expressed as a percentage of annual base salary, are shown in the table below. The target potential payout percentages are set by position level, taking into account the compensation competitive analysis described in Section III.a. and each executive’s role in the Company. There is no minimum amount of incentive payout guaranteed for the NEOs, but the maximum amount is capped at 2x target payout (which is 200% of salary for the CEO, 150% of salary for Messrs. Tucker, Rebel, Rudolph, and Dr. Blankenship, and 110% for Mr. Melancon). The payouts as a percent of target incentive and as a percent of annual salary are shown below.

	Potential Payout (As Percent of Annual Salary)		Target Incentive (1)	Actual Payout (As Percent of Target Payout)	Actual Payout (As Percent of Annualized Salary)	Actual Incentive Payout
	Target	Max
Mr. Comma (CEO)	100%	200%	$925,000	69.1%	69.1%	$639,175
Mr. Tucker (CFO)	75%	150%	$199,038	69.1%	23.9%	$137,536
Mr. Rebel (Former CFO)	75%	150%	$227,769	69.1%	27.9%	$157,389
Dr. Blankenship (CSS)	75%	150%	$283,500	69.1%	51.8%	$195,899
Mr. Rudolph (CLO)	75%	150%	$393,750	69.1%	51.8%	$272,081
Mr. Melancon (SVP)	55%	110%	$185,900	69.1%	38.0%	$128,457
Ms. Allen (JIB President) (2)	75%	150%	$386,250	0.0%	0.0%	$ 0
(1)	Represents prorated amount for Mr. Tucker based on his March 2018 hire date, and for Mr. Rebel based on his separation from the Company in May 2018.
(2)	Ms. Allen did not receive a payout for 2018 due to her separation from the Company in February 2018.

Qdoba Sale Related Bonus

Mr. Melancon was provided a one-time conditional bonus of $200,000 in 2018 for taking on significant additional responsibilities related to the evaluation of Qdoba strategic alternatives, and to assure his continued employment through any potential sale or disposition of the Qdoba business and related transition and restructuring activities. This amount, equal to 60% of his base salary, was determined in consultation with the Committee’s independent consultant and set to reflect an amount commensurate with the scope and additional time and effort required. The bonus was earned and paid in two equal installments, the first in November 2017 following the significant efforts of Mr. Melancon in the sale due diligence process, and the second in April 2018 based on Mr. Melancon’s continued employment though such date and satisfactory coordination of the Qdoba transition services.

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CD&A — VI. FISCAL 2018 COMPENSATION

c. Long-Term Incentive Compensation

In fiscal 2018, the LTI program for all our Company NEOs was comprised of 34% stock options, 33% performance shares (“PSUs”), and 33% restricted stock units (“RSUs”). The Committee chose these forms of equity awards and weightings to (a) provide options which align executive pay with the creation of value for our stockholders through stock price appreciation, (b) provide PSUs that directly link executive pay to achievement of longer-term Company financial and operational goals, and (c) provide time-vested RSUs to facilitate stock ownership and retention. Equity awards were not granted to Mr. Rebel or Ms. Allen who separated from the Company in fiscal 2018.

Each year, the Committee’s Consultant advises the Committee on the LTI grant guidelines that reflect approximately the median of Market TDC when combined with base salary and the target annual incentive. For the fiscal 2018 grant, the Committee considered the equity grant guidelines, the Company’s overall performance, recommendations from the CEO (except with regard to his own compensation), and input from the Consultant to determine the actual grant value for each NEO. The chart below illustrates our LTI structure and the key elements of each type of award granted to our NEOs and other executives for fiscal 2018.

Vests at the end of the 3-fiscal year period based on goal achievement and settled in stock: beginning fiscal2016. 50% of after-tax net shares subject to stock holding requirement. Two performance metrics: ROIC from Operations (33%)- Measures efficient use of capital on adjusted ROIC from Operations for the third fiscal year of the performance period. - Systemwide Sales Growth (67%)- Three annual goals set at the beginning of each fiscal year: measures grov.1h in sales of all company and franchise restaurants. 4-year vesting. 25% per year and settled in stock; 50% of after-tax net shares subject to stock holding requirement 3-year vesting, 33% per year, and 7-year term. Exercise price is equal to the closing price of Jack in the Box Common Stock on the date of grant. Vests at the end of the 3-fiscal year period based on goal achievement and settled in stock: beginning fiscal2016. 50% of after-tax net shares subject to stock holding requirement. Two performance metrics: ROIC from Operations (33%)- Measures efficient use of capital on adjusted ROIC from Operations for the third fiscal year of the performance period. - Systemwide Sales Growth (67%)- Three annual goals set at the beginning of each fiscal year: measures growth in sales of all company and franchise restaurants. 4-year vesting. 25% per year and settled in stock; 50% of after-tax net shares subject to stock holding requirement 3-year vesting, 33% per year, and 7-year term. Exercise price is equal to the closing price of Jack in the Box Common Stock on the date of grant.

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CD&A — VI. FISCAL 2018 COMPENSATION

Performance Shares

PSUs are granted annually and vest after three years based on achievement of performance metrics that are established for the three-fiscal year performance period (“Performance Period”). The Committee sets specific performance goals (including minimum, target, and maximum) either (a) at the beginning of the Performance Period, or (b) annually at the beginning of each fiscal year of the Performance Period, depending on the goal; in the latter case, the threshold performance goals set for the second and third years of the Performance Period generally may not be lower than the threshold set for the first year. The Committee believes that for some metrics, setting annual performance goals improves its visibility into the relative attainability and difficulty of the goals and, as a result, better aligns performance and payouts. Vesting ranges from 0% to 150% of the target number of shares granted; the threshold payout (50% of target) requires achieving an established minimum performance requirement (there is no payout if performance doesn’t meet the minimum requirement).

PSUs Granted in Fiscal 2018: In November 2017, the Committee granted PSU awards to our NEOs and executives for the fiscal 2018-2020 Performance Period. Typically, the PSU grants are based on two equally-weighted metrics: (a) adjusted ROIC from Operations and (b) Systemwide Sales Growth, with the Committee setting the three-year ROIC goal at the beginning of the three-year performance period, and setting each annual sales goal at the beginning of each fiscal year. However, in November 2017, the Committee set only a systemwide sales goal for the first year. The Committee believed this was necessary due to the Company having just entered into an agreement to sell Qdoba and not yet having certainty the deal would close, which impacted the Committee’s ability to set an appropriate forward-looking ROIC goal until— if and when— the deal closed.

The following year, in November 2018, the Committee set an ROIC goal for the remainder of the performance period,

(measured at FYE 2020), weighted 33% for the entire 3-year grant). At that time, the Committee also followed its standard practice of setting the second year annual sales goal. The remaining fiscal 2020 sales goal will be set at the beginning of fiscal 2020.

These two metrics, systemwide sales and ROIC, support the critical drivers of our success: growing top-line profitable sales, and encouraging prudent deployment of capital to drive the business. For each metric, the Committee believes the goals set are appropriately challenging, yet reasonably attainable. The actual goals are not being disclosed before the end of the Performance Period because we believe such disclosure would be competitively harmful.

PSUs Vested in 2018: PSUs granted in November 2015 (based on the three-year fiscal 2016-2018 Performance Period) vested and were payable in November 2018. Consistent with our pay for performance philosophy, the payout level was determined based on the average of (a) the performance level attained in each fiscal year of the Performance Period for the Systemwide Sales measure (both brands in 2016 and 2017, and the Jack in the Box brand only in 2018, weighted 50%) and (b) the performance level attained on the ROIC measure set at the beginning of the three-year Performance Period for fiscal 2018, the third year of the Performance Period (weighted 50%).The threshold, target and maximum goals, weighting and payout are shown on the chart below. The achievement level on the ROIC from Operations goal was just above the target ROIC goal of 16.0% (or 104.3% of target). Achievement on the Systemwide Sales goal was above threshold but below target in each of fiscal 2016 and 2017, and below threshold in fiscal 2018 (resulting in an average achievement level of 20.4% on the sales goals). Together, this resulted in a weighted payout of 72.5% of the target number of PSUs granted to NEOs employed for the full Performance Period.

Fiscal 2016-2018 PSU Goals and Performance

Performance Period	Approved Measures	Weight	Goal			FY16 Actual	FY17 Actual	FY18 Actual
			Threshold	Target	Maximum
2016-2018	ROIC from Ops (at FYE2018)	50%	15.5%	16.0%	19.5%			16.3%
2016	Systemwide Sale	50%	$4,201.0	$4,502.0	$4,610.0	$4,330.2
2017	($ in billions)		$4,288.0	$4,502.0	$4,581.0		$4,291.2
2018			$3,469.0	$3,558.0	$3,645.0			$3,466.1
	Payout %		50.0%	100.0%	150.0%

Grant Date Vesting Period Performance Period Goal Approved Measures Weight Threshold Target Maximum FY16 Actual FY17 Actual FY18 Actual ROIC from Ops (at FYE2018) 50% 15.5% 16.0% 19.5% 16.3% 2016-2018 11/2412015 2016-2018 2016 Consolidated Systemwide Sales (All Restaurants} 50% $4,201.0 S4,50 2.0 $4,610.0 $4,330.2 2017 ($ in billions} $4,288.0 S4,50 2.0 $4,581.0 $4,291.2 2018 $3,469.0 $3,558.0 $3,645.0 $3,466.1 Payout % 50.0% 100.0% 150.0%

The “Grants of Plan-Based Awards” table shows the LTI awards granted to NEOs in fiscal 2018.

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CD&A — VI. FISCAL 2018 COMPENSATION

2018 Special Equity Awards

During fiscal 2018, the Committee approved special equity awards for three NEOs as described below, with each grant and amount determined in consultation with the Committee’s independent consultant:

•

To new CFO, Mr. Tucker, who joined the Company mid-year, a grant of 4,486 RSUs in recognition of his forfeiture of equity grants and bonus from his prior employment, and to provide him an equity stake in the Company prior to the next annual grant in fiscal 2019. The Committee determined the RSU grant was necessary and appropriate to induce Mr. Tucker to join the Company (giving consideration to, among other things, Market compensation, his experience and the compensation he would be foregoing at his prior employment) and retain and incentivize Mr. Tucker in his critical role as CFO.

•

To CSS Dr. Blankenship, a one-time grant of stock valued at $200,000 (2,110 RSUs) in recognition of serving as interim Chief Operating Officer (“COO”) while a search for a COO was underway, granted February 27, 2018.

•

To CLO Mr. Rudolph, a one-time grant of stock valued at $200,000 (2,215 RSUs) in recognition of his critical role in driving the activities that culminated in the sale of Qdoba, granted March 23, 2018.

Each of the special equity awards vests over three years and is detailed in the “Grants of Plan-Based Awards” table.

d. Cash Perquisite Allowance

Executives receive an annual cash perquisite allowance, which was instituted in 2011 to replace reimbursements under the prior executive medical reimbursement program and to consolidate multiple allowances (in addition to eliminating administrative expenses to the Company). This benefit is intended to contribute to the executive’s financial planning expenses and use of their personal automobile and cell phone for business purposes, and has not increased since 2011. The annualized allowance, shown in the following table, is paid bi-weekly and is taxable to each executive, with no tax gross-up. NEOs employed for less than a full fiscal year receive a prorated portion of the allowance based on the time of employment with the Company during fiscal 2018.

Name	Annualized Allowance
Mr. Comma (CEO)	$66,500
Mr. Tucker (CFO)	$52,000
Mr. Rebel (Former CFO)	$52,000
Dr. Blankenship (CSS)	$52,000
Mr. Rudolph (CLO)	$52,000
Mr. Melancon (SVP)	$45,700
Ms. Allen (Former JIB President)	$52,000

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CD&A — VII. ADDITIONAL COMPENSATION INFORMATION

VII. ADDITIONAL COMPENSATION INFORMATION

a. Executive Stock Ownership and Holding Requirements

Our senior vice presidents and higher, including our NEOs, are subject to stock ownership guidelines. The guidelines are intended to assure that these executives maintain a meaningful financial stake in the Company in order to promote a long-term perspective in managing the business, and to align their long-term financial interests with those of our stockholders. Our stock ownership guidelines consist of (1) an ownership requirement set as a multiple of salary and (2) a holding requirement.

1. Stock Ownership Guideline

Position	Minimum Ownership (base salary multiple)
Chairman and CEO	5.0x
Executive Vice President	3.0x
Senior Vice President	1.5x

2. Holding Requirements

Executives are required to hold until termination of service 50% of after-tax net shares resulting from the vesting of RSUs and PSUs.

NEO Stock Ownership

Each year, the Committee reviews our NEOs’ stock ownership relative to their respective requirement, with new executives expected to meet their ownership requirement within five years from the date they became subject to the requirement. Each of our continuing NEOs, except Mr. Melancon, is currently in compliance with (or within the transition period for meeting) the stock ownership guidelines, as of September 30, 2018.

Name	Shares Directly Held	Restricted Stock/ Unvested Shares (1)	Total Shares	Value at 9/30/18 @ $83.83	Stock Ownership Requirement (000s)	Meets Requirement
Mr. Comma (CEO)	59,796	126,227	186,023	$15,594,308	$4,625,000	Yes
Mr. Tucker (CFO)	0	4,486	4,486	$ 376,061	$1,725,000	No (2)
Dr. Blankenship (CSS)	19,360	7,363	26,723	$ 2,240,189	$1,134,000	Yes
Mr. Rudolph (CLO)	28,345	69,784	98,129	$ 8,226,154	$1,575,000	Yes
Mr. Melancon (SVP)	2,686	2,316	5,002	$ 419,318	$ 507,000	No (2)
(1)

This column includes restricted shares and unvested RSUs; and for Mr. Comma, also includes deferred performance vested restricted stock. Unvested PSUs and unvested or unexercised options do not count toward meeting ownership guidelines. Mr. Rebel and Ms. Allen separated from the Company during 2018.

(2)

Mr. Tucker is still within his transition period for compliance with the ownership requirement; Mr. Melancon had previously met his ownership requirement but fell below as a result of a later decrease in the stock price. In accordance with the Company’s practice, Mr. Melancon will not be permitted to sell shares of Company stock unless and until he meets his ownership requirement.

b. Executive Benefits

Our NEOs and other executives receive the same benefits as those generally available to other employees in the Company. Both Company-subsidized and voluntary benefit programs are provided and include medical, dental, vision, life insurance, and disability coverage. Additionally, the Company provides each NEO with an enhanced level of employer-paid term life insurance with a value for each NEO of $770,000.

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CD&A — VII. ADDITIONAL COMPENSATION INFORMATION

c. Retirement Plans

The Company’s retirement plans are designed to provide our employees, including our NEOs and other executives, with some retirement income security. These plans reward for service and provide an additional incentive for our employees to build long-term careers at Jack in the Box.

•

Defined Benefit Pension Plan (“Retirement Plan”). All employees hired before 2011 (including five of our NEOs) are participants in a tax-qualified defined benefit pension plan. This plan was closed to new employees hired on or after January 1, 2011, and “sunset” on December 31, 2015. This means that participants no longer accrue additional benefits based on additional pay and service as of that date. Participants may begin receiving their accrued benefit on or after retirement.

•

Supplemental Executive Retirement Plan (“SERP”). The SERP is unfunded and not qualified for tax purposes. The SERP was established in 1990 to address IRC limitations on pension benefits that could be accrued under our tax-qualified pension plan. Effective January 1, 2007, the SERP was closed to new participants. Three of our NEOs are participants in the SERP.

•

Qualified 401(k) Plan (“401(k) Plan”). The qualified defined contribution plan, the 401(k) Plan, is available to all Company employees, and offers employees who participate in the plan by deferring eligible compensation, a Company matching contribution equal to 100% of the first four percent of compensation deferred, with immediate vesting. Our NEOs became eligible to defer base salary and annual incentive compensation through the 401(k) Plan beginning effective January 1, 2016 (prior to that time, our executive officers and other highly compensated employees were excluded from participating). All of our NEOs participated in the 401(k) Plan during fiscal 2018.

•

Non-Qualified Deferred Compensation Plan (“EDCP”). In light of IRC limits imposed on the 401(k) Plan, we sponsor the EDCP into which our executive officers and other highly compensated employees may also defer up to 50% of their base salary and up to 85% of their annual incentive compensation. In coordination with the 401(k) Plan changes that took effect January 1, 2016, the EDCP Company matching contribution (previously 100% of the first three percent of compensation deferred) was replaced with a “restoration matching contribution.” This means the Company will match up to the full four percent potential matching contribution for participants whose compensation or deferrals to the 401(k) Plan (and related Company matching contributions) are limited due to the IRC limits applicable to the 401(k) Plan. A participant must be employed on the last day of the calendar year to receive the restoration matching contribution, which is then 100% vested. Company matching contributions made prior to January 1, 2016 vested at a rate of 25% per year (such that the match fully vests after completion of four full years of service with the Company). Participants choose from an array of investment options, and their accounts are credited based upon the performance of the investment options. These obligations under the EDCP represent an unsecured claim against the Company. All of our NEOs, except Mr. Tucker, participated in the EDCP during 2018.

•

Enhanced EDCP. Due to the closure of the SERP in 2007, employees hired or promoted into a Corporate Vice President position or above between January 1, 2007 and May 7, 2015 receive a supplemental contribution to their EDCP account of four percent of base salary and annual incentive each year for up to ten years. During fiscal 2018, two of our NEOs, received the enhanced EDCP.

d. Prohibition of Pledging and Hedging Transactions

The Company prohibits directors and Section 16 officers from engaging in certain derivative transactions in Company stock, including:

•	Trading in “puts”, “calls”, or other derivative vehicles involving the Company’s securities (often referred to as hedging transactions);
•	Engaging in zero-cost collars, forward sales contracts or other hedging transactions in Company securities;

•	Holding Company securities in margin accounts; or

•	Pledging Company securities.

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CD&A — VII. ADDITIONAL COMPENSATION INFORMATION

e. Executive Compensation Recovery (“Clawback”) Policy

The Company’s compensation recovery policy provides that in the event Jack in the Box Inc. materially restates all or a portion of its financial statements due to fraud or intentional misconduct, either committed by a Corporate Officer or knowingly permitted by a Corporate Officer, the Committee may take action to recover incentive cash compensation and performance-based equity awards that were based on the achievement of financial results that were subsequently restated. For purposes of this policy, a Corporate Officer is defined as an employee with the title of Corporate Vice President or above, as well as former Corporate Officers who were employed by the Company at the time of any fraud or intentional misconduct.

Executive compensation subject to recovery and/or cancellation may include:

i)	Annual incentive or incentive cash compensation paid to the Corporate Officer, plus a reasonable rate of interest,

ii)	Economic gains realized from the sale of shares awarded under a performance-based equity plan, and

iii)	Restricted stock or units, deferred stock awards or units, and outstanding stock options to the extent vesting of such awards is performance-based.

The Committee has the sole discretion to determine what action to take in the event of a restatement, including soliciting recommendations from the Audit Committee and the full Board and retaining outside advisors to assist in making its determinations. Any actions taken by the Committee would be independent of consequences imposed by law enforcement agencies, regulators or other authorities.

Since November 2015, all PSU grant agreements contain specific terms providing that the award is subject to recoupment in accordance with any clawback policy that the Company adopts pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Act or other applicable law. The Committee will continue to review potential changes to its policies, as appropriate in light of the Dodd-Frank Act final regulations.

f. Termination of Service

None of the 2018 NEOs have (or had during fiscal 2018) employment agreements that provide for benefits upon termination of service, except (a) in the event of a change in control (“CIC”) as described in the “Compensation and Benefits Assurance Agreements” discussion in the next section; and (b) former JIB President Ms. Allen’s 2014 employment offer letter providing for one year’s base pay on termination. In connection with Ms. Allen’s 2018 separation, and the elimination of the JIB President role due to the restructuring of the business following the planned sale of Qdoba, and in exchange for providing a general release of claims, she received the offer letter one year’s pay, and an additional cash payment representing the value of one year of COBRA medical premiums and cancelled equity awards that would have vested in 2018 and 2019. These benefits are described in the SCT and “Potential Payments on Termination of Employment or Change in Control” section.

When an NEO terminates employment with the Company, the NEO will receive amounts according to the specific terms and provisions of each compensation plan or benefit plan in which he or she participates. Such amounts may include:

•	Amounts contributed to and distributed under the Company’s qualified and non-qualified deferred compensation plans (subject to the specific terms and requirements of IRC Section 409A).

•

Under the Company’s equity incentive plan and standard equity agreements, upon a CIC: (a) vesting of PSUs based on actual levels achieved for completed performance periods and target level for incomplete periods, and

(b) accelerated vesting of RSUs and options only upon both a qualified CIC and qualifying termination, as described in the “Compensation & Benefits Assurance Agreements” section below.

•	Amounts accrued and vested in the Company’s pension plans (Retirement Plan for five NEOs; plus the SERP for Dr. Blankenship and Messrs. Rebel and Melancon only).

•	If termination is after the end of the fiscal year but before payment, the annual cash incentive award, subject to the Company’s achievement of performance goals.

If eligible to retire under a Company-sponsored retirement plan, in addition to the above, and consistent with the terms of our standard equity agreement, Corporate Officers (including all NEOs) are entitled to the following:

•	Accelerated vesting of options equal to 5% additional vesting for each full year of service with the Company.

•	In accordance with the vesting schedule of each award, prorated vesting of PSUs; and, full vesting of time-vested RSUs granted in fiscal 2018 and earlier.

•

A prorated annual cash incentive award based on the number of full reporting periods worked in the fiscal year before retirement, subject to the Company’s eligibility requirements and achievement of performance goals.

If an NEO dies while employed by the Company, under the terms of the respective stock award agreements, all outstanding options and stock awards will become 100% vested on the date of his or her death (in the case of PSUs,

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CD&A — VII. ADDITIONAL COMPENSATION INFORMATION

subject to the number of periods completed during the performance period and actual performance achieved).The values of additional potential payments to the NEOs are provided in the section entitled “Potential Payments on Termination of Employment or Change in Control” of this Proxy Statement.

g. Compensation & Benefits Assurance (Change in Control) Agreements

The Committee believes that Compensation & Benefits Assurance Agreements (otherwise known as a Change in Control or “CIC” Agreements) benefit stockholders by providing an important incentive to executive officers to remain focused on running the business in the case of a pending or actual CIC event. Accordingly, each of the NEOs in position at fiscal year-end and six other current officers have a CIC Agreement providing for compensation in the form of a lump sum payment and other benefits in the event of a qualifying termination within 24 months of the effective date of the CIC of the Company (a “double-trigger” agreement). (Mr. Rebel and Ms. Allen’s CIC Agreements terminated upon their separation from the Company in May 2018 and February 2018, respectively.)

In 2009, in line with market practices, the Committee ceased entering into compensatory agreements with executives that obligate the Company to provide tax gross-up payments intended to offset the cost of excise taxes imposed on

“excess parachute payments.” Accordingly, no CIC Agreements with any current executives include gross-up provisions.

The Company’s current form CIC agreement includes a “best after-tax” provision where benefits would be reduced only if doing so would result in a better after-tax economic position for the affected executive. Under this provision, there are no gross-ups payable; the executive is solely responsible for payment of excise taxes and other applicable federal, state, and local income and employment taxes. The Committee plans to continue to monitor the costs and appropriate terms and conditions of CIC Agreements in the future.

A detailed discussion of the provisions of the CIC Agreements and associated monetary values is provided in the sub-section following the compensation tables entitled Compensation & Benefits Assurance Agreements.

h. Tax and Accounting Information

Internal Revenue Code Section 162(m)

The Committee and its Consultant consider the IRC Section 162(m) implications of all compensation decisions for our NEOs and other executives. Section 162(m) places a $1 million limit on the amount of compensation that the Company can deduct in any one taxable year for certain covered employees. Historically, certain performance-based pay has been excluded from this limit. However, the performance-based pay exemption has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to certain covered employees in excess of $1 million per taxable year will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017 (the “Section 162(m) Transition Relief”).

Our compensation programs have generally been designed to provide the largest portion of an executive’s compensation through programs intended to qualify as performance-based compensation under Section 162(m), including our annual performance incentive plan and long-term incentive plan in the form of stock options and performance shares. However, any such compensation will not qualify as performance-based compensation under Section 162(m) unless it qualifies for the Section 162(m) Transition Relief. Furthermore, in many cases, corporate objectives may not have necessarily aligned with the requirements to qualify as performance-based compensation under Section 162(m). Accordingly, the

Committee had (and continues to have) the discretion to grant awards or enter into compensation arrangements under which payments are not deductible under Section 162(m). For example, time-based restricted stock awards do not qualify as performance-based compensation under Section 162(m) and, accordingly, are subject to the $1 million deductibility limit. Despite the Committee’s efforts to structure certain compensation in a manner intended to qualify as performance-based compensation under Section 162(m) and therefore not subject to its deduction limit, no assurance can be given that such compensation in fact will qualify for the Section 162(m) Transition Relief, and therefore, be eligible for exemption from the $1 million deductibility limit. Further, the Committee may modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with our business needs. The Committee will continue to monitor the applicability of Section 162(m) to the Company’s ongoing compensation arrangements.

Internal Revenue Code Section 409A

Under IRC Section 409A, amounts deferred by an employee under a non-qualified deferred compensation plan (such as the SERP and EDCP) may be included in gross income when deferred and be subject to a 20% additional federal tax, unless the plan complies with certain requirements related to the timing of deferral election and distribution decisions.

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CD&A — VII. ADDITIONAL COMPENSATION INFORMATION

The Company administers the SERP and EDCP intending to comply with Section 409A. The Company intends that its stock options are exempt from Section 409A.

Expensing of Stock and Option Awards

The Company accounts for compensation expense associated with stock and option awards in accordance with the Financial Accounting Standards Board (“FASB”)

authoritative guidance on stock compensation, and it uses a Black Scholes valuation model to determine the “fair value” of our stock options at grant. For further details regarding the accounting for the compensation expense associated with stock and option awards, refer to Note 12, Share-Based Employee Compensation in the Company’s 2018 Annual Report on Form 10-K.

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CD&A — VIII. CEO PAY RATIO DISCLOSURE

VIII. CEO PAY RATIO DISCLOSURE

Under SEC rules, we are required to calculate and disclose the ratio of the annual total compensation of Mr. Comma, our CEO, to the annual total compensation of our median employee. This ratio is a reasonable estimate calculated in accordance with applicable SEC rules.

The majority of our employee population consists of hourly part-time restaurant employees, where we provide work schedule flexibility to accommodate each individual’s personal schedule.

To identify the median employee, we used gross base wages and target incentive potential (“total cash compensation”) of all full-time and part-time employees (and did not annualize for employees employed for less than the fiscal year), other than Mr. Comma, who were employed by the Company on September 23, 2018.

For fiscal 2018:

•

Our median employee was identified as a restaurant Team Member who worked an average of 21.4 hours per week. After identifying the median employee, using the same methodology we use for our NEOs as set forth in the Summary Compensation Table for fiscal 2018, the annual total compensation of such employee was $14,968; and

•	The annual total compensation of Mr. Comma, our CEO, as set forth in the Summary Compensation Table for fiscal 2018, was $5,043,921.

Based on this information, for fiscal 2018, the ratio of our CEO’s annual total compensation to our median employee’s annual total compensation was 337:1.

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COMPENSATION COMMITTEE REPORT

COMPENSATION COMMITTEE REPORT

The Jack in the Box Compensation Committee is comprised solely of independent members of the Company’s Board of Directors. The Committee assists the Board in fulfilling its responsibilities regarding compensation matters, and is responsible under its charter for determining the compensation of the Executive Officers. This includes reviewing all components of pay for our CEO and the other NEOs. The Committee reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with its Consultant, with Management and with the Board. Based on this review and discussion, the Committee, on behalf of the Board, has authorized that this Compensation Discussion and Analysis be included in this Proxy Statement for fiscal 2018, which ended on September 30, 2018.

THE COMPENSATION COMMITTEE

John T. Wyatt, Chair

David L. Goebel

Sharon P. John

Madeleine A. Kleiner

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COMPENSATION RISK ANALYSIS

COMPENSATION RISK ANALYSIS

The Committee has engaged in a thorough risk analysis of our compensation plans, programs, policies, and practices for all employees. This includes advice from the Committee’s independent Consultant regarding executive programs, and a detailed report, prepared by a Company Internal Compensation Risk Committee, describing the risk mitigation characteristics of the Company’s annual and long-term incentive programs. For the following reasons, the Committee believes that the design of our compensation programs, the governance of our programs, and our risk oversight process guard against imprudent risk taking that could have a material adverse effect on the Company.

Compensation Program Design Protections

•

Our base pay programs consist of competitive salaries that provide a fixed level of income on a regular basis. This mitigates incentives on the part of our executives and employees to take unnecessary or imprudent risks.

•

The Board approves the Company’s strategic plan, capital budget, and long-term financial and operational plans that serve as the basis for setting short and long-term incentive goals. Goals are intended to drive stockholder value and are set relative to the approved budget, historical and future expected performance, and a reasonable amount of stretch so that they do not encourage imprudent risk taking.

•

Our annual incentive programs provide variable pay opportunities for certain position levels based on achievement of multiple annual performance goals including both financial, operational, and, for some years, strategic goals. Goals are set at reasonable levels and payouts are managed as a percentage of pay.

•	The maximum awards that may be paid to executive officers under the annual and long-term incentive programs are capped, and the Committee retains the discretion to reduce payouts under the plans.

•

The largest amount of executive incentive compensation opportunity is tied to long-term incentive compensation that emphasizes sustained Company performance over time. This reduces incentive for executives and other employees to take risks that might increase short-term compensation at the expense of longer term Company results.

•

Equity awards have multi-year vesting, and RSU and PSU awards for executives have holding requirements until termination of service. This aligns the long-term interests of our NEOs and executives with those of our stockholders, and discourages taking short-term risks at the expense of longer-term performance.

Structural Governance Protections

•

The Committee has adopted a clawback/compensation recovery policy that allows the Committee to take action to recover both cash compensation and performance-based equity awards for all NEOs and executives in the event of a material restatement based on fraud or intentional misconduct.

•	The Company has strong internal controls over the measurement and calculation of performance goals designed to keep them from being susceptible to manipulation.

•	Company policy also:

•

Prohibits directors and executive officers from engaging in hedging transactions involving our stock, which prevents executives from insulating themselves from poor stock performance by betting against our success;

•

Prohibits directors and officers from pledging Company stock or holding Company stock in margin accounts. This reduces the risk that executives might create incentives to focus on short-term performance at the expense of long-term performance; and

•	Has a formal ethics code of conduct and an ethics helpline, and provides ethics training and communications to employees. The ethics program is intended to reinforce a culture of integrity.

•

The Company also has a Compensation Risk Committee that includes functional experts tasked specifically with evaluating potential unintended or unforeseen consequences of our compensation programs and their component parts.

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EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

The Summary Compensation Table (“SCT”) summarizes the total compensation of our NEOs for the fiscal year ended September 30, 2018, and the prior two fiscal years to the extent required under the Securities and Exchange Commission rules.

Summary Compensation Table

Name & Principal Position	Fiscal Year	Salary (1)	Bonus (2)	Stock Awards (3)	Option Awards (4)	Non-Equity Incentive Plan Compensation (5)	Change in Pension Value & NQDC Earnings (6)	All Other Comp (7)	Total
Mr. Comma	2018	$919,711	$0	$2,160,655	$1,197,937	$ 639,175	$ 0	$126,443	$5,043,921
Chairman and CEO	2017	$900,000	$0	$2,796,728	$858,264	$ 78,660	$ 0	$114,281	$4,747,933
	2016	$909,615	$0	$5,963,780	$703,380	$1,506,240	$ 97,294	$260,745	$9,441,054
Mr. Tucker *	2018	$298,558	$0	$370,364	$0	$ 137,536	$ 0	$173,957	$980,415
Executive Vice President,
Chief Financial Officer
Mr. Rebel *	2018	$329,723	$0	$72,557	$0	$ 157,389	$ 0	$89,294	$648,963
Former Executive Vice President,	2017	$564,000	$0	$618,362	$182,381	$ 37,506	$ 687,915	$176,235	$2,266,399
Chief Financial Officer	2016	$573,615	$0	$648,609	$170,813	$ 708,243	$1,620,465	$179,577	$3,901,322
Dr. Blankenship	2018	$376,096	$0	$451,933	$142,170	$ 195,899	$ 0	$74,871	$1,240,969
Executive Vice President,	2017	$369,000	$0	$372,324	$111,566	$ 24,539	$ 273,429	$67,903	$1,218,761
Chief of Staff & Strategy	2016	$375,019	$0	$367,134	$100,483	$ 463,372	$1,273,533	$87,146	$2,666,687
Mr. Rudolph	2018	$522,250	$0	$637,831	$246,991	$ 272,081	$ 0	$139,225	$1,818,378
Executive Vice President,	2017	$512,000	$0	$609,155	$182,381	$ 34,048	$ 2,578	$149,063	$1,489,225
Chief Legal and Risk Officer and Secretary	2016	$520,308	$0	$612,256	$170,813	$ 642,944	$ 64,290	$186,302	$2,196,913
Mr. Melancon*	2018	$336,308	$200,000	$121,771	$67,304	$ 128,457	$ 35,556	$69,798	$959,194
Senior Vice President of
Finance, Controller and Treasurer
Ms. Allen	2018	$188,173	$0	$0	$0	$ 0	$ 0	$1,250,386	$1,438,559
Former JIB President	2017	$515,000	$0	$593,882	$182,381	$ 14,678	$ 0	$94,635	$1,400,576
	2016	$522,596	$0	$489,171	$180,869	$ 644,651	$ 0	$146,770	$1,984,057

*

Effective March 2018, Mr. Tucker succeeded Mr. Rebel as EVP, Chief Financial Officer. Mr. Rebel retired in May 2018 following a two-month transition period. Mr. Melancon was not an NEO in fiscal 2017 or 2016; therefore, in accordance with SEC’s disclosure rules, information regarding his compensation in those fiscal years is not included.

(1)

This column shows the base salary earned during the fiscal year, including any amounts deferred by the NEOs in the Executive Deferred Compensation Plan (EDCP). The amounts for 2016 reflect one additional week of compensation due to the Company’s 53-week fiscal year.

(2)

The column reflects a one-time conditional bonus payment paid to Mr. Melancon in two equal installments during fiscal 2018 for taking on significant additional responsibilities related to the evaluation of Qdoba strategic alternatives, and to assure his continued employment through any potential sale or disposition of the Qdoba business and related transition and restructuring activities.

(3)

This column shows the aggregate grant date fair value of the PSUs and RSUs granted during the applicable fiscal year, in accordance with FASB ASC Topic 718 (“ASC 718”) based on the assumptions and methodologies set forth in the Company’s 2018 Annual Report on Form 10-K (Note 12, Share-Based Employee Compensation). The 2018 amount for Mr. Tucker represents a new-hire grant of 4,486 RSUs in recognition of his forfeiture of equity grants and bonus from his prior employment and to provide him an equity stake in the Company; for Dr. Blankenship, the amount also includes a special one-time award of 2,110 RSUs in recognition of his role as interim Chief Operating Officer (“COO”) while a search for a COO was underway, and for Mr. Rudolph, a special one-time award of 2,215 RSUs in recognition of his critical role in driving the activities that culminated in the sale of Qdoba; each of these RSU awards vest 33% per year over three years on each anniversary of the grant.

The PSU awards cliff vest after three years based on Company performance during a three-fiscal year period. The performance metrics are established at the beginning of the three-year period when the grant is made; the specific performance goals for all or a portion of the award are reviewed and typically set by the Committee (a) for the full three-year performance period at the time of grant for some performance metrics, and (b) for a one-year period at the beginning of each fiscal year for other performance metrics. The amounts for each year include the sum of the grant date fair values under ASC 718 for current year PSU grants and past year PSU grants, for which performance metrics were set in that year, at target values. Assuming the maximum level of performance achievement (150% of target), the PSU total values for each NEO in 2018 are, respectively: Mr. Comma, $1,325,085; Mr. Rebel, $108,836; Dr. Blankenship, $169,641; Mr. Rudolph, $288,282, and Mr. Melancon, $74,837.

(4)

This column shows the grant date fair values of stock options granted during the applicable fiscal year in accordance with ASC 718. The grant date fair values have been determined based on the assumptions and methodologies set forth in the Company’s 2018 Annual Report on Form 10-K (Note 12, Share-Based Employee Compensation).

(5)

This column shows the annual incentive awards earned under the annual incentive plan for executives. Performance achievement is approved by the Committee following the end of the fiscal year. Annual incentive payments are made following Committee approval and reported in the SCT in the fiscal year for which the incentive is earned.

(6)

This column shows the change in the estimated present value of each NEO’s accumulated benefit under (a) the qualified pension plan (the “Retirement Plan”) which was a negative amount for each of the NEO participants so is not reflected in this column, and (b) the Supplemental Executive Retirement Plan (“SERP”) for Mr. Melancon, and which was a negative amount for Mr. Rebel and Dr. Blankenship and is not reflected in this column. The estimates are determined using interest rate and mortality rate assumptions consistent with those used in the

JACK IN THE BOX INC.   ï  2019 PROXY STATEMENT    57

EXECUTIVE COMPENSATION

Company’s financial statements for fiscal years ending September 30, 2018, October 1, 2017, and October 2, 2016. The present value of Mr. Rebel’s benefit under the SERP as of September 30, 2018 is based on his actual retirement date (May 1, 2018) and is reduced to reflect that his benefit will start before normal retirement age. The RP-2014 Mortality Table is used for the Retirement Plan and SERP estimates (the SERP uses a white collar adjustment). Both Plans used the MP-2017 generational scale projected from 2006, modified to use 15 year convergence to an ultimate rate of 0.75%. The amounts reported in this column may fluctuate significantly in a given year based on a number of factors that affect the formula to determine pension benefits, including changes in: (i) salary and annual incentive; (ii) years of service; and, predominantly (iii) the discount rates used in estimating present values, which were 4.37% for the SERP and 4.40% for the Retirement Plan for 2018, 3.80% for the SERP and 3.99% for the Retirement Plan for 2017, and 3.60% for the SERP and 3.85% for the Retirement Plan for 2016. Participating NEOs become vested in the Retirement Plan after five years, and in the SERP after attaining age 55 and completing ten years of service. Both plans have been closed to new participants, and the Retirement Plan was sunset on December 31, 2015. For a detailed discussion of the Company’s pension benefits, see the sections of this Proxy Statement titled “Retirement Plan,” “Supplemental Executive Retirement Plan” and “Pension Benefits Table” and accompanying footnotes. The Company does not provide above-market or preferential earnings on non-qualified deferred compensation.

(7)	Amounts in this column for fiscal 2018 are detailed in the following table:

All Other Compensation Table

	Perquisite Allowance	Deferred Compensation Matching Contribution (a)	Company- Paid Life Insurance Premiums	Other		Total All Other Compensation
Mr. Comma (CEO)	$66,500	$59,943	$ 0	$0		$ 126,443
Mr. Tucker (CFO)	$27,000	$ 0	$114	$146,843	(b)	$ 173,957
Mr. Rebel (former CFO)	$31,000	$ 8,080	$156	$50,058	(c)	$ 89,294
Dr. Blankenship (CSS)	$52,000	$22,427	$444	$0		$ 74,871
Mr. Rudolph (CLO)	$52,000	$33,757	$279	$53,189	(c)	$ 139,225
Mr. Melancon (SVP)	$45,700	$23,609	$489	$0		$ 69,798
Ms. Allen (former JIB President)	$19,000	$ 9,452	$122	$1,221,812	(d)	$1,250,386

(a)  Represents matching contributions under the 401(k) Plan and the restoration matching contribution in the EDCP related to fiscal 2018 compensation. For Mr. Rudolph, this amount includes the enhanced EDCP Company contribution he receives in place of the SERP, as discussed in the “Non-Qualified Deferred Compensation” section below. In November 2017, Mr. Rudolph reached the maximum ten years of Company contributions to the EDCP and ceased receiving the enhanced EDCP Company contribution.

(b)   Represents amounts the Company paid for expenses associated with Mr. Tucker’s relocation to San Diego in fiscal 2018, consisting of $116,770 in relocation expenses and a $30,073 tax gross-up for a portion of expenses, consistent with the Company’s relocation policy and approved by the Compensation Committee.

(c)  With respect to Mr. Rudolph, represents cash dividends paid on December 15, 2017; March 16, 2018; June 11, 2018 and September 5, 2018 for his restricted stock shares being held in an escrow account until his termination or retirement. With respect to Mr. Rebel, represents cash dividends paid on December 15, 2017 and March 16, 2018 for his restricted stock shares held in an escrow account until his termination or retirement, which restricted stock shares were released from the escrow account and delivered to him upon his retirement in May 2018.

(d)   Represents separation benefits paid to Ms. Allen that include (1) a lump sum cash payment of $515,000, equal to one-year of base pay pursuant to her August 2014 employment offer letter, and (2) an additional cash payment of $706,812, representing the value of cancelled equity awards and at her election, a lump sum cash payment in lieu of direct payment of COBRA medical premiums.

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EXECUTIVE COMPENSATION

Grants of Plan-Based Awards

The following table provides information on fiscal 2018 cash and equity incentive awards granted to our NEOs. Cash incentive awards are based on fiscal year performance under our annual incentive plan (“AIP”). Long-term equity incentive compensation includes stock options, time-based restricted stock units, and performance share awards that vest, if at all, upon achievement of performance goals over a three-fiscal year period. The 2018 incentive award terms are further described in CD&A Sections IV (“Elements of Compensation”) and VI (“Fiscal 2018 Compensation”).

	Grant Date (1)	Approval Date	Award Type (2)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (3)			Estimated Future Payouts Under Equity Incentive Plan Awards (4)			All Other Stock Awards: Number of Shares of Stock or Units # (5)	All Other Option Awards: Number of Securities Underlying Options # (6)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($) (7)
Name				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Comma (CEO)	12/20/2017	12/20/2017	PSU 16-18				1,193	2,385	3,578				$235,161
	12/20/2017	12/20/2017	PSU 17-19				1,128	2,256	3,385				$222,474
	12/20/2017	12/20/2017	PSU 18-20				2,159	4,318	6,477				$425,755
	12/20/2017	12/20/2017	RSU							12,954			$1,277,264
	2/26/2018	12/20/2017	Option								64,788	$90.06	$1,197,937
		12/20/2017	AIP	$ —	$925,000	$1,850,000
Mr. Tucker (CFO)	4/02/2018	2/26/2018	RSU-NH							4,486			$370,364
		2/26/2018	AIP	$ —	$199,038	$ 398,077
Mr. Rebel (Former-CFO)	12/20/2017	12/20/2017	PSU 16-18				245	490	735				$48,320
	12/20/2017	12/20/2017	PSU 17-19				123	246	369				$24,237
		12/20/2017	AIP	$ —	$423,000	$ 846,000
Dr. Blankenship (CSS)	12/20/2017	12/20/2017	PSU 16-18				170	341	511				$33,590
	12/20/2017	12/20/2017	PSU 17-19				147	293	440				$28,923
	12/20/2017	12/20/2017	PSU 18-20				257	513	770				$50,582
	12/20/2017	12/20/2017	RSU							1,539			$151,745
	2/27/2018	2/26/2018	RSU-SP							2,110			$187,094
	2/26/2018	12/20/2017	Option								7,689	$90.06	$142,170
		12/20/2017	AIP	$ —	$283,500	$ 567,000
Mr. Rudolph (CLO)	12/20/2017	12/20/2017	PSU 16-18				290	579	869				$57,106
	12/20/2017	12/20/2017	PSU 17-19				240	479	719				$47,262
	12/20/2017	12/20/2017	PSU 18-20				445	891	1,336				$87,820
	12/20/2017	12/20/2017	RSU							2,672			$263,459
	3/23/2018	3/23/2018	RSU-SP							2,215			$182,184
	2/26/2018	12/20/2017	Option								13,358	$90.06	$246,991
		12/20/2017	AIP	$ —	$393,750	$ 787,500
Mr. Melancon (SVP)	12/20/2017	12/20/2017	PSU 16-18				68	136	204				$13,426
	12/20/2017	12/20/2017	PSU 17-19				63	127	190				$12,506
	12/20/2017	12/20/2017	PSU 18-20				122	243	365				$23,960
	12/20/2017	12/20/2017	RSU							729			$71,879
	2/26/2018	12/20/2017	Option								3,640	$90.06	$67,304
		12/20/2017	AIP	$ —	$185,900	$ 371,800
Ms. Allen (Former JIB President)	12/20/2017	12/20/2017	AIP		$386,250	$ 772,500

(1)

All annual grants were approved at the December 2017 Committee meeting, with a grant date of December 20, 2017 for PSUs/RSUs and February 26, 2018 for stock options, the second business day of the Company’s next open trading window, as is the Company’s standard practice. The new hire grant (“RSU-NH”) for Mr. Tucker and special RSU awards (“RSU-SP”) for Dr. Blankenship and Mr. Rudolph were approved by the Committee on the respective dates shown above. In accordance with ASC 718, the “grant date” is shown for the portion of the PSUs awarded in fiscal 2018 that relate to the fiscal 2018 performance period, and the portion of the PSUs awarded in fiscal 2016 and 2017 related to the fiscal 2018 performance period, as further described in Footnote 7 to this table.

(2)	For PSU awards, this column shows the three fiscal years of the PSU performance period.
(3)

This column shows the potential payouts under the fiscal 2018 annual incentive plan (“AIP”), which could have been earned based on performance in fiscal 2018. The threshold payout is zero, target payout represents the amount payable for achieving the target level of performance, and maximum payout is capped at two times target payout. Incentive payouts are prorated between performance levels, and the payout values are calculated using the executive’s annual salary rate as specified at the time performance goals are approved by the Committee. The SCT for fiscal 2018 shows the actual incentive compensation earned by our NEOs for fiscal 2018 performance. Messrs. Rebel and Tucker received prorated incentive payments based on Mr. Rebel’s mid-year retirement and Mr. Tucker’s mid-year start of employment. Ms. Allen, who separated from the Company in February 2018, did not receive an incentive payment.

(4)

This column shows the threshold, target, and maximum potential share payout levels for the PSUs under the Company’s long-term incentive plan for the fiscal 2018-20 PSU award and for the fiscal 2018 performance period of the 2016-18 and 2017-19 PSU awards. The amount for the 2018-20 PSU award represents the fiscal 2018 performance period for one metric only (consolidated systemwide sales) for the reasons explained in Footnote 7. Threshold payout for all of the PSUs reflected above is 50% of target and requires achieving an established minimum performance requirement (there is no payout if performance doesn’t meet the minimum requirement). Maximum payout is 150% of target.

(5)

This column shows the number of RSUs granted on December 20, 2017 that vest 25% per year over four years on each anniversary of the grant date to the executives in position at that time, the new hire grant for Mr. Tucker (RSU-NH), and the special awards for Dr. Blankenship and Mr. Rudolph (RSU-SP) that vest 33% per year over three years on each anniversary of the grant date.

(6)

This column shows the number of stock options granted on February 26, 2018 that vest 33% per year over three years on each anniversary of the grant date. The options expire seven years from the grant date. The exercise price is the closing price of Common Stock on the grant date ($90.06).

JACK IN THE BOX INC.   ï  2019 PROXY STATEMENT    59

EXECUTIVE COMPENSATION

(7)

For stock options, the value represents the grant date fair value computed in accordance with ASC 718, which is a theoretical value at grant using a valuation model that requires the input of assumptions, including the expected volatility of our stock price. As such, the values may not reflect the actual amounts that our NEOs will realize; rather the actual amount realized will depend on the Company’s stock price relative to the exercise price. The values of PSUs and RSUs also represent the grant date fair values, as computed in accordance with ASC 718, based on the closing price of the Company’s Common Stock on the grant date discounted by the present value of the expected dividend stream over the vesting period, as applicable, which for the annual grants was $98.60 for PSUs and $98.60 for RSUs; and, for Mr. Tucker’s new hire RSU grant, $82.56; Dr. Blankenship’s special RSU award, $88.67; and Mr. Rudolph’s special RSU award, $82.25. The grant date fair values of all awards were determined based on the assumptions and methodologies set forth in the Company’s 2018 Annual Report on Form 10-K (Note 12, Share-Based Employee Compensation). PSU awards, which cliff vest after three years, are made annually and vest based on the Company’s performance during the succeeding three-fiscal year period. The performance metrics are established at the beginning of the three- fiscal year period when the grant is made; while the specific performance goals are either set by the Committee (a) at the time of grant (or at a later time) for the full (or remaining) performance period or (b) at the beginning of each fiscal year for that portion of the performance period; in accordance with SEC rules and ASC 718, the values shown on each of the three rows for the PSUs reflect the grant date fair value of the fiscal 2018 performance period (total or portion, as applicable) of the award based on probable outcome (target level performance) of each of the PSU awards.

Outstanding Equity Awards at Fiscal Year-End 2018

The following table provides information on all outstanding option awards and unvested stock awards held by each of the NEOs at the end of fiscal 2018. Ms. Allen is not included in the table because she did not have any outstanding option awards or unvested stock awards at the end of fiscal 2018. Each option grant is shown separately and the vesting schedule is shown as Footnote 1 to the table. The market value of the stock awards is based on the closing price of Jack in the Box Inc. Common Stock as of the last trading day of the fiscal year, September 28, 2018, which was $83.83.

	Option Awards (1)					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number Of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mr. Comma (CEO)	11/24/2015	—	14,455	$ 75.24	11/24/2022	140,345	$11,765,121	13,488	$1,130,699
	11/29/2016	13,675	27,351	$104.95	11/29/2023
	2/26/2018	—	64,788	$ 90.06	2/26/2025
Mr. Tucker (CFO)						4,486	$376,061	—	—
Mr. Rebel	11/25/2014	12,842	—	$ 73.53	11/25/2021	2,500	$209,575	738	$ 61,867
(Former CFO)	11/24/2015	10,531	—	$ 75.24	11/24/2022
	11/29/2016	8,718	—	$104.95	11/29/2023
Dr. Blankenship	11/25/2014	2,335	—	$ 73.53	11/25/2021	9,683	$811,726	1,677	$ 140,583
(CSS)	11/24/2015	4,130	2,065	$ 75.24	11/24/2022
	11/29/2016	1,777	3,556	$104.95	11/29/2023
	2/26/2018	—	7,689	$ 90.06	2/26/2025
Mr. Rudolph (CLO)	11/25/2014	11,171	—	$ 73.53	11/25/2021	73,715	$6,179,528	2,823	$ 236,652
	11/24/2015	7,021	3,510	$ 75.24	11/24/2022
	11/29/2016	2,906	5,812	$104.95	11/29/2023
	2/26/2018	—	13,358	$ 90.06	2/26/2025
Mr. Melancon	11/25/2014	3,113	—	$ 73.53	11/25/2021	3,287	$275,549	758	$ 63,543
(SVP)	11/24/2015	1,652	826	$ 75.24	11/24/2022
	11/29/2016	769	1,538	$104.95	11/29/2023
	2/26/2018	—	3,640	$ 90.06	2/26/2025

(1)	All option awards vest 33% each year for three years from date of grant.
(2)	The amounts in this column are:

(a) unvested restricted stock awards or RSUs granted under the stock ownership program with vesting subject to the executive’s continued employment with the Company, and full vesting ten years from the grant date and issued only upon termination (Mr. Comma, 34,700; and Mr. Rudolph, 58,815);

(b) unvested RSUs that vest (i) for each executive: (A) 20% each year for five years for grants prior to November 2015, and (B) 25% each year for four years for the regular November 2015, November 2016, and December 2017 grants (Mr. Comma, 38,967; Dr. Blankenship, 5,253; Mr. Rudolph, 8,754; and Mr. Melancon, 2,316); (ii) for Mr. Comma’s FY 2016 special retention stock award: 49,560 RSUs that vest 50% four years after the date of grant and the remaining 50% five years after grant; and (iii) for Mr. Tucker’s new hire grant, 4,486 RSUs, and Dr. Blankenship and Mr. Rudolph’s special one-time RSU awards, 2,110 and 2,215 RSUs respectively, that vest 33% each year for three years; and

(c) unvested PSUs for which the performance goals have been met for a completed performance period and that vest upon the third anniversary of the November 2015, November 2016 and December 2017 grant dates, subject to the executive’s continued employment with the Company (Mr. Comma, 17,118; Mr. Rebel, 2,500; Dr. Blankenship, 2,320; Mr. Rudolph, 3,931; and Mr. Melancon, 9719).

(3)

This column shows unvested PSUs granted in November 2015, November 2016 and December 2017 for which the performance achievement was not yet known at fiscal year-end (“FYE”), and that vest upon the third anniversary of each grant date. The share amount is reported at target payout level.

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Option Exercises and Stock Vested in Fiscal 2018

The following table provides information on stock option exercises and shares acquired on the vesting of stock awards by the NEOs during fiscal 2018. Option award value realized is calculated by subtracting the aggregate exercise price of the options exercised from the aggregate fair market value of the shares of Jack in the Box Inc. stock acquired on the date of exercise. Stock award value realized is calculated by multiplying the number of shares shown in the table by the closing price of our stock on the date the stock awards vested.

	Option Awards		Stock Awards (1)
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mr. Comma (CEO)	74,870	$1,241,553	32,188	$3,259,952
Mr. Tucker (CFO)	0	$ 0	0	$ 0
Mr. Rebel (former CFO)	25,263	$ 886,888	78,699	$6,729,176
Dr. Blankenship (CSS)	0	$ 0	5,084	$ 515,152
Mr. Rudolph (CLO)	0	$ 0	8,215	$ 832,550
Mr. Melancon (SVP)	0	$ 0	2,277	$ 230,747
Ms. Allen (former JIB President)	15,217	$ 252,674	6,600	$ 670,068
(1)

The reported number of shares and value realized on vesting includes time-vested RSUs granted in prior years, and the PSUs granted in November 2014 for the performance period fiscal 2015-2017, which vested in November 2017 and resulted in a payout of 118.6% of the target PSU award. For Mr. Rebel, the amount includes 6,459 RSUs that vested upon his retirement in May 2018 with a value of $577,499, although the shares were subject to a six-month delay pursuant to 409A regulations and delivered on November 1, 2018.

Retirement Plan Benefits

The following table provides information on the pension benefits for the NEOs under each of the following pension plans:

Retirement Plan

The Retirement Plan is a Company-funded and tax-qualified retirement plan that was offered to eligible employees hired prior to January 1, 2011 that had reached age 21 and completed one year of service (at least 1,000 hours/year). Five NEOs who were hired prior to 2011 participate in the plan, including former CFO, Mr. Rebel, who retired during 2018. Participants are 100% vested after completing five years (1,000 hours per year) of service. As of December 31, 2015, the Retirement Plan was “sunset” and employees no longer accrue additional benefits based on additional pay and service. The plan provides that a participant retiring at the normal retirement age of 65 will receive benefits based primarily on the formula described below:

(1)

1% of the average of the five highest consecutive calendar years of pay (base salary and annual incentive out of the last ten years of eligible service (referred to as “Final Average Pay”), multiplied by the number of full calendar years and months while an eligible employee.

PLUS

(2)

0.4% of Final Average Pay in excess of Covered Compensation (average of the Social Security taxable wage bases) multiplied by the number of full calendar years and months while an eligible employee (up to a maximum of 35 years).

A participant in the Retirement Plan who has at least ten years of vesting service may elect to begin receiving reduced payments as early as age 55. Note: Prior to 1989, benefits are subject to grandfathered minimum benefit accruals under the previous plan. Retirement plan benefits are (i) not permitted to be paid to participants while actively employed with Jack in the Box Inc. and (ii) typically paid in the form of a monthly annuity unless the present value of the accrued benefit is equal to or less than $20,000 at termination and in such event, may be paid in the form of a lump sum payment.

Supplemental Executive Retirement Plan (SERP)

Effective January 1, 2007, the SERP was closed to new participants. Executives and certain “highly compensated employees” who were hired or promoted into such position prior to January 1, 2007 (including three NEOs) are eligible to participate in the SERP. The SERP, established in 1990, provides for retirement benefits above amounts available under the Company’s Retirement Plan due to IRC limits that restrict benefits available under the Company’s tax-qualified plan. The SERP is unfunded and not qualified for tax purposes.

The SERP provides that a participant retiring at the normal retirement age of 62 will receive a benefit equal to a target replacement income, based on final average pay and service. When combined with other amounts payable under the Company’s tax-qualified pension benefit, and other qualified and non-qualified deferred compensation programs, the target replacement income is up to 60% of Final Average Pay and subject to the following conditions:

•	Under the SERP, Final Average Pay is defined as the average of the five highest calendar years of pay (base salary and annual incentive) out of the last ten years of employment with the Company.

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•	Service is defined as the entire period of employment in calendar years and months while an eligible employee.

•

There is no reduction in the target replacement income (60%) if a participant has 20 or more years of service. For participants with less than 20 years of service, the target replacement income percentage is determined by multiplying the number of years of service times 3%, up to a maximum of 20 years.

•

To receive a retirement benefit under the SERP, a participant must attain the earlier of (i) age 62 or (ii) age 55 with ten years of service while employed at Jack in the Box or while disabled. A participant may begin receiving payments as early as age 55 subject to a reduction in benefits (equal to 5/12 of 1% for each month by which commencement of benefit payments precedes the participant’s attainment of age 62).

•	Benefits under the SERP are only available to retirees as monthly payments and cannot be received in a lump sum.

•	Death benefits are payable if a participant dies while employed.

•	The SERP provides for spousal joint and survivor annuities.

The following table provides information on the actuarial present value of the NEOs’ accumulated pension and SERP benefits as of the end of fiscal 2018 (September 30, 2018), using fiscal 2018 earnings (base salary and annual incentive). The maximum amounts used for the Retirement Plan do not exceed the IRS-prescribed limit applicable to tax-qualified plans ($265,000 for 2015, the year the Retirement Plan was sunset). Present values were calculated using the interest rate and mortality assumptions used in the Company’s financial statements for fiscal year 2018.

Pension Benefits Table

	Plan Name (1)	Number of Years Credited Service (#)	Present Value of Accumulated Benefit at Normal Retirement Age ($) (2)	Payments During Last Year ($)
Mr. Comma (CEO)	Retirement Plan	14	$ 359,581	$ 0
Mr. Tucker (CFO)	None	N/A	N/A	$ 0
Mr. Rebel (former CFO) (3)	Retirement Plan	12	$ 520,320	$ 0
	SERP	14	$6,606,005	$137,215
Dr. Blankenship (CSS)	Retirement Plan	18	$ 667,000	$ 0
	SERP	20	$4,291,444	$ 0
Mr. Rudolph (CLO)	Retirement Plan	8	$ 330,859	$ 0
Mr. Melancon (SVP)	Retirement Plan	10	$ 454,707	$ 0
	SERP	13	$2,562,585	$ 0
Ms. Allen (former JIB President)	None	N/A	N/A	$ 0
(1)

Messrs. Comma, Rudolph, and Melancon and Dr. Blankenship participate in the Retirement Plan; additionally, Mr. Melancon and Dr. Blankenship are the only NEOs who participate in the SERP. Mr. Rebel is a vested participant in both the Retirement Plan and SERP.

(2)

As of the end of fiscal 2018, all four Retirement Plan participants are vested in the Plan, and Dr. Blankenship and Mr. Melancon have met the service and minimum age requirements for vesting in the SERP. The actuarial present value of accumulated benefits under the Retirement Plan and the SERP is based on discount rates of 4.395% and 4.365% respectively, as of September 30, 2018. The RP-2014 Mortality Table is used for both the Retirement Plan and the SERP calculations (the SERP uses a white collar adjustment). Both Plans use the MP-2017 generational scale projected from 2006, modified to use 15 year convergence to an ultimate rate of 0.75%. Participants are assumed to retire at the latest of current age and the plan’s earliest retirement date with unreduced benefits. No pre-retirement mortality, retirement, or termination has been assumed for the present value factors.

(3)

Effective June 1, 2018, Mr. Rebel receives monthly benefits from the SERP, subject to a six-month delay pursuant to 409A regulations; the payment amount represents four months in fiscal 2018, subject to the six-month delay. The present value of Mr. Rebel’s benefit under the SERP as of September 30, 2018 is based on his actual retirement date (May 1, 2018) and is reduced to reflect that his benefit will start before normal retirement age.

Non-Qualified Deferred Compensation

Executive Deferred Compensation Plan (EDCP)

In addition to eligibility to participate in the 401(k) Plan, the NEOs and other highly compensated employees are eligible to defer up to 50% of base salary and up to 85% of annual incentive pay to the EDCP, an unfunded, non-qualified deferred compensation plan, with benefits paid by the Company out of its general assets. The plan is subject to IRC Section 409A for all deferred compensation earned on or after January 1, 2005; deferred compensation earned prior to 2005 is not subject to Section 409A requirements and continues to be governed under the terms of the plan and tax laws in effect on or before

December 31, 2004, as applicable. In conjunction with the 401(k) Plan changes that took effect January 1, 2016, the EDCP Company matching contribution (previously 100% of the first three percent of compensation deferred) was replaced with a “restoration matching contribution.” This means the Company will match up to the full four percent potential matching contribution for participants whose deferrals to the 401(k) Plan (and related Company matching contributions) were limited due to the IRC limits applicable to the 401(k) Plan. A participant must be employed on the last day of the calendar year to receive the restoration matching contribution, which is then 100% vested.

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Company matching contributions made prior to January 1, 2016 vest at a rate of 25% per year (such that the match fully vests after completion of four full years of service with the Company). Participants choose from an array of investment options.

Enhanced EDCP — Beginning January 1, 2007, new Corporate Vice Presidents and above who otherwise would have been eligible for the SERP receive an additional annual Company contribution of 4% of base salary and annual incentive to their EDCP account for up to ten years. The ten-year period during which Mr. Comma and Mr. Rudolph received the additional 4% Company EDCP contribution came to an end in January 2017 and November 2017, respectively, at which time they ceased receiving these contributions. Participants become vested in the supplemental contribution at the rate of 25% per year (such that they are fully vested after completing four full years of service with the Company). The Enhanced EDCP was closed to new participants as of May 7, 2015.

The following table provides information on the contributions, earnings, withdrawals and distributions in the Executive Deferred Compensation Plan during fiscal 2018 and the account balances as of the end of fiscal 2018. As of September 30, 2018, all NEOs who participated in the Enhanced EDCP, except Ms. Allen, are 100% vested in Company contributions.

Non-Qualified Deferred Compensation Plan Table

	Executive Contributions in Fiscal 2018 (1)	Registrant Contributions In Fiscal 2018 (2)	Aggregate Earnings in Fiscal 2018	Aggregate Withdrawals/ Distributions(3)	Aggregate Balance at FYE18 (4)
Mr. Comma (CEO)	$293,845	$59,944	$ 52,304	$ —	$4,117,234
Mr. Tucker (CFO)	$ 0	$ 0	$ 0	$ —	$0
Mr. Rebel (Former CFO)	$ 13,449	$ 8,080	$ 45,005	$ 49,312	$1,350,261
Dr. Blankenship (CSS)	$ 24,682	$22,427	$132,467	$ —	$2,585,271
Mr. Rudolph (CLO)	$ 79,433	$33,757	$102,670	$ —	$1,683,344
Mr. Melancon (SVP)	$ 48,930	$23,609	$ 71,912	$ —	$779,848
Ms. Allen (Former JIB President)	$ 38,724	$ 9,452	$ 36,506	$623,915	$0
(1)	These amounts are also included in the salary and non-equity incentive plan compensation columns in the 2018 row of the SCT.
(2)	These amounts are reported as “All Other Compensation” in the SCT.
(3)	Upon their separation from the Company, Mr. Rebel and Ms. Allen received account distributions in accordance with their previous elections under the EDCP.
(4)

Amounts reported in this column are included in the “Salary” column in the SCT in prior years if the NEO was a named executive officer in previous years. The balance at FYE 2018 reflects the cumulative value of each NEO’s deferrals, match, and investment gains or losses. These FYE amounts do not include contributions or earnings related to the fiscal 2018 annual incentive payment which was paid after the end of fiscal 2018 (but which amounts are included in the executive and registrant contributions columns of this table).

Potential Payments on Termination of Employment or Change in Control

Compensation & Benefits Assurance Agreements (CIC Agreements). The Company provides CIC Agreements because it considers it in the best interest of its stockholders to encourage continued employment of key management in the event of a CIC transaction. These agreements help facilitate successful performance by key executives during an impending CIC, by protecting them against the loss of their positions following a change in the ownership or control of the Company, and ensuring that his or her expectations for long-term incentive compensation arrangements will be fulfilled. Generally, under the agreements, a Company CIC is defined to include:

(i)

the acquisition by any person or group of 50% or more of the outstanding stock or combined voting power of the Company (excluding acquisitions by the fiduciary of the Company benefit plans or certain affiliates);

(ii)	circumstances in which individuals constituting our board of directors generally cease to constitute a majority of the board; and

(iii)	certain stockholder-approved mergers, consolidations, sales of assets or liquidation of the Company.

These CIC Agreements provide certain specified benefits to the executive if, within twenty-four (24) full calendar months following the effective date of a CIC, his or her employment is terminated (“Qualifying Termination”):

(i)	involuntarily other than for cause (which is defined in the agreements and includes acting deliberately and in bad faith or committing fraud), death, or disability, or

(ii)

voluntarily for good reason. Voluntary termination for good reason is generally defined as the executive’s resignation due to: (a) the assignment of the executive to duties or responsibilities inconsistent with his or her status, or a reduction or alteration in the nature or status of his or her duties or responsibilities in effect as of 90 days prior to the CIC event; (b) the acquiring company’s requirement that the executive be based at a location in excess of 50 miles from his or her location immediately prior to a CIC; (c) a material reduction in base salary; (d) a material reduction in the Company’s compensation, health and welfare, retirement benefit plans, or any perquisites, unless an alternative plan is provided of a comparable value; or (e) the Company’s failure to require any successor to assume the CIC Agreement benefits.

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CIC benefits under the CIC Agreements are not provided in the event of terminations by reason of death, disability, voluntary termination without good reason, or the Company’s involuntary termination of the executive’s employment for cause. CIC benefits under the CIC Agreements are also not provided in the event of a CIC when there is not a corresponding Qualifying Termination. In the event of a CIC of the Company and Qualifying Termination of an executive covered under a CIC Agreement as described above, the executive is entitled to the following severance benefits:

1.	A lump sum cash payment equal to his or her accrued but unpaid annual salary and unreimbursed business expenses.

2.	A lump sum cash amount equal to a multiple of the executive’s then-current annual salary, based on his or her position, as follows:

Multiple of Salary
Mr. Comma	3.0x
Messrs. Rebel*, Rudolph and Tucker, Ms. Allen* and Dr. Blankenship	2.5x
Mr. Melancon	1.5x
*Applied	prior to the NEO’s termination.

3.

A lump sum cash incentive award equal to the multiple above times the greater of: (a) the average annual incentive percentage for the last three fiscal years prior to the CIC times annual salary; or (b) the average dollar amount of the annual incentive paid for the last three fiscal years prior to the CIC. If an executive does not have three full years of incentive awards, the Company will apply the target incentive award percentage for each missed year.

4.

Continuation of health insurance coverage at Company expense at the same cost and same coverage level as in effect as of the executive’s Qualifying Termination date (subject to changes in coverage levels applicable to all employees generally) for a specified coverage period as provided below, to run concurrently with any coverage provided under COBRA. If an executive receives health insurance coverage with a subsequent employer prior to the end of 18 months, the continuation of health insurance coverage under the agreement is discontinued.

Coverage Period
Mr. Comma	36 months
Messrs. Rebel*, Rudolph and Tucker, Ms. Allen* and Dr. Blankenship	30 months
Mr. Melancon	18 months
*Applied	prior to the NEO’s termination.

5.	Standard outplacement services at Company expense, from a nationally recognized outplacement firm selected by the executive, for a period of up to one year from the date of Qualifying Termination.

6.	Vesting of unvested restricted stock and RSUs, PSUs, and in-the-money stock options, in accordance with the terms of the applicable award agreement and stock incentive plan.

Since 2014, all options and RSU awards provide that unvested units that continue after a CIC are “double-trigger”, requiring both a CIC and Qualifying Termination for vesting to accelerate. (For grants prior to 2014, and for PSU grants, no Qualifying Termination is required.) Since 2014, the terms of PSU awards provide for accelerated vesting upon a CIC that pays out at actual levels achieved for completed performance periods and at target level for incomplete periods. See Footnote 4 to the following table.

7.

No outstanding CIC agreements provide for any excise tax gross up for excess parachute payments under IRC Section 280G. (Mr. Rebel’s pre-2009, grandfathered agreement had provided for a such a gross-up in certain situations but was terminated upon his separation during 2018.) The remaining NEOs (excluding Ms. Allen whose agreement also terminated upon her separation in 2018) are parties to a CIC agreement, which provides for payment of the greater of: (i) the aggregate parachute payments reduced to the maximum amount that would not subject the executive to relevant excise taxes; or (ii) the aggregate parachute payments, with the executive paying the relevant excise taxes and such other applicable federal, state and local income and employment taxes. Under this “best after tax” provision, the executive is solely responsible for payment of excise taxes and other applicable federal, state, and local income and employment taxes.

Supplemental Executive Retirement Plan. For the three NEOs who are SERP participants, in the event of an involuntary termination (or material diminution in duties or responsibilities or material downward change of title) within 24 months following a CIC, the SERP provides for payment to the participant of the actuarial equivalent of his accrued early retirement benefit unreduced for early commencement, in the form of three annual installments commencing on termination.

Non-Qualified Deferred Compensation. In the event of a CIC, in accordance with the EDCP, a participant shall become 100% vested in any Company contributions without regard to service requirements. Accounts shall be distributed in accordance with the participant’s existing distribution election (on termination of employment or under a scheduled in-service withdrawal).

Termination of Employment Without Change in Control. In the event of a termination not related to a CIC, NEOs will receive amounts under the terms and provisions of the specific plans in which they are a participant, including the Retirement Plan, the SERP and the EDCP.

Dr. Blankenship and Mr. Melancon are the only current NEOs who are SERP participants and eligible to retire under that plan. Messrs. Rudolph, Melancon and Dr. Blankenship are all eligible to retire under the Retirement Plan.

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Potential Payments on Termination of Employment or Change in Control

The following table helps illustrate the potential payments and benefits our current NEOs would be entitled to as of fiscal 2018 year-end: (1) in the event of a termination of employment not related to a CIC, including termination due to death or disability; (2) in the event of a CIC and a Qualifying Termination, and (3) in the event of a CIC without a corresponding termination of employment. All references to “CIC” refer to a “Company CIC” as defined in the Compensation & Benefits Assurance Agreements section. The potential payments assume that the termination and/or

CIC occurred on the last day of fiscal 2018, September 30, 2018, and, where applicable, use the closing price of our Common Stock of $83.83 on September 28, 2018 (the last market trading day in the fiscal year). The actual amounts to which an NEO may be eligible to receive can only be determined at the time of such termination or CIC, and therefore, the actual amounts will vary from the estimated amounts in the table below. (The benefits actually paid to Mr. Rebel and Ms. Allen upon their separations from the Company during 2018 are described following the table.)

	Lump Sum Cash Payment (1)		Annual Incentive (2)	Continuation of Benefits (3)	Equity Incentive and Stock Awards (4)	Pension and SERP Benefits (5)	Total
Mr. Comma (CEO)
Triggering Event
Voluntary/Involuntary Termination	—		—	—	—	$359,581	$359,581
Death	—		—	—	$10,140,214	$359,581	$10,499,795
Disability	—		—	—	$10,016,046	$359,581	$10,375,627
CIC/Qualifying Termination	$2,775,000		$2,268,100	$52,682	$10,986,800	$359,581	$16,442,163
CIC/No Termination	—		—	—	$3,662,725	—	$3,662,725
Mr. Tucker (CFO)
Triggering Event
Voluntary/Involuntary Termination	—		—	—	—	—	$0
Death	—		—	—	$376,061	—	$376,061
Disability	—		—	—	$376,061	—	$376,061
CIC/Qualifying Termination	$1,437,500	(7)	$1,078,125	$45,569	$376,061	—	$376,061
CIC/No Termination	—		—	—	—	—	$2,937,225
Dr. Blankenship (CSS)
Triggering Event
Voluntary/Involuntary Termination	—		—	—	$565,380	$4,958,444	$5,523,824
Death	—		—	—	$565,380	$4,958,444	$5,523,824
Disability	—		—	—	$547,642	$4,958,444	$5,506,086
CIC/Qualifying Termination	$945,000		$579,915	$45,569	$669,144	$5,069,629	$7,309,257
CIC/No Termination	—		—	—	$248,603	—	$248,603
Mr. Rudolph (CLO)
Triggering Event
Voluntary/Involuntary Termination	—		—	—	$2,228,842	$330,859	$2,559,701
Death	—		—	—	$2,228,842	$330,859	$2,559,701
Disability	—		—	—	$2,198,691	$330,859	$2,529,550
CIC/Qualifying Termination	$1,312,500		$805,438	$35,911	$2,405,225	$330,859	$4,889,933
CIC/No Termination	—		—	—	$1,701,081	—	$1,701,081
Mr. Melancon (SVP)
Triggering Event
Voluntary/Involuntary Termination	—		—	—	$249,014	$3,017,292	$3,266,306
Death	—		—	—	$249,014	$3,017,292	$3,266,306
Disability	—		—	—	$241,919	$3,017,292	$3,259,211
CIC/Qualifying Termination	$507,000		$227,981	$31,341	$296,639	$2,466,848	$3,529,809
CIC/No Termination	—		—	—	$112,076	—	$112,076

(1)

Lump Sum Cash Payment (“Cash Payment”): For all NEOs, amounts shown in the table for a CIC/Qualifying Termination reflect a multiple of annual base salary under the CIC Agreement, as described in the Compensation and Benefits Assurance Agreements section (“CIC Section”) above.

(2)	Annual Incentive: Reflects multiple of annual incentive as described in the CIC Section.
(3)

Continuation of Benefits: Reflects benefits continuation as described in the CIC section, including an outplacement fee estimate of $10,000; and 100% vesting of company matching and supplemental contributions to the EDCP.

(4)

Equity Incentive and Stock Awards: The amounts shown in the table reflect only the value of unvested awards and options that would be accelerated upon termination and/or CIC as applicable; they do not include the vested portion of awards and options as of the end of fiscal 2018. For Messrs. Rudolph, Melancon and Dr. Blankenship, the NEOs who were

JACK IN THE BOX INC.   ï  2019 PROXY STATEMENT    65

EXECUTIVE COMPENSATION

retirement eligible at FYE 2018, the value of their unvested equity that would be accelerated on termination (retirement), is shown in the “Voluntary/Involuntary Termination” row. For a CIC, the amounts shown reflect only the amount of acceleration of unvested restricted stock awards and stock units, unvested performance shares, and in-the-money unvested stock options. All references to termination exclude terminations for cause.

a)	Pre-2011 Stock Awards (RSA/RSU under the stock ownership program in place prior to fiscal 2011, for Messrs. Comma and Rudolph only):

(i)

Upon termination not related to a CIC, if eligible to retire under a Company sponsored retirement plan, determination of shares vested is based on a schedule of the greater of: a) 30% of the award vesting three years from the date of grant, and 10% vesting for each year of service thereafter as of the date of retirement; b) such vesting as would have occurred had 10% of the award vested for each year of service with the Company, or c) in such greater amount as may be determined by the Board in its sole discretion.

(ii)

Upon termination not related to a CIC, and not eligible to retire under a Company sponsored retirement plan, determination of shares vested is based on a schedule of 15% vesting on or after three years from the grant date, and 5% vesting for each year of service thereafter as of the termination date.

(iii)	Upon death, disability, or a CIC, these stock awards would vest 100%.

b)	Performance Shares (PSUs):

(i)

Upon termination not related to a CIC, if eligible to retire under a Company sponsored retirement plan or due to death or disability, and the awardee had been continuously employed by the Company as of the last day of the first fiscal year of the performance period, the performance shares would vest on a prorated basis, based on the number of full accounting periods the awardee was continuously employed by the Company during the performance period and to the extent to which performance goals are achieved.

(ii)	Upon termination not related to a CIC (other than as described above), the award would be cancelled.

(iii)

Upon a CIC, PSUs would vest and pay out based on (A) actual achievement for completed fiscal years for which targets have been set and performance results measured and (B) at 100% of target for any incomplete fiscal years for which performance results are not known.

For the accelerated portion of PSUs for which performance was unknown as of the last day of fiscal 2018, the amounts in the table assume that the PSUs will be accelerated based on target performance levels.

c)	Time-vested RSUs:

(i)	Upon termination not related to a CIC, disability, or retirement, the award would be cancelled.

(ii)	Upon death, disability or retirement, the RSUs would vest 100%.

(iii)	Upon a CIC, RSUs awarded prior to 2014 would vest 100%, and RSUs awarded since 2014 would vest only upon a Qualifying Termination, unless not assumed by an acquirer.

d)	Option Awards:

(i)

Upon termination not related to a CIC, and eligible to retire under a Company sponsored retirement plan, determination of shares vested is based on a formula of 5% additional vesting for each year of service with the Company.

(ii)	Upon termination not related to a CIC, and not eligible to retire under a Company sponsored retirement plan, there is no acceleration of option awards.

(iii)	Upon death, options would vest 100%.

(iv)

Upon a CIC, where options are not assumed by the acquiring company, options awarded prior to 2014 would vest 100%, while those awarded since 2014 would vest 100% only upon a Qualifying Termination related to the CIC.

(v)

Vesting upon disability is based on the number of shares which would have been vested as of twelve months following the optionee’s first day of absence from work with the Company, and therefore, for purposes of this table, no additional vesting is applied in the event of a disability.

(5)

Pension and SERP: Annual benefit amounts listed for each NEO are subject to the eligibility and vesting provisions of the Retirement Plan (Messrs. Comma, Rudolph, Melancon and Dr. Blankenship) and the SERP (Dr. Blankenship and Mr. Melancon), which are described above in the sections of this Proxy Statement titled Retirement Plan, Supplemental Executive Retirement Plan and Pension Benefits Table, and accompanying footnotes. All values shown represent present values and are based on the following:

a)

In the event of a voluntary/involuntary termination (for any reason) or death, benefit values are based on accrued benefits as of fiscal year-end payable at normal retirement. Benefit values were calculated as of September 30, 2018, based on a discount rate of 4.395% for the qualified pension plan and 4.365% for the SERP. The RP-2014 Mortality Table is used for both the Retirement Plan and the SERP calculations (the SERP uses a white collar adjustment). Both Plans use the MP-2017 generational scale projected from 2006, modified to use 15 year convergence to an ultimate rate of .75%. Under the SERP, which applies only to Mr. Melancon and Dr. Blankenship, in the event of death, the amount of the survivor benefit would be the greater of one times the participant’s compensation or the actuarial equivalent lump sum present value of the participant’s supplemental retirement benefit. In the event of death while actively employed, the amount of the benefit under the Retirement Plan would be the accrued actuarial equivalent pension benefit as determined on the date of death. Such benefit is not subject to any reduction of benefits.

b)

Disability benefits shown assume an NEO terminates employment with the Company due to disability and remains continuously disabled until reaching normal retirement age. Benefit values are based on accrued benefits as of the NEOs normal retirement age and were calculated as of September 30, 2018 based on a discount rate of 4.395% for the qualified pension plan and 4.365% for the SERP and the RP-2014 Mortality Table as described above.

c)

In the event of an involuntary termination (or material diminution in duties or responsibilities or material downward change of title) within 24 months following a CIC, a participant would become 100% vested in the SERP. Benefit values are based on accrued benefits as of fiscal year-end and were calculated as of September 30, 2018. The SERP values are based on an interest rate of 6.0% and the RP-2000 Mortality Table, projected ten years.

d)

As described in the “Non-Qualified Deferred Compensation Section” above, four of the NEOs received a 3% Company match on their contributions made to the non-qualified deferred compensation (EDCP) prior to January 1, 2016, and an annual restoration match of up to 4% for contributions made after January 1, 2016. In addition, Messrs. Comma and Rudolph, who are not eligible to participate in the SERP, received an additional 4% Company contribution to their EDCP accounts for a maximum of ten years, which ceased in January 2017 for, Mr. Comma and in November 2017 for Mr. Rudolph. As of the end of fiscal 2018, four of the NEOs, except Mr. Tucker who was hired in March 2018, are 100% vested in the Company matching contributions. Accordingly, these amounts are not included here, but are described in the “Non-Qualified Deferred Compensation Section” above.

Former CFO, Mr. Rebel, retired in May 2018. In connection with his separation, under the terms of his equity awards, he received benefits totaling $627,235, consisting of: (1) accelerated vesting of stock options, which would be valued at $49,736, had he exercised them on his separation date based on the difference between the closing price of our Common Stock on that date, May 1, 2018 ($89.41), and the exercise price of the options accelerated; and (2) accelerated vesting of RSUs valued at $577,499, based on the May 1, 2018 closing price of our Common Stock of ($89.41). In addition, as a result of his retirement, Mr. Rebel’s monthly payment distributions of his SERP benefits began (under which the estimated total that could be distributable to him during his lifetime is $6,606,005); and he will receive distribution of his Retirement Plan account in accordance with the

66    JACK IN THE BOX INC.  ï   2019 PROXY STATEMENT

EXECUTIVE COMPENSATION

terms of the plan in the form of an annuity he elects on or before reaching his Normal Retirement age of 65 as described in the “Retirement Plan Benefits” section above. The issuance of RSUs and payment of SERP benefits were subject to a six-month delay pursuant to 409A regulations.

In connection with the separation of former JIB President, Ms. Allen, in February 2018, she received $1,221,812 consisting of: (1) a lump sum cash payment of $515,000, equal to one-year of base pay pursuant to her August 2014 employment offer letter, and (2) an additional cash payment of $706,812, representing the value of cancelled equity awards and a lump sum cash payment in lieu of direct payment of COBRA medical premiums.

JACK IN THE BOX INC.   ï  2019 PROXY STATEMENT    67

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth, as of January 25, 2019 (“the Record Date”), information with respect to beneficial ownership of our Common Stock by (i) each person who we know to beneficially own more than 5% of our Common Stock, (ii) each director and nominee for director of the Company, (iii) each NEO listed in the Summary Compensation Table herein and (iv) all of our directors and executive officers (employed as of the Record Date) of the Company as a group. The address of each director and executive officer shown in the table below is c/o Jack in the Box Inc., 9330 Balboa Avenue, San Diego, CA 92123.

We determined the number of shares of Common Stock beneficially owned by each person under rules promulgated by the SEC, based on information obtained from questionnaires, Company records and filings with the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity had the right to acquire within sixty days of January 25, 2019. All percentages are based on the shares of Common Stock outstanding as of January 25, 2019. Except as noted below, each holder has sole voting and investment power with respect to all shares of Common Stock listed as beneficially owned by that holder.

Security Ownership of Certain Beneficial Owners

Name	Number of Shares of Common Stock Beneficially Owned as of January 25, 2019	Percent of Class
BlackRock Inc. (1)	3,105,778	12.0%
The Vanguard Group Inc. (2)	2,334,262	9.0%
Blue Harbour Group, LP (3)	1,847,547	7.2%
(1)

According to its Form 13F filings as of September 30, 2018, BlackRock Inc. had investment discretion with respect to accounts holding 3,105,778 shares, of which it had sole voting power with respect to 3,038,377 shares and no voting power with respect to 67,401 shares. The address of BlackRock Inc. is 55 East 52nd Street, New York NY 10055.

(2)

According to its Form 13F filings as of September 30, 2018, The Vanguard Group Inc., on behalf of itself and its direct subsidiaries, Vanguard Fiduciary Trust Co, and Vanguard Investments Australia, Ltd., had investment discretion with respect to accounts holding 2,334,262 shares. The Vanguard Group Inc. was the beneficial owner of 2,301,668 shares, of which it had sole voting power with respect to 2,957 shares and no voting power with respect to 2,298,711 shares. Vanguard Fiduciary Trust Co was the beneficial owner of 28,644 shares, of which it had sole voting power. Vanguard Investments Australia, Ltd. was the beneficial owner of 3,950 shares, of which it had shared voting power. The address of The Vanguard Group, Inc. is P.O. Box 2600 Valley Forge, Pennsylvania 19482-2600.

(3)

According to its Schedule 13D filing as of November 9, 2018, Blue Harbour Group, LP had investment discretion with respect to accounts holding 1,847,547 shares, for which it had shared voting power. The address of Blue Harbour Group, LP is 646 Steamboat Road, Greenwich, CT 06830-7137.

68    JACK IN THE BOX INC.  ï   2019 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership Of Directors and Management

Name	Shares (1)	Options Exercisable Within 60 Days (2)	Restricted Shares (3)	Deferred Stock Equivalents / Units (4)	Unvested RSUs (5)	Total Shares Beneficially Owned	Percent of Class (6)
Mr. Comma	72,901	63,401	—	3,000	15,615	154,917	*
Mr. Tucker	—	—	—	—	—	—	*
Mr. Rebel	22,763	32,091	—	—	—	54,854	*
Ms. Allen	7,501	—	—	—	—	7,501	*
Dr. Blankenship	22,486	21,552	—	—	4,593	48,631	*
Mr. Rudolph	33,132	42,218	33,243	—	32,408	141,001	*
Mr. Melancon	3,707	11,477	—	—	1,420	16,604	*
Mr. Goebel	10,524	—	—	6,905	1,000	18,429	*
Ms. John	2,433	—	—	975	1,000	4,408	*
Ms. Kleiner	6,556	—	—	6,668	1,000	14,224	*
Mr. Murphy	669	—	—	62,711	1,000	64,380	*
Mr. Myers	5,843	—	—	11,314	1,000	18,157	*
Mr. Tehle	3,477	—	—	47,151	1,000	51,628	*
Mr. Wyatt	6,044	—	—	9,667	1,000	16,711	*
Ms. Yeung	—	—	—	920	1,000	1,920	*
All Directors and Executive Officers as a Group (19 persons) (7)	190,685	165,510	33,243	149,311	65,723	604,472	2.3%
*	Asterisk in the percent of class column indicates beneficial ownership of less than 1%
(1)

Represents the number of shares of common stock beneficially owned on January 25, 2019, except for the two NEOs who separated from the Company prior to fiscal 2018 year-end, Mr. Rebel and Ms. Allen, whose shares (and options) are as of December 31, 2018, based on information provided to the Company by each departed NEO.

(2)	Represents options that were exercisable on January 25, 2019 and options that become exercisable within 60 days of January 25, 2019.
(3)

Represents restricted stock awards held by Mr. Rudolph, which shares may be voted, but are not available for sale or other disposition until the expiration of vesting restrictions upon his termination of service.

(4)

Represents (a) for Mr. Comma, deferred performance vested restricted stock units, and (b) for directors, (i) Common Stock equivalents attributed to cash compensation deferred under the Director Deferred Compensation Plan and (ii) deferred RSUs and related dividends. (As described in the Director Compensation section of this Proxy Statement, these deferrals are convertible on a one-for-one basis into shares of Common Stock upon a director’s termination of service.)

(5)

Represents (a) for executive officers, RSUs that fully vest upon termination of service and are convertible on a one-for-one basis into shares of Common Stock upon vesting, and (b) for directors, RSUs that fully vest upon the earlier of 12 months from the date of grant or upon termination of service.

(6)

For purposes of computing the percentage of outstanding shares held by each person or group of persons named in the Beneficial Ownership table on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(7)

The number of shares of common stock and percentage ownership shown for “All Directors and Executive Officers as a Group” does not include any shares of common stock beneficially owned by Mr. Rebel or Ms. Allen, because they are not currently serving as executive officers.

JACK IN THE BOX INC.   ï  2019 PROXY STATEMENT    69

OTHER INFORMATION

OTHER INFORMATION

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, each executive officer, each director, and each beneficial owner of more than 10% of the Company’s Common Stock is required to file certain forms with the SEC. A report of beneficial ownership of the Company’s Common Stock on Form 3 is due at the time such person becomes subject to the reporting requirements and a report on Form 4 or Form 5 must be filed to reflect changes thereafter. Based on written statements and copies of forms provided to us by persons subject to the reporting requirements, we believe that all such reports required to be filed by such persons during fiscal 2018 were filed on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

It is the Company’s policy that the Audit Committee approve or ratify transactions involving the Company and its directors, executive officers or principal stockholders or members of their immediate families or entities controlled by any of them or in which they have a substantial ownership interest in which the amount involved exceeds $120,000 and that are otherwise reportable under SEC disclosure rules.

During fiscal year 2018, the Company was not a party to a transaction or series of transactions in which the amount involved did or may exceed $120,000 in which any of its directors, named executive officers or other executive officers, any holder of more than 5% of its Common Stock or any member of the immediate family of any of these persons had or will have a direct or indirect material interest, other than the compensation arrangements (including with respect to equity compensation) described in “Executive Compensation” above.

70    JACK IN THE BOX INC.  ï   2019 PROXY STATEMENT

APPENDIX A

APPENDIX A—RECONCILIATION OF NON-GAAP MEASUREMENTS TO GAAP RESULTS

This Proxy Statement contains information regarding Operating Earnings Per Share, Restaurant Operating Margin, Restaurant-Level EBITDA, and Operating EBIT, which are non-GAAP financial measures. Management believes that these measurements, when viewed with the Company’s results of operations in accordance with GAAP and the accompanying reconciliations in the tables below, provide useful information about operating performance and period-over-period changes, and provide additional information that is useful for evaluating the operating performance of the company’s core business without regard to potential distortions. Additionally, Restaurant Operating Margin and Operating EBIT were used by the Compensation Committee in determining annual incentive targets further discussed in the Proxy Statement.

However, Operating Earnings Per Share, Restaurant Operating Margin, Restaurant-Level EBITDA, and Operating EBIT are not measures of financial performance or liquidity under GAAP and, accordingly, should not be considered as alternatives to earnings from operations, net earnings, or other financial measures prepared in accordance with GAAP. The Company encourages investors to rely upon its GAAP numbers but includes these non-GAAP financial measures as supplemental metrics to assist investors. These non-GAAP financial measures should not be considered as a substitute for, or superior to, financial measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Below is a reconciliation of non-GAAP Restaurant Operating Margin and Restaurant-Level EBITDA to the most directly comparable GAAP measure, earnings from operations (in thousands).

	52 Weeks Ended
	September 30, 2018		October 1, 2017
Earnings from operations (1) — GAAP	$ 231,614		$ 242,053
Other operating expenses, net: (2)
Selling, general and administrative expenses	(106,649)		(120,640)
Impairment and other charges, net	(18,418)		(13,169)
Gains on the sale of company-operated restaurants	46,164		38,034
Total other operating income (expenses), net	$ (78,903)		$ (95,775)
Franchise operations: (2)
Franchise rental revenues	$ 259,047		$ 231,578
Franchise royalties and other	162,585		149,792
Total franchise revenues	421,632		381,370
Franchise occupancy expenses	(158,319)		(140,623)
Franchise support and other costs	(11,593)		(8,811)
Amortization of franchise tenant improvement allowances	862		121
Franchise EBITDA — non-GAAP (3)	252,582	59.9%	232,057	60.8%
Depreciation and amortization (3)	(34,332)	8.1%	(30,860)	8.1%
Amortization of franchise tenant improvement allowances (3)	(862)	0.2%	(121)	—%
Franchise Margin — non-GAAP (2)(3)	$ 217,388	51.6%	$ 201,076	52.7%
Company restaurant operations: (2)
Company restaurant sales	$ 448,058		$ 715,921
Food and packaging (4)	(128,947)	28.8%	(206,653)	28.9%
Payroll and employee benefits (4)	(129,089)	28.8%	(211,611)	29.6%
Occupancy and other (4)	(71,803)	16.0%	(124,367)	17.4%
Restaurant-Level EBITDA — non-GAAP (4)	118,219	26.4%	173,290	24.2%
Depreciation and amortization (4)	(16,458)	3.7%	(29,084)	4.1%
Restaurant Operating Margin — non-GAAP (2)(4)	$ 101,761	22.7%	$ 144,206	20.1%
Depreciation and amortization:
Company restaurant occupancy and other	$ (16,458)		$ (29,084)
Franchise occupancy expenses	(34,332)		(30,860)
Impairment and other charges, net	(235)		(51)
Selling, general and administrative expenses	(8,397)		(7,403)
Total depreciation and amortization	$ (59,422)		$ (67,398)
(1)

Earnings from operations is the sum of total other operating expenses, net, Franchise EBITDA, Restaurant-Level EBITDA, and depreciation and amortization, plus the amortization of franchise tenant improvement allowances.

(2)

Restaurant operating margin and franchise margin do not include an allocation of other operating expenses, such as selling, general and administrative expenses which include the costs of shared service functions such as accounting/finance and human resources, and other unallocated costs such as pension expense and shared-based compensation. As such, restaurant operating margins and franchise margins are not indicative of the overall results of the Company and are considered Non-GAAP financial measures. Restaurant operating margin and franchise margin should be considered a supplement to, not as a substitute for, earnings from operations, net earnings or other financial measures prepared in accordance with US GAAP, or other similarly titled measures of other companies.

(3)	Percentages are calculated based on a percentage of total franchise revenues.
(4)	Percentages are calculated based on a percentage of company restaurant sales.

JACK IN THE BOX INC.   ï  2019 PROXY STATEMENT    A-1

APPENDIX A

Below is a reconciliation of non-GAAP Operating Earnings Per Share to the most directly comparable GAAP measure, diluted earnings per share from continuing operations. Figures may not add due to rounding.

	52 Weeks Ended
	September 30, 2018	October 1, 2017
Diluted earnings per share from continuing operations — GAAP	$ 3.62	$ 4.16
Gains on the sale of company-operated restaurants	(1.16)	(0.78)
Restructuring charges	0.27	0.07
Non-cash impact of the Tax Cuts and Jobs Act	1.13	—
Excess tax benefits from share-based compensation arrangements	(0.07)	—
Operating Earnings Per Share — non-GAAP	$ 3.79	$ 3.46

Below is a reconciliation of non-GAAP Operating EBIT, used for the 2018 Annual Incentives, to the most directly comparable GAAP measure, net earnings (in thousands).

52 Weeks Ended
September 30, 2018
Net earnings — GAAP	$121,371
Losses (earnings) from discontinued operations, net of taxes	(17,032)
Income taxes	81,728
Interest expense, net	45,547
Earnings from operations	231,614
Gains on the sale of company-operated restaurants	(46,164)
Restructuring charges	10,647
Shared services and unallocated costs	74,098
Operating EBIT — non-GAAP	$270,195

A-2    JACK IN THE BOX INC.  ï   2019 PROXY STATEMENT

JACK IN THE BOX INC. 9330 BALBOA AVENUE SAN DIEGO, CALIFORNIA 92123

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

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VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E55016-P15051 KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED.

JACK IN THE BOX INC.
The Board of Directors recommends you vote FOR all 9 nominees listed and FOR proposals 2 and 3.
1.	Election of Directors	For	Against	Abstain
	Nominees:						For	Against	Abstain
	1a. Leonard A. Comma 1b. David L. Goebel 1c. Sharon P. John	☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐	2. 3.	Ratification of the appointment of KPMG LLP as independent registered public accountants. Advisory approval of executive compensation.	☐ ☐	☐ ☐	☐ ☐
	1d. Madeleine A. Kleiner 1e. Michael W. Murphy	☐ ☐	☐ ☐	☐ ☐
	1f. James M. Myers	☐	☐	☐
	1g. David M. Tehle	☐	☐	☐
	1h. John T. Wyatt	☐	☐	☐	NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.
	1i. Vivien M. Yeung	☐	☐	☐

	For address changes and/or comments, please check this box and write them on the back where indicated.			☐

	Please indicate if you plan to attend this meeting.	☐	☐
		Yes	No
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Proxy Statement and the 2018 Annual Report on Form 10-K are available at www.proxyvote.com.

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E55017-P15051

JACK IN THE BOX INC. Annual Meeting of Stockholders March 1, 2019, 8:30 a.m., Pacific Time This proxy is solicited by the Board of Directors

The undersigned hereby appoints Leonard A. Comma and Phillip H. Rudolph, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Jack in the Box Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2019 Annual Meeting of Stockholders of the company to be held March 1, 2019, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF ALL DIRECTORS AND “FOR” PROPOSALS 2 AND 3.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side